AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2002

                           REGISTRATION NO. 333-87134

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 1. TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  I-TRAX, INC.

                   ------------------------------------------
                 (Name of small business issuer in its charter)

        Delaware                    7389                      23-3057155
   (State or other           (Primary Standard            (I.R.S. Employer
   jurisdiction of               Industrial               Identification No.)
   incorporation or           Classification
    organization)               Code Number)

                          ONE LOGAN SQUARE, SUITE 2615
                               130 N. 18TH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 557-7488
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 FRANK A. MARTIN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  I-TRAX, INC.
                  ONE LOGAN SQUARE, SUITE 2615, 130 N. 18TH ST.
                             PHILADELPHIA, PA 19103
                               (215) 557-7488 x110
 -------------------------------------------------------------------------------
      (Name, address and telephone number of agent for service of process)

                                   COPIES TO:

YURI ROZENFELD, ESQ.                      JUSTIN P. KLEIN, ESQ.
GENERAL COUNSEL                           GERALD GUARCINI, ESQ.
I-TRAX, INC.                              BALLARD SPAHR ANDREWS & INGERSOLL, LLP
ONE LOGAN SQUARE, SUITE 2615              1735 MARKET STREET, 51ST FLOOR
130 N. 18TH ST.                           PHILADELPHIA, PA  19103
PHILADELPHIA, PA  19103                   (215) 665-8500
(215) 557-7488 x116

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      The information in this prospectus is not complete and may be changed without notice. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 11, 2002


                                   PROSPECTUS

                                  I-TRAX, INC.

                                    5,547,692

                                    SHARES OF

                                  COMMON STOCK

      This prospectus may be used only in connection with the following resales of our common stock:


      o up to 3,000,000 shares may be offered and sold, from time to time, by Palladin Opportunity Fund LLC, which will originally receive these shares upon conversion of the $2,000,000 principal amount of our 6% Convertible Senior Debenture;

      o up to 2,307,692 shares may be offered and sold, from time to time, by Palladin, which will originally receive these shares upon the exercise of a Warrant to Purchase Common Stock;


      o 40,000 shares may be offered and sold, from time to time, by JG Capital, Inc.; and


      o 200,000 shares may be offered and sold, from time to time, by JG Capital, which will originally receive these shares upon the exercise of a Warrant to Purchase Common Stock.

      We refer to Palladin and JG Capital, which may offer and sell shares of our common stock under this prospectus, as "Selling Security Holders."


      We will not receive any proceeds from the sale of shares by the Selling Security Holders.


      Our common stock currently trades on the OTC Bulletin Board under the symbol "IMTX." The last reported selling price of our common stock on July 3, 2002 was $.83.

      Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 11 of this prospectus.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is July __, 2002

                                          TABLE OF CONTENTS
Prospectus Summary.................................................................................5
Selected Historical Financial Data.................................................................7
Unaudited Pro Forma Financial Statements...........................................................9
Risk Factors......................................................................................11
Statement Regarding Forward-Looking Information...................................................18
Use Of Proceeds...................................................................................18
Selling Security Holders..........................................................................18
Plan Of Distribution..............................................................................20
Directors And Executive Officers..................................................................21
Stock Ownership Of Certain Beneficial Owners And Management.......................................24
Description Of Capital Stock......................................................................26
Disclosure Of Commission Position On Indemnification  For Securities Act Liabilities..............27
Business .........................................................................................28
Management's Discussion And Analysis Of Financial Condition And Results Of Operations.............41
Certain Relationships And Related Party Transactions..............................................49
Market For Common Equity And Related Stockholder Matters..........................................53
Executive Compensation............................................................................53
Legal Opinion.....................................................................................59
Experts  .........................................................................................59
Where You Can Find More Information...............................................................59
Financial Information............................................................................F-1

                               PROSPECTUS SUMMARY

         The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

Our Company

         I-trax has historically developed enterprise and client server applications for collecting disease-specific data at the point of care for several large hospitals and medical centers. In 2001, we expanded our product lines by developing additional software applications, adding services, and completing several strategic acquisitions. We now offer total population health management solutions. Our mission is to combine real-time Internet-based software technology and targeted personal interventions by healthcare professionals to improve the quality of care, increase patient satisfaction, improve clinical outcomes, reduce practice variances, improve operating efficiencies and lower medical costs.


         Our products range from stand-alone software applications to total health management solutions. Our stand-alone software applications assist physicians, patients and the entire healthcare community in assessing, preventing and managing all stages of disease and wellness. Currently, our stand-alone software applications include four clinical applications:
AsthmaWatch(R), an asthma tracking tool, Health-e-Coordinator(TM), a disease management tool, C-trax(TM), a cardiovascular point-of-care tool, and eImmune(R), an immunization management system; and two web portals:
MyFamilyMD(TM) for consumers and CarePrime(TM) for physicians. We license our software applications as client-managed integrated applications or by serving as an application service provider from our secure web hosting facility.

         Our population health management solutions assist public health agencies, hospitals, health plans, self-insured employers, and colleges and universities to manage the healthcare of their populations by outsourcing these services through I-trax. We deliver these service solutions by integrating Health-e-Coordinator(TM) disease management tool, our web portals Care Prime(TM) and MyFamilyMD(TM) and our patient contact center staffed by skilled nurses and other healthcare professionals 24 hours per day, 7 days per week. Our service solutions are flexible and adaptable. Without significant modifications to our software applications, our solutions address the specific needs of several segments of the healthcare industry, including, as examples, university and college student health plans, indigent care coordination and disease management initiatives and disease management of acutely ill patient with co-morbidities.

         Our principal executive offices are located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488 and our fax number is (215) 557-7820. We maintain a web site located at http://www.i-trax.com. Information contained on our web site is not part of this prospectus.


         WellComm Acquisition

         On February 6, 2002, we acquired WellComm Group, Inc. WellComm is a healthcare services company that offers a broad array of expertise including a nurse contact center specializing in disease management, triage, health information survey, and research services for the healthcare industry.


         The WellComm acquisition was a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm, John Blazek and Carol Rehtmeyer, Ph.D. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into I-trax, in which merger I-trax continued as the surviving corporation.

         At  the  closing  of  this   merger,   we  delivered  to  the  WellComm
stockholders $2,000,000 in cash and 7,440,000 shares of our common stock and to each of Dr. Rehtmeyer and Jane Ludwig, both senior officers of

WellComm prior to this merger, options to acquire 280,000 shares of our common stock at an exercise price of $0.001 per share. We also agreed to deliver to the WellComm stockholders additional contingent merger consideration either in cash or, at the election of John Blazek as a representative of the WellComm stockholders, in shares of our common stock. The additional contingent merger consideration will be equal to 10% of revenues that may be generated by sales of new services to an existing WellComm client during a 12-month period beginning on the date such new services begin to be delivered. The new services, however, must commence by February 5, 2003, but have not been commenced as of April 17, 2002. If the additional contingent merger consideration is paid in shares of our common stock, the shares will valued at the lesser of $1.23 per share and the average of the closing price of our common stock for 20 consecutive trading days ending on the day prior to the day a contingent merger consideration payment is due. Any additional shares distributed will be recognized as compensation expense in the period earned.


         After the merger, Mr. Blazek and Dr. Rehtmeyer joined us as Members of our Office of the President and Ms. Ludwig joined us as a Vice President pursuant to employment agreements with I-trax Health Management Solutions, Inc. ("Health Management"), our wholly owned operating subsidiary. In addition, Mr. Blazek and Dr. Rehtmeyer were elected to our Board of Directors.


         We granted to the WellComm stockholders the following registration rights under the Securities Act of 1933, as amended, with respect to the shares of our common stock issued in the merger: (a) two demand registration rights exercisable after February 5, 2005; and (b) unlimited "piggy back" registration rights (subject to underwriter cut back) in the event we register our common stock for our own account.

The Offering


         We funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 ("Debenture") to Palladin, Selling Security Holder, pursuant to a Purchase Agreement dated as of February 4, 2002 between I-trax and Palladin. Pursuant to the Purchase Agreement, we also issued Palladin a warrant to purchase an aggregate of up to 1,538,461 shares of our common stock at an exercise price of $1.10 per share (the "Warrant"). The outstanding principal and any capitalized interest under Palladin's debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any capitalized interest may be converted at any time at the election of Palladin into our common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the dates that are 12 months and 18 months after the issue date (each such date, a "Reset Date"). On each Reset Date, the conversion price will only be reduced if the closing bid price for our common stock, averaged during a period of 20 consecutive trading days ending on the date that immediately precedes the applicable reset date, is less than the then applicable conversion price, in which case, the reset conversion price will be equal to the new average.


         Under a related registration rights agreement, we also agreed to register all of the shares of our common stock underlying the debenture and the warrant. This prospectus is part of a registration statement we filed to fulfill our commitment to Palladin in the registration rights agreement.

         Under the Purchase Agreement, Palladin also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and received an additional warrant to purchase an aggregate of up to 769,230 shares of our common stock. The terms of the optional debenture and warrant will be substantially similar to those of the now outstanding debenture and warrant.

         Josephberg Grosz & Co., Inc. helped us close the Palladin financing. In exchange for their services, we issued to JG Capital, Inc., an affiliate of Josephberg Grosz, 40,000 shares of our common stock and a warrant to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share.

Number of shares of common stock outstanding
prior to this offering                              46,625,522


Common stock offered by Selling Security
Holders                                             5,547,692


Use of Proceeds                                     We  will  not   receive  any
                                                    proceeds  from  the  sale of
                                                    the  shares  of  our  common
                                                    stock   offered  under  this
                                                    prospectus.  We may  receive
                                                    proceeds  from the  exercise
                                                    of  warrants  by the Selling
                                                    Security  Holders if they do
                                                    not   use   the    warrants'
                                                    "cashless exercise" feature.

Plan of Distribution                                The Selling Security Holders
                                                    may sell our common stock in
                                                    the   open   market   or  in
                                                    privately         negotiated
                                                    transactions  and  at  fixed
                                                    prices or negotiated prices.

Risk Factors                                        There are  substantial  risk
                                                    factors      involved     in
                                                    investing   in  our   common
                                                    stock.  For a discussion  of
                                                    certain  factors  you should
                                                    consider    before    buying
                                                    shares of our common  stock,
                                                    see  the  section   entitled
                                                    "Risk Factors."

OTC Bulletin Board Symbol                           "IMTX"

                       SELECTED HISTORICAL FINANCIAL DATA


         The following financial information as of December 31, 2001 and for the years ended December 31, 2001 and 2000 is derived from our audited financial statements and as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 is derived from our unaudited financial statements, all contained herein. This information should be read in conjunction with the more detailed financial statements (including accompanying notes) appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.



                          Statement of Operations Data

                                                                                  Three months
                                              Year ended         Year ended           ended          Three months
                                             December 31,       December 31,     March 31, 2002         ended
                                                 2001               2000              (a)           March 31, 2001
                                           -----------------  ----------------- -----------------  -----------------

Revenue                                         $   613,070        $   260,645       $   406,357        $   189,940
Total operating expenses                         13,057,144          6,511,923         2,173,926          3,659,380
Operating loss                                  (12,444,074)        (6,251,278)       (1,767,569)        (3,469,440)
Total other income (expenses)                    (1,915,358)          (164,206)       (1,207,229)          (247,785)
Loss before provision for income taxes          (14,359,432)        (6,415,484)       (2,974,798)        (3,717,225)
Net loss                                      $ (14,359,432)      $ (6,415,484)     $ (2,974,798)      $ (3,717,225)
                                           ================   ================  ================   ================
Adjusted net loss (b)                         $ (13,718,581)      $ (6,415,484)     $ (2,974,798)      $ (3,614,925)
                                           ================   ================  ================   ================
Basic and diluted loss per common share                (.54)              (.36)             (.07)              (.17)
                                           ================   ================  ================   ================
Effect of pro forma adjustment                          .03                N/A               N/A                .01
                                           ================   ================  ================   ================
Adjusted net loss per common share (b)                 (.51)              (.36)             (.07)              (.16)
                                           ================   ================  ================   ================
Weighted average number of shares
outstanding                                      26,457,013         18,037,879        41,595,896         21,429,040
                                           ================   ================  ================   ================

(a)      Includes the acquisition of WellComm effective January 31, 2002.


                                      -7-


(b) Effective January 1, 2002, I-trax adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses accounting for goodwill and intangible assets subsequent to their acquisition. This statement eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 was effective for fiscal years beginning after December 15, 2001. I-trax has prepared preliminary transition impairment analysis as required by SFAS No. 142 and it does not appear that an impairment of recorded goodwill exists. I-trax ceased amortizing goodwill on January 1, 2002 and the following table reflects the adjusted net loss and net loss per share to exclude goodwill amortization for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001.

                                              Year ended         Year ended       Three months       Three months
                                             December 31,       December 31,         ended              ended
                                                 2001               2000         March 31, 2002     March 31, 2001
                                           -----------------  ----------------- -----------------  -----------------

Reported net loss                              $(14,359,432)     $  (6,415,484)    $  (2,974,798)     $  (3,717,225)
Add back goodwill amortization                      640,851                N/A               N/A            102,300
Adjusted net loss                               (13,718,581)        (6,415,484)       (2,974,798)        (3,614,925)


                               Balance Sheet Data

                                                                          December 31,       March 31,
                                                                              2001            2002 (a)
                                                                         --------------   --------------

         Cash                                                              $ 1,029,208       $  754,902
         Office equipment and furniture, net                                   279,635          513,024
         Goodwill, net                                                       2,224,726        9,536,001
         Intangible assets, net                                                               4,788,421
         Debt issuance costs, net                                                               400,226
         Total assets                                                        3,774,062       16,701,064
         Total current liabilities                                           1,827,668        2,153,362
         Total liabilities                                                   2,195,896        3,676,236
         Total stockholders' equity                                          1,578,166       13,024,828

(a)      Includes the acquisition of WellComm effective January 31, 2002.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


         The pro forma statements of operations for the year ended December 31, 2001 and for the three months ended March 31, 2002 below set forth the unaudited pro forma statement of operations, giving effect to the issuance of the $2,000,000, 6% debenture, the incurrence of debt issuance costs and the acquisition of WellComm as though the transactions had occurred on January 1, 2001.

         For purposes of the following pro forma financial statements, the valuation and allocation of the purchase price we paid for WellComm is preliminary since a final allocation of the purchase price is not yet complete. We intend to obtain a final valuation of the assets acquired and liabilities assumed and the allocation of a portion of the purchase price before December 31, 2002.


                  Pro Forma Statement of Operations (Unaudited)
                        For Year Ended December 31, 2001

                                                           WellComm       Adj.       Pro Forma       Pro Forma
                                         I-trax, Inc.     Group, Inc.     Ref.      Adjustments       Balances
                                         --------------  -------------- ---------- --------------- ---------------

Revenue                                    $   613,070    $  5,287,702                               $  5,900,772
                                         --------------  --------------                            ---------------

Operating expenses:
     Cost of revenue                            99,584       2,510,279                                  2,609,863
     General and administrative              1,711,430         597,265                                  2,308,695
     Salary and related benefits             6,996,108       1,771,183                                  8,767,291
     Research and development                  818,176              --                                    818,176
     Acquired in progress research and
       development                           1,642,860              --                                  1,642,860
     Depreciation and amortization             799,014          74,406      A           1,442,857       2,316,277
     Marketing and advertising                 989,972           4,912                                    994,884
                                         --------------  --------------            --------------- ---------------
Total operating expenses                    13,057,144       4,958,045                  1,442,857      19,458,046
                                         --------------  --------------            --------------- ---------------

Operating (loss) Income                    (12,444,074)        329,657                 (1,442,857)    (13,557,274)
                                         --------------  --------------            --------------- ---------------

Other income (expenses):
     Debt issuance and conversion costs     (1,424,688)             --      B            (143,305)     (1,567,993)
     Interest income                            33,962           9,896                                     43,858
     Interest expense                         (524,632)        (12,394)     C            (484,100)     (2,172,926)
                                                                            D            (120,000)
                                                                            E          (1,031,800)
                                         --------------  --------------            --------------- ---------------
Total other income (expenses)               (1,915,358)         (2,498)                (1,779,205)     (3,697,061)
                                         --------------  --------------            --------------- ---------------


(Loss) Income before provision for
   income taxes                            (14,359,432)        327,159                 (3,222,062)    (17,254,335)
                                         --------------  --------------            --------------- ---------------

Provision for income taxes                          --         130,600                         --         130,600
                                         --------------  --------------            --------------- ---------------

Net (loss) Income                        $(14,359,432 )    $   196,559               $ (3,222,062)   $(17,384,935)
                                         ==============  ==============            =============== ===============

Earnings per share:
Basic and diluted                            $    (.54)                                                $     (.51)
                                         ==============                                            ===============
Weighted average common shares              26,457,013                      F           7,471,000      33,928,013
   outstanding

A To recognize amortization of intangibles over their estimated lives ranging from three to four years.

B To amortize the debt issuance costs over the life of the debenture of two years.

C To amortize to interest expense the value assigned to the 1,538,461 warrants granted over a two-year period.

D     To record 6% interest on the $2,000,000 debenture for the year.


                                      -9-


E To recognize the beneficial conversion charge as the 6% convertible debenture is convertible immediately.

F To reflect the issuance of 7,440,000 shares of our common stock in connection with the WellComm acquisition and the issuance of 31,000 shares in connection with the debenture.


                  Pro Forma Statement of Operations (Unaudited)
                      For Three Months Ended March 31, 2002

                                                   I-trax, Inc.
                                                        and
                                                   Subsidiaries      Adj.       Pro Forma      Pro Forma
                                                   (Actual) (1)      Ref.      Adjustments     Balances
                                                   --------------  ---------  -------------- --------------

       Revenue                                        $  406,357                                $  406,357
                                                   --------------                            --------------

       Operating expenses:
            Cost of revenue                              262,165                                   262,165
            General and administrative                 1,401,818                                 1,401,818
            Research and development                     119,500                                   119,500
            Depreciation and amortization                219,987      A             120,238        340,225
            Marketing and advertising                    170,456                                   170,456
                                                   --------------             -------------- --------------
       Total operating expenses                        2,173,926                    120,238      2,294,164
                                                   --------------             -------------- --------------

       Operating loss                                 (1,767,569)                  (120,238)    (1,887,807)
                                                   --------------             -------------- --------------

       Other income (expenses):
            Debt issuance and conversion costs           (36,384)     B             (11,942)       (48,326)
            Interest expense                          (1,170,845)     C             (40,341)    (1,221,186)
                                                                      D             (10,000)
                                                   --------------             -------------- --------------
       Total other income (expenses)                  (1,207,229)                   (62,283)    (1,269,512)
                                                   --------------             -------------- --------------


       (Loss) Income before provision for income      (2,974,798)                  (182,521)    (3,157,319)
       taxes
                                                   --------------             -------------- --------------

       Provision for income taxes                             --                                        --
                                                   --------------             -------------- --------------

       Net (loss) Income                            $ (2,974,798)               $  (182,521)  $ (3,157,319)
                                                   ==============             ============== ==============

       Earnings per share:
       Basic and diluted                              $     (.07)                               $     (.07)
                                                   ==============                            ==============
       Weighted average common shares outstanding     41,595,896      E           2,490,000     44,085,896

Footnotes to Pro Forma Statement of Operations

(1) Includes the acquisition of WellComm effective February 1, 2002 and the issuance of debt effective February 4, 2002.

A To recognize amortization of intangibles over their estimated lives ranging from three to four years for the month of January 2002.

B     To amortize the debt issuance costs for the month of January 2002.

C To amortize to interest expense for the month of January 2002 for the value assigned to the 1,538,461 warrants granted over a two-year period.

D To record interest expense for the month of January 2002 on the $2,000,000 debenture due within two years.

E To reflect the weighted average number of shares outstanding issued in connection with the acquisition for the month of January 2002.

                                  RISK FACTORS


         In addition to other information in this prospectus, you should carefully consider the following risks and the other information in evaluating I-trax and its business. Our business, financial condition and results of operations could be materially and adversely affected by each of these risks. Such an adverse effect could cause the market price of our common stock to decline, and you could lose all or part of your investment.


Risk Related to I-trax


         We May Not Be Able to Raise Necessary Capital to Continue as a Going Concern

         Additional funds are required to complete our planned product development efforts, to expand our sales and marketing activities, and to cover cash shortfalls until our current and projected pipeline materializes. At present, we have funds to cover our operating expenses. However, we will probably need additional funds in the future. We are continuously seeking out investors who will provide additional funds, but there is no assurance that we will succeed in obtaining sufficient amounts of capital. In addition, we have incurred losses from operations. Although we have stockholders' equity of approximately $1.6 million as of December 31, 2001, our expenses continue to exceed our sales there is substantial doubt that we will be able to continue as a going concern.


         Our future operating requirements and the adequacy of available funds will depend on numerous factors, including:

         o successful commercialization of our existing services and products,

         o        progress in our product development efforts,

         o the growth and success of effective sales and marketing activities, and

         o the cost of filing, prosecuting, defending and enforcing intellectual property rights.


         We will have to obtain such funds through an equity or debt financing, strategic alliances with corporate partners and others, or through other sources. We do not have any committed sources of additional financing, and we cannot provide assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may have to delay, scale-back or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others. Moreover, if we continue to have operating losses and are unable to obtain capital to cover them, we may be unable to remain in business. These results, in turn, could cause the relinquishment of our rights to certain of our technologies, products or potential markets, dilution of your ownership in our business, or our loss of what we believe is a current competitive advantage in the technology-enabled population health management field. Therefore, if we are unable to obtain adequate funds, our business, financial condition and results of operations may be adversely affected.

         We Have a History of Operating Losses, Anticipate Continued Operating Losses for the Next 12 Months and Therefore May Eventually Be Unable to Continue Our Operations


         We have used substantial cash to fund our operating losses, and we have never earned a profit. Through December 31, 2001, we have used approximately $10 million of cash to fund our operating activities. Moreover, we expect to use additional cash to fund our operating losses for the reasonably foreseeable future. Our ability to achieve profitability will depend, in part, on:


         o        the   commercial   success  of  our   service   and   software
                  applications;


         o successful deployment and retention of our services and software applications by our customers; and

         o        our sales and marketing activities.


         The success of our business model depends on attracting customers, such as public health agencies, hospitals, health plans, self-insured employers, and colleges and universities, to our population health management solutions.
Although we believe that this business model will be successful, we cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. There is substantial uncertainty as to our ability to continue as a going concern due to our historical negative cash flow and because we may not have access to sufficient capital to meet our projected operating needs for at least the next twelve months.


         The Segment of the Healthcare Industry in Which We Operate Is Relatively New and Our Sales Cycle Is Long and Complex




         The disease and population health management business, though growing rapidly, is a relatively new segment of the overall healthcare industry and has many entrants. Many companies use the generic label of "disease management" to characterize activities ranging from the sale of medical supplies and drugs to services aimed at managing demand for healthcare services. Because this segment of the industry is relatively new, potential purchasers take a long time to evaluate and purchase such services, lengthening our sales cycle. Further, the sales and implementation process for our services and software applications is lengthy, involves a significant technical evaluation and requires our customers to commit a great deal of time and money. Finally, the sale and implementation of our solutions are subject to delays due to our customers' internal budgets and procedures for approving large capital expenditures and deploying new services and software applications within their organizations. The sales cycle for our solutions, therefore, is unpredictable and has generally ranged from three to 24 months from initial contact to contract signing. The time it takes to implement our solutions is also difficult to predict and has lasted as long as 18 months from contract execution to the commencement of live operation. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating the contract and implementing the solution without receiving any related revenue.


         Our Limited Operating Experience May Cause Us to Misjudge the Segment of the Healthcare Industry in Which We Are Operating


         We have only recently begun to design, build and offer technology enabled population health management solutions. Our enterprise software applications have been operational for less than three years, our web-based solutions have been operational for less than one year, and we have just begun to offer technology enabled population health management solutions. Accordingly, we have a limited operating history in our business. Furthermore, we are also facing other risks and challenges, including a lack of meaningful historical financial data upon which to plan future budgets, increasing competition, the need to develop strategic relationships, and other risks described below. We cannot guarantee that we will be able successfully to implement our business model. An investor in our common stock must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. As a result of the absence of meaningful history and experience in our business, we may easily misjudge the nature or size of our perceived markets, or the amount of work or capital necessary to complete our pending products or to implement our business plan.

         We May Be Unable to Implement Our Business Strategy to Deploy Our Products Effectively and Attract Customers

         Although we believe that there is significant demand for our services and products in the overall healthcare market, there are many reasons why we may be unable to execute our business strategy, including our possible inability to:


         o deploy our services and software applications on a large scale;

         o attract a sufficiently large number of public health agencies, hospitals, health plans, self-insured employers and colleges and universities to subscribe for our services and software applications;

         o        increase awareness of our brand;

         o        strengthen user loyalty;

         o        develop and improve our services and software applications;

         o continue to develop and upgrade our services and software applications; and

         o        attract, retain and motivate qualified personnel.


         The Healthcare Industry Is Subject to Cost Pressures

         The healthcare industry is currently under pressure by governmental and private-sector revenue sources to cut spiraling costs. These pressures will continue and possibly intensify. Although we believe that our services and software applications assist public health agencies, hospitals, health plans and self-insured employers to control the high costs associated with the treatment of chronic diseases, the pressures to reduce costs immediately may hinder our ability (or the length of time we require) to obtain new contracts. In addition, the focus on cost reduction may pressure our customers to restructure contracts and reduce our fees.

         Government Regulation Could Adversely Affect Our Business

         Many of our existing and potential clients are subject to considerable state and federal government regulation. Many of these regulations are vaguely written and subject to differing interpretations that may, in certain cases, result in unintended consequences that may affect our ability to effectively deliver our services. Regulatory and legislative efforts currently focus on the confidentiality of patient identifiable medical information, as evidenced by such legislation as the Health Insurance Portability and Accountability Act of 1996 (or "HIPAA"). While we believe that our ability to obtain patient identifiable medical information for disease management purposes from certain of our clients is protected in recently released federal regulations governing medical record confidentiality, state legislation or regulations will preempt federal legislation if it is more restrictive. Accordingly, new federal or state legislation or regulations restricting the availability of this information to us or leaving uncertain whether disease management is an allowable use of patient identifiable medical information would have a material negative effect on us.





         Although we are not directly subject to many of the regulations governing healthcare delivery, our clients, such as public health agencies, hospitals, health plans, and self-insured employers, must comply with regulations including the licensing and reimbursement requirements of federal, state and local agencies. Further, certain of our professional healthcare employees, such as doctors and nurses, are subject to individual licensing requirements. All of our healthcare professionals who are subject to licensing requirements are licensed in the state in which they are physically present. Multiple state licensing requirements for healthcare professionals who provide services telephonically over state lines may require us to license some of our healthcare professionals in more than one state. We continually monitor the developments in telemedicine. There is no assurance, however, that new judicial decisions or federal or state legislation or regulations would not increase the requirement for multi-state licensing of all central operating unit call center health professionals, which would significantly increase our administrative costs.

         We are indirectly affected by changes in the laws governing health plan, hospital and public health agency reimbursement under governmental programs such as Medicare and Medicaid. There are periodic legislative and regulatory initiatives to reduce the funding of the Medicare and Medicaid programs in an effort to curtail or reduce overall federal healthcare spending. Federal legislation has and may continue to significantly reduce Medicare and Medicaid reimbursements to most hospitals. These reimbursement changes are negatively affecting hospital revenues and operations. There can be no assurance that such legislative initiatives or government regulations would not adversely affect our operations or reduce demand for our services.

         Various federal and state laws regulate the relationship among providers of healthcare services, other healthcare businesses and physicians. The "fraud and abuse" provisions of the Social Security Act provide civil and criminal penalties and potential exclusion from the Medicare and Medicaid programs for persons or businesses who offer, pay, solicit or receive remuneration in order to induce referrals of patients covered by federal healthcare programs (which include Medicare, Medicaid, TriCare and other federally funded health programs). Although we believe that our business arrangements with our clients are in compliance with these statutes, these fraud and abuse provisions are broadly written and the full extent of their application is not yet known. We are therefore unable to predict the effect, if any, of broad enforcement interpretation of these fraud and abuse provisions.

         Our Dependence on the Internet and Internet-Related Technologies Subjects Us to Frequent Change and Risks


         Our web-based software applications depend on the continuous, reliable and secure operation of Internet servers and related hardware and software. In the past, several large Internet commerce companies have suffered highly publicized system failures, which depressed their stock prices, caused significant negative publicity and sometimes led to litigation. It is possible that we may also suffer service outages from time to time. To the extent that our service is interrupted, our users will be inconvenienced and our reputation may be diminished. If access to our system becomes unavailable at a critical time, users could allege we are liable, which could depress our stock price, cause significant negative publicity and possibly lead to litigation. Although our computer and communications hardware is protected by physical and software safeguards, it is still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We will not have 100% redundancy for all of our computer and telecommunications facilities. A catastrophic event could have a significant negative effect on our business, results of operations, and financial condition.

         We also depend on third parties to provide certain of our clients with Internet and online services necessary for access to our servers. It is possible that our clients will experience difficulties with Internet and other online services due to system failures, including failures unrelated to our systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition.


         Finally, we retain confidential healthcare information on our servers. It is, therefore, critical that our facilities and infrastructure remain secure and are perceived by clients to be secure. Although we operate our software applications from a secure facility managed by a reputable third party, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.


         If Our Platform Infrastructure and its Scalability Cannot be Proven, Customers May Be Reluctant to Purchase Our Products

         We are just beginning to implement our Internet-based products. If the system is used by an increasing number of users, we will need to expand our network infrastructure from time to time. In addition, we will need to accommodate changing consumer and customer requirements. We are unable to project accurately the rate or timing of increases, if any, in the use of our web site and may be unable to expand and upgrade our systems and infrastructure to accommodate such changes on a timely basis, at a commercially reasonable cost, or at all. Our systems may not accommodate increased use while maintaining acceptable overall performance. Service lapses could cause our users to instead use the online services of our competitors.

         We May Be Sued by Our Users if We Provide Inaccurate Health Information
         on  Our  Web  Site  or  Inadvertently   Disclose   Confidential  Health
         Information to Unauthorized Users

         Because users of our web site will access health content and services relating to a medical condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue us for the content and services that will be accessible from our web site through links to other web sites or through content and materials that may be posted by our users in chat rooms or bulletin boards. Any such liability will have a material adverse effect on our reputation and our business, results of operations or financial position.

         Our Business Will Be Adversely Affected If We Lose Key Employees or Fail to Recruit and Retain Other Skilled Employees


         Our Chairman, Frank A. Martin, is an integral part of our business and our future success greatly depends upon his retention. Similarly, other officers and directors provide us with key relationships, such as Dr. Michael O'Connell with Walter Reed Medical Center and Dr. Craig Jones with Breathmobile and the University of Southern California School of Medicine. Finally, our Chief Technology Officer, David C. McCormack, is an essential part of our technology development efforts. Our failure to retain these individuals could significantly reduce our ability to compete and succeed in the future.

         Our future success also depends on our ability to attract, retain and motivate highly skilled employees. As we secure new contracts and implement our services and products, we will need to hire additional personnel in all operational areas. We may be unable to attract, assimilate or retain such highly qualified personnel. We have in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.


         We May Be Unable to Compete Successfully Against Companies Offering Similar Products




         Many healthcare companies are offering disease management services and healthcare focused software solutions. Further, a vast number of Internet sites offer healthcare content, products and services. In addition, traditional healthcare providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. Although we believe our technology-enabled service solutions are unique and better than our competitors', we compete for customers with numerous other businesses.


         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to us, including:

         o greater name recognition and larger marketing budgets and resources;

         o        larger customer and user bases;

         o        larger production and technical staffs;

         o        substantially   greater   financial,   technical   and   other
                  resources; and


         o        a wider array of online products and services.


         To be competitive, we must continue to enhance our products and services, as well as our sales and marketing channels and our financial condition.

         We May Be Exposed to Uninsured Liability Claims

         We maintain professional malpractice, errors and omissions and general liability insurance for all of our locations and operations. Although we believe that these insurance policies are adequate in amount and coverage for our current operations, there can be no assurance that coverage is sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

         Health Management, our operating subsidiary, had engaged in the physician practice management business. While we are no longer engaged in that business, Health Management may be subject to unknown liabilities arising from such prior business operations, which may have a material adverse effect on our business, operations, financial condition, or prospects.




         Member-Link Systems, Inc. (or "Member-Link"), a company we acquired in 1999 by way of a merger with Health Management, was engaged in the business of marketing, selling and installing eImmune(R) and AsthmaWatch(R). Since beginning its operations in 1996 until March 15, 2000, Member-Link and Health Management did so without obtaining product or professional liability insurance. Accordingly, if any customer of Member-Link or Health Management should in the future claim that the software applications Member-Link and Health Management sold prior to obtaining insurance on March 15, 2000 were defective, we would not have the protection of insurance in satisfying or defending against such claims. At this time we are not aware of any such claims. Any such claims, however, could have a material adverse effect on our business, results of operations, financial condition and prospects.


         Our clients may sue us if any of our software applications or services is defective, fails to perform properly or injures the user. Even though we currently have insurance, claims could require us to spend significant time and money in litigation, to pay significant damages and to reserve for such liability on our financial statements. At this time we are not aware of any such claims. However, any such claims, whether or not successful, could seriously damage our reputation and our business, results of operations or financial position.

         If Our Intellectual Property Rights Are Undermined by Third Parties, Our Business Will Suffer

         Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of software applications and services overlap with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert our attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any database and Internet server software, which will be used to operate our applications. These third-party licenses may not be available to us on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of enhancements to our software applications, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially adversely affect our business, results of operations and financial condition.

         Provisions of Our Certificate of Incorporation Could Impede a Takeover of Our Company Even Though a Takeover May Benefit Our Stockholders


         Our Board of Directors has the authority, without further action by the stockholders, to issue from time to time, up to 2,000,000 shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock. We are subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, our bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of our certificate of incorporation and bylaws may have the effect of delaying, deterring or preventing a change in our control, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

         Our  Officers  Have   Effective   Control  of  the  Company  and  Other
         Stockholders May Have Little or No Voice in Corporate Management

         Our Chairman, Vice-Chairman, the venture capital firm with which our Chairman is affiliated, and three members of our Office of the President beneficially own, in the aggregate, approximately 34% of the outstanding shares of our common stock. As a result, these stockholders, acting together, effectively control the election of directors and matters requiring approval by our stockholders. Thus, they may be able to prevent corporate transactions such as future mergers that might be favorable from our standpoint or the standpoint of the other stockholders.

         The Loss of Any of Our Very Limited Number of Customers Will Have a Material Adverse Effect on Our Business

         Historically, a very limited number of customers has accounted for a significant percentage of our revenues. In 2000, our largest customers, Office of the Attending Physician and Walter Reed Army Medical Center, accounted for 55% and 25% of our revenues, respectively. In 2001, our largest customer, Walter Reed Army Medical Center, accounted for 84% of our revenues. We anticipate that our results of operations in any given period will continue to depend to a significant extent upon a small number of customers. Accordingly, if we were to lose the business of even a single customer, our results of operations would be materially and adversely affected.

Investment Risks

         The Price of Our Common Stock Is Volatile


         Our stock price has been and we believe will continue to be volatile. The stock's volatility may be influenced by the market's perceptions of the healthcare sector or other companies believed to be similar to us, or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control. In addition, our stock is not heavily traded, limiting our ability to achieve relatively quick liquidity without decreasing our stock price.

         Some Outstanding Shares Are Restricted From Immediate Resale But May Be Sold Into the Market In the Future And Could Cause The Market Price of our Common Stock To Drop Significantly, Even if our Business Is Doing Well

         As of June 14, 2002, 46,625,522 shares of our common stock were issued and outstanding, of which approximately 25,000,000 are "restricted securities." If the information we file with the Securities and Exchange Commission is current and a holder has held these restricted securities for more than one year, the holder may sell, every three months, an amount equal to the greater of
(a) 1% of our issued and outstanding shares, or (b) the average weekly volume of sales of our common stock during the four calendar weeks preceding the sale. In addition, if the information we file with the Securities and Exchange Commission is current and the holder is not an affiliate and has held the restricted securities for more than two years, the holder may sell an unlimited amount of the restricted securities. If many of the holders of our restricted securities elect to sell them at the same time, the market price of our common stock could drop significantly.

         Shares Eligible for Future Sale Upon the Conversion of the Debentures and Upon the Exercise of Issued Options And Warrants

         As of June 14, 2002, $2,000,000 in principal amount of Palladin's debentures were issued and outstanding. The debentures are convertible into such number of shares of our common stock as determined by dividing the principal amount thereof by the then current conversion price. If converted on April 17, 2002, the debentures would convert into approximately 2,000,000 shares of our common stock. But this number of shares could prove to be significantly greater if the conversion price of the debentures is reset on the "reset" as of the dates that are 12 months and 18 months after the issue date. Purchasers of our common stock could therefore experience substantial dilution of their investment upon conversion of the debentures. The debentures are not registered and may be sold only if registered under the Securities Act of 1933, or sold in accordance with an applicable exemption from registration, such as Rule 144. This prospectus covers the shares of our common stock into which the debentures convert.


         As of June 14, 2002, warrants to purchase 1,538,461 shares of our common stock issued to Palladin, a Selling Security Holder, in connection with the debenture were outstanding. These warrants are exercisable over the next five years at a price equal of $1.10. This prospectus covers the shares of our common stock issuable upon exercise of these warrants.

         As of June 14, 2002, approximately 14,200,000 shares of our common stock were reserved for issuance upon exercise of our outstanding warrants and options other than the shares of our common stock covered by this prospectus, and an additional 5,307,692 shares of our common stock were reserved for issuance upon conversion of the debentures and exercise of the warrants issued in connection with the debentures.


                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION


         This prospectus includes forward-looking statements. Except for statements of historical facts, all statements in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors" below that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of our common stock offered under this prospectus. We may receive proceeds from the exercise of outstanding warrants by the Selling Security Holders if they do not use the warrants' cashless exercise feature. If we receive any cash upon the exercise of Selling Security Holders' warrants, we will use it for working capital and other general corporate purposes.

                            SELLING SECURITY HOLDERS

         We are registering for offer and sale by the applicable holders up to 5,547,692 shares of our common stock held by the Selling Security Holders, which includes:


         o up to 3,000,000 shares may be offered and sold, from time to time, by Palladin, which will originally receive these shares upon conversion of the $2,000,000 principal amount of our 6% Convertible Senior Debenture;

         o up to 2,307,692 shares may be offered and sold, from time to time, by Palladin, which will originally receive these shares upon the exercise of a Warrant to Purchase Common Stock;


         o 40,000 shares may be offered and sold, from time to time, by JG Capital; and


         o 200,000 shares may be offered and sold, from time to time, by JG Capital, which will originally receive these shares upon the exercise of a Warrant to Purchase Common Stock.


         The Selling Security Holders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the Securities Act of 1933.

         None of the Selling Security Holders or their principals have held a position or office, or have any other material relationship, with us.

         All of the Selling Security Holders' shares registered hereby will become tradable upon conversion on the effective date of the registration statement of which this prospectus is a part.

         Based on information provided to us by the Selling Security Holders, the following table sets forth ownership and registration information regarding the shares held by the Selling Security Holders.



                                               Number of Shares                          Common Stock Owned After
                                               of Common Stock     Number of Shares        Offering Is Complete
Name and Address of Selling                      Owned Before       of Common Stock     Number of
Security Holder                                    Offering             Offered          Shares        Percentage
--------------------------------------------------------------------------------------------------------------------

Palladin Opportunity Fund, LLC (1)(2)                 5,307,692           5,307,692       -0-             -0-
   c/o The Palladin Group
   195 Maplewood Avenue
   Maplewood, New Jersey 07040
JG Capital, Inc.(3)                                     240,000             240,000       -0-             -0-
   c/o Josephberg Grosz & Co., Inc.
   633 Third Avenue
   New York, NY 10017

---------------------------------------------


(1) The number of shares set forth in the table for the Selling Security Holders represents a good faith estimate of the number of shares of common stock to be offered by the Selling Security Holders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot now be predicted by us including, among other factors, the future market price of our common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures, if the debentures had actually been converted on April 23, 2002, the conversion price would have been $1.00 and the shares of our common stock issuable upon conversion would have been 2,000,000. Under the terms of the Palladin warrants, if the warrants had actually been converted on April 23, 2002, the exercise price would have been $1.10.

(2) Palladin may not convert its debentures or exercise its warrants for shares of common stock in excess of that number of shares of common stock that, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by Palladin and its affiliates to exceed 9.99% of the outstanding shares of the common stock following such conversion or exercise; therefore, Palladin disclaims beneficial ownership of any shares of common stock in excess of such amount.


(3) Under the terms of the JG Capital warrants, if the warrants had actually been converted on April 23, 2002, the exercise price would have been $1.00 and the shares of our common stock issuable upon conversion would have been 1,538,461.

                              PLAN OF DISTRIBUTION

         The shares being offered by the Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

         o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

         o        in privately negotiated transactions;

         o        through the writing of options on the shares;


         o        through short sales; or

         o        in any combination of the above.


         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or


         o at such other price as the selling stockholders determine from time to time.


         The shares may also be sold pursuant to Rule 144. The Selling Security Holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price unsatisfactory at any particular time.


         The Selling Security Holders, or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. These broker-dealers may be compensated with discounts, concessions or commissions by the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agents, or to whom they sell as principals, or both. The compensation of a particular broker-dealer might be greater than customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The Selling Security Holders may sell shares of common stock in block transactions to market makers or other purchasers at a price per share, which may be below the then market price. The Selling Security Holders cannot assure that any or all of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. The Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations under such acts.


         The Selling Security Holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a Selling Security Holders enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The Selling Security Holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Security Holders or any other such person.

Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the Selling Security Holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors currently consists of eleven directors. All eleven directors are to be elected at the 2002 Annual Meeting, expected to take place on May 22, 2002, and to serve until the 2003 Annual Meeting. The Board's nominees for election as directors are John Blazek, David R. Bock, Philip D. Green, Michael M.E. Johns, M.D., Craig Jones, M.D., Hans C. Kastensmith, Arthur
N. Leibowitz, M.D., Frank A. Martin, John R. Palumbo, Carol Rehtmeyer, Ph.D., and William S. Wheeler, each of whom currently serves on the Board.

         The following table lists the name and age, as of April 2, 2002, of each director and executive officer of I-trax.

                 Name                             Age                                 Position
---------------------------------------    ------------------    ----------------------------------------------------

Frank A. Martin                                   51             Chairman, Chief Executive Officer, Treasurer and
                                                                     Director
John Blazek                                       47             Member of the Office of the President and Director
David R. Bock                                     58             Director
Philip D. Green                                   51             Director
Michael M.E. Johns, M.D.                          60             Director
Craig Jones, M.D.                                 43             Director
Hans C. Kastensmith                               42             Vice-Chairman and Director
Arthur N. Leibowitz, M.D.                         55             Director
John R. Palumbo                                   51             Director
Carol Rehtmeyer, Ph.D.                            52             Member of the Office of the President and Director
William S. Wheeler                                45             Director
Gary Reiss                                        51             Member of the Office of the President
Anthony Tomaro, CPA                               37             Chief Financial Officer
David C. McCormack                                32             Chief Technology Officer
Michael O'Connell, M.D.                           42             Chief Medical Officer
Yuri Rozenfeld                                    33             General Counsel and Secretary


         Frank A. Martin has been a director, Chairman and Chief Executive Officer of I-trax since September 2000. Mr. Martin has been a director of Health Management, one of our predecessors, since 1996. Mr. Martin founded, and has been a Managing Director of, The Nantucket Group, LLC ("Nantucket"), a healthcare venture capital firm specializing in investing in early stage healthcare service and technology companies since December 1998. He currently serves on the Board of Directors of Saddletude, Inc., an Internet-based equestrian sports network. Mr. Martin served as the Chief Executive Officer and director of EduNeering, Inc., an electronic knowledge management company, from April 1999 to April 2000. In November 1992, Mr. Martin founded Physician
Dispensing Systems, Inc. ("PDS"), a healthcare information technology company that developed pharmaceutical software for physicians' offices. Mr. Martin assisted in the sale of PDS to Allscripts Healthcare Solutions, Inc. ("Allscripts"), a provider of point-of-care solutions to physicians, in December 1996 and joined its Board of Directors on which he served until 1998.

         John Blazek, MBA, RPh, has been a director and Member of the Office of the President of I-trax since February 2002. Mr. Blazek joined I-trax when I-trax acquired WellComm in February 2002. From May 2000 to February 2002, Mr. Blazek served as the Chief Executive Officer of WellComm. From 1998 to 1999, Mr.

Blazek served as an Assistant to Mayor Hal Daub, City of Omaha, in which capacity he oversaw economic development for the City of Omaha. From 1996 to 1999, Mr. Blazek served as President of Blazek & Associates, Inc., a consulting firm. Mr. Blazek was co-owner of a company that was twice named among Omaha's "25 fastest growing companies" before it was sold to Coram Healthcare in 1992.

         David R. Bock has been a director of I-trax since February 2001. Mr. Bock was a director of Health Management from February 2000 to February 2001. Mr. Bock has been the Executive Vice President and Chief Financial Officer of Pedestal, Inc., an Internet-based company providing information on the secondary mortgage marketplace, since January 2000. Prior to that, Mr. Bock was a managing partner in Federal City Capital Advisors, LLC, an investment-banking firm located in Washington, D.C. Mr. Bock is also a Managing Director of Nantucket. From 1992 to 1995, Mr. Bock was a Managing Director in the London corporate finance group of Lehman Brothers and was responsible for developing Lehman Brothers' investment banking business in emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of management positions at the World Bank, including as Chief of Staff for the Bank's worldwide lending operations. From 1995 to 1997, he was President of Maitland-Ruick & Company, a predecessor firm to Federal City. Mr. Bock has extensive experience in economic policy, capital markets and corporate strategy across a wide range of sectors, including financial services, healthcare, real estate, energy and natural resources.

         Philip D. Green has been a director of I-trax since February 2001. Mr. Green was a director of Health Management from March 2000 to February 2001. Since July 2000, Mr. Green has been a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law firm. From its formation in 1989 until it merged with Akin Gump in July 2000, Mr. Green was the founding principal of the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray and Silbert, P.C. Mr. Green practices healthcare law and assists entities in corporate planning and transactions. Mr. Green represents a significant number of major teaching hospitals and integrated healthcare delivery systems. Mr. Green also represents a number of public and private for-profit healthcare companies. Mr. Green is currently a member of the Board of Directors of Allscripts and Imagyn Medical Technologies, Inc., a medical device manufacturer.

         Michael M.E. Johns, M.D., has been a director of I-trax since February 2001. Dr. Johns was a director of Health Management from October 2000 to February 2001. Since 1996, Dr. Johns has served as an Executive Vice President for Health Affairs of Emory University, overseeing Emory University's widespread academic and clinical programs in health sciences. In this position, Dr. Johns leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board and Chief Executive Officer of Emory Healthcare, a comprehensive healthcare system in metropolitan Atlanta. Emory Healthcare includes two physician practices, three wholly owned hospitals and a jointly owned fourth hospital, as well as numerous affiliated hospitals in Atlanta and throughout Georgia. Dr. Johns also is Chairman of the Board of EHCA, LLC, a company overseen jointly by Emory Healthcare and HCA Corporation. Through EHCA, Emory is responsible for clinical performance improvement and quality assurance in six local hospitals and five surgery centers owned by HCA Corporation. From 1990 to 1996, Dr. Johns served as the Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University.


         Craig A. Jones, M.D., has been a director of I-trax since February 2001. Dr. Jones was a director of Health Management from January 2000 to February 2001. Dr. Jones is currently Director of the Division of Allergy & Immunology and the Allergy & Immunology Residency Training Program at the Los Angeles County and University of Southern California Medical Center and an Assistant Professor of Pediatrics at the University of Southern California School of Medicine. Since November 1996, Dr. Jones has served as Director of the Breathmobile Mobile Asthma Clinic Program, a program that he developed. I-trax's AsthmaWatch(R) system is currently installed and in use in the Breathmobiles. Because of its clinical impact, the program is serving as a model for community-based preventive healthcare and disease management. From January 1997 to December 1997, Dr. Jones served as President of the Los Angeles Society of Asthma, Allergy & Immunology. Currently, he is designing and implementing a program for the Los Angeles County Department of Health Services that integrates clinical operations and patient flow in four Breathmobiles serving more than eighty-five school sites, County Comprehensive Health Centers, and Pediatric Services at the LAC+USC Medical Center.

         Hans C. Kastensmith has been a director of I-trax since February 2001 and Vice-Chairman of I-trax since March 2001. Mr. Kastensmith was a director and President of Health Management from September 1999 to February 2001. Mr. Kastensmith founded Member-Link, which was acquired by Health Management in 1999. Mr. Kastensmith formed Member-Link in 1992 and served as its Chief Executive Officer until it merged with Health Management. Mr. Kastensmith is currently leading a business development effort for Medical Archival Systems at the University of Pittsburgh Medical Center Health System.

         Arthur (Abbie) N. Leibowitz, M.D., FAAP, has been a director of I-trax since March 2002. Since 2001, Dr. Leibowitz has been the Executive Vice President for Business Development and Chief Medical Officer of Health Advocate, a health services company, which he helped form. Health Advocate helps consumers navigate the healthcare system. In 2000, Dr. Leibowitz served as Executive Vice President for Digital Health Strategy and Business Development and director of Medscape, Inc., a clinical information company. Dr. Leibowitz's experience includes his tenure at Aetna U.S. Healthcare from 1987 to 2000 where he served in several senior positions, including as Aetna's Chief Medical Officer for over four years. In this capacity, he was responsible for directing the company's patient management and clinical activities and relationships with numerous physicians, hospitals and other heathcare providers. Dr. Leibowitz is a nationally recognized leader in the healthcare industry and an authority on managed care, clinical management and medical information systems. He is also a popular speaker and has appeared frequently on national and regional television and radio.


         John R. Palumbo has been a director of I-trax since February 2001. Mr. Palumbo was a director of Health Management from March 2000 to February 2001. Mr. Palumbo has been a Vice President of Siemens Medical Solutions Health Services, a provider of solutions and services for integrated healthcare, since July 2001. From 1996 until it was acquired by Siemens, Mr. Palumbo served as Area Vice President of Shared Medical Systems Corporation, a worldwide leader of health information solutions serving over 5,000 providers in the United States, Europe and the Pacific Rim. At Shared Medical Systems, Mr. Palumbo oversaw the start-up of the National Health Services division, which markets to and services the for-profit and not-for profit national health systems, such as Tenant, UHS, and Ascension, and in 1999 assumed additional responsibilities for the Western Operations division. From 1995 to 1996, Mr. Palumbo served as an Executive Vice President and Chief Operating Officer of Allscripts. From 1990 to 1995, Mr. Palumbo was the Executive Vice President of Healthworks Alliance, Inc., a company he founded specializing in point-of-care technology and reengineering services allowing physicians to process patients through the healthcare delivery system.


         Carol M. Rehtmeyer, Ph.D., MSN, RN, has been a director and Member of the Office of the President of I-trax since February 2002. Dr. Rehtmeyer joined I-trax when I-trax acquired WellComm in February 2002. Dr. Rehtmeyer formed WellComm in 1997 after determining there was a need in healthcare for clinically based, customer oriented telehealth information services. Dr. Rehtmeyer served as the President of WellComm from its formation until February 2002. Dr. Rehtmeyer has more than twenty-five years of healthcare experience in areas of practice teaching, administration and leadership in clinical and managed care settings.

         William S. Wheeler has been a director of I-trax since February 2001. Mr. Wheeler was a director of Health Management from September 1999 to February 2001. Mr. Wheeler has been the Chief Operating Officer and Chief Financial Officer of Net2Voice, a telecommunications company, since March 2001. In May 1999, Mr. Wheeler co-founded an Internet communications business that was launched in April 2000. Mr. Wheeler was a Vice President at Cable & Wireless USA from June 1989 until February 1999. During this period, Mr. Wheeler held the positions of Vice President and Controller, Senior Vice President, Finance and acting President of the Dial Internet Services division. While leading the Dial Internet Services division, Mr. Wheeler oversaw aspects of Cable & Wireless' acquisition of MCI's Internet business. In this capacity, Mr. Wheeler had full responsibility for marketing, finance, a customer service center and all operational support systems. He developed a marketing and financial plan to rapidly increase the customer base and improve profitability in a very short time frame and directed the launch of Cable & Wireless USA's first consumer Internet service (www.cwix.com). The business was sold to Prodigy Internet in 1999.


         Gary Reiss has been a Member of the Office of the President of I-trax since March 2002. From February 2001 to March 2002, Mr. Reiss was the Chief Operating Officer of I-trax. Mr. Reiss was the Chief Operating Officer of Health Management from March 2000 to February 2001. Mr. Reiss has over nine years of experience as the chief operating officer of health and medical information management companies. From November 1999 to March 2000, Mr. Reiss served as the

Chief Operating Officer of EduNeering, Inc., an electronic knowledge management company, where he was responsible for positioning the company as a web provider and portal. From 1996 to 1999, Mr. Reiss served as the Chief Operating Officer of Allscripts. From 1992 to 1995, Mr. Reiss was an Executive Vice President and Chief Operating Officer of PDS, a company he founded with Mr. Martin and which was later acquired by Allscripts.

         Anthony Tomaro, CPA, has been the Chief Financial Officer of I-trax and Health Management since January 2001. Prior to joining I-trax, Mr. Tomaro was a partner in the New York certified public accounting firm of Massella, Tomaro & Co., LLP. He is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants. Since 1994, Mr. Tomaro has served as a partner in accounting firms specializing in Securities and Exchange Commission accounting and auditing services along with domestic taxes and consulting services. Prior to 1994, he was a manager with a large regional accounting firm specializing in the real estate industry.

         David C. McCormack has been the Chief Technology Officer of I-trax since February 2001 and of Health Management since January 2000. Mr. McCormack was the Vice President of Engineering of Member-Link from January 1999 until it was acquired by Health Management in December 1999. Mr. McCormack oversees all of I-trax's software development efforts. He has developed and deployed systems in most major programming languages. From April 1997 until January 1999, Mr. McCormack served as a partner in a Virginia-based consulting firm, where he oversaw all software developed by the firm, including: an inventory management system; an EDI transaction processing system; and an electronic document management system. From January 1995 until April 1997, Mr. McCormack acted as a consultant to Lockheed Martin Mission Systems during its development of the Global Transportation Network (GTN) for the Air Force. Mr. McCormack prior responsibilities have included the design, development and integration of mission critical systems for the Army, Navy and Air Force. Mr. McCormack has a U.S. Government Top Secret clearance.

         Michael O'Connell, M.D., has been the Chief Medical Officer of I-trax since February 2001 and of Health Management since November 1999. In this role, he oversees the content of numerous I-trax software applications and population health management programs. He is responsible for intellectual content and successful compliance with current Center for Disease Control and other national immunization guidelines. Dr. O'Connell has served as the Assistant Chief of the Allergy-Immunology Department at Walter Reed Army Medical Center and as a Co-Consultant to the Army Surgeon General for Allergy & Immunizations since May 1997. Dr. O'Connell has served as a United States Army Medical Officer since 1985.

         Yuri Rozenfeld has been the General Counsel of I-trax since July 2000 and Secretary of I-trax since March 2002. From July 2000 to March 2002, Mr. Rozenfeld served as the General Counsel and Assistant Secretary of I-trax and of Health Management. From April 1997 to July 2000, Mr. Rozenfeld was an associate in the Business and Finance Group at Ballard Spahr Andrews & Ingersoll, LLP, where he represented small- and mid-cap public companies and venture capital funds in a broad range of corporate matters, including stock and asset acquisitions, mergers, venture capital investments, venture fund formations, partnership and limited liability company matters and securities law matters. From 1995 to April 1997, Mr. Rozenfeld was an associate specializing in product liability litigation with Riker, Danzig, Scherer, Hyland & Perretti LLP.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 2, 2002, the number of shares and percentage of our common stock beneficially owned by:

         o        our  Chief   Executive   Officer,   four  other  most   highly
                  compensated executive officers based on compensation earned during 2001 and one former executive officer;

         o        each director;

         o        all directors and executive officers as a group; and

         o each person who is known to us to own beneficially 5% or more of our outstanding common stock.


         Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or warrant) within 60 days of April 2, 2002, the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.


         To our knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.


                                                  Shares of       Options and
                                                Common Stock        Warrants
                                                Beneficially      Exercisable
Named Executive Officers and Directors*             Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin (1)                                  5,578,050         1,312,808        6,890,858        14.5
John Blazek (2)                                      4,925,071                --        4,925,071        10.6
Hans C. Kastensmith                                  2,921,178           231,615        3,152,793         6.8
David R. Bock (1)                                    2,833,408                --        2,833,408         6.1
Gary Reiss                                             687,308         1,924,203        2,611,511         5.4
Carol Rehtmeyer, Ph.D. (3)                           1,676,620           280,000        1,956,620         4.2
David C. McCormack                                     782,680           471,899        1,254,579         2.7
Yuri Rozenfeld (4)                                      82,902           413,270          496,172         1.1
Anthony Tomaro                                          30,684           368,671          399,355          **
Philip D. Green (5)                                      6,000           305,000          311,000          **
John R. Palumbo                                         25,000           175,000          200,000          **
Michael M.E. Johns, M.D.                                    --           150,000          150,000          **
William S. Wheeler                                      50,000            68,750          118,750          **
Craig Jones, M.D.                                      130,000                --          130,000          **
Arthur N. Leibowitz, M.D.                                   --                --               --          --
All executive officers and directors as a           17,495,493         5,850,797       23,346,290        44.7
group (16 persons)


                                                                  Warrants and
                                                  Shares of       Convertible
                                                Common Stock       Securities
                                                Beneficially      Exercisable
5% Stockholders                                     Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Nantucket Healthcare Ventures I, L.P. (1)            2,333,408                --        2,333,408         5.0
Woodglen Group, L.P. (6)                             3,155,540         1,125,000        4,280,540         9.0
Palladin Opportunity Fund, LLC (7)                          --         3,538,461        3,538,461         7.3

----------------------------------------------


* Named executive officers and directors can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.


**       Less than 1% of the outstanding shares of common stock.



                                      -25-



(1) Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. ("Nantucket Ventures"). Nantucket has sole voting and sole dispositive power with respect to the shares held by Nantucket Ventures. Messrs. Martin and Bock are members and Managing Directors of Nantucket. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Messrs. Martin and Bock own directly 3,244,642 and 500,000 shares, respectively. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.


(2)      Includes 661,972 shares held in escrow for the benefit of Mr. Blazek.

(3)      Includes 225,352 shares held in escrow for the benefit of Ms. Rehtmeyer.


(4) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership ("Spartan"), an owner of 30,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan. Mr. Rozenfeld owns 52,902 directly.


(5) Mr. Green is an affiliate of Health Industry Investments, LLC, a holder of 130,000 options exercisable as of June 1, 2002.

(6) Woodglen Associates, LLC is the general partner of Woodglen Group, L.P., and, as such, has sole voting and sole dispositive power with respect to the shares it holds. Its address is 101 East Street Road, Kennett Square, Pennsylvania 19348.


(7) Palladin Asset Management, L.L.C. ("PAM") is the managing member of Palladin. Palladin Capital Management, LLC ("PCM"), is the sole general partner of The Palladin Group, L.P. ("Palladin Group"). Palladin Group is the investment advisor of Palladin. PAM and PCM have shared voting and shared dispositive power with respect to the shares held by Palladin. Because its beneficial ownership arises solely from its status as the investment advisor of Palladin, Palladin Group expressly disclaims equitable ownership of and pecuniary interest in any shares. Palladin may not convert its debentures or exercise its warrants for shares of common stock in excess of that number of shares of common stock that, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by Palladin and its affiliates to exceed 9.99% of the outstanding shares of the common stock following such conversion or exercise; therefore, POF disclaims beneficial ownership of any shares of common stock in excess of such amount. The business address of Palladin is c/o The Palladin Group, 195 Maplewood Avenue, Maplewood, New Jersey 07040.


                          DESCRIPTION OF CAPITAL STOCK

General

         The authorized capital stock of I-trax is 102,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $.001 per share, and of which 2,000,000 shares are designated as preferred stock, par value $.001 per share.

Common Stock


         I-trax stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of I-trax stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends declared by I-trax's Board of Directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of I-trax, our stockholders are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights.

Preferred Stock

         I-trax's preferred stock is issuable in series upon resolution of its Board of Directors. The Board of Directors is authorized to establish the relative terms, rights and other provisions of any series of preferred stock. No preferred stock is outstanding, and I-trax's Board of Directors has no current intention of issuing any preferred stock. However, unless otherwise required by law in a particular circumstance, the Board of Directors can, without stockholder approval, issue preferred stock in the future with voting and conversion rights which could adversely affect the voting power of the common stock. The issuance of preferred stock could be expected to, and may have the effect of, delaying, averting or preventing a change in control of I-trax.

         I-trax's Certificate of Incorporation provides that directors of I-trax will not be personally liable to I-trax or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability


         (a) for any breach of the director's duty of loyalty to I-trax or its stockholders;

         (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (c) under Section 174 of the Delaware General Corporation Law relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

         (d) for any transaction from which the director derives an improper personal benefit. However, such limitation on liability would not generally apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.


Dividend Policy

         We have not paid any dividends on our common stock since our inception and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings that we may realize in the foreseeable future will be retained to finance the growth of I-trax.

Transfer Agent

         The transfer agent for our common stock is StockTrans, Inc., Ardmore, Pennsylvania.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite such adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the Delaware General Corporation Law further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its Certificate of Incorporation, and I-trax's Certificate of Incorporation contains such a provision, to the effect that, subject to certain exceptions, a director of a Delaware corporation is not personally liable to the corporation or its stockholders for monetary damages for a breach of his fiduciary duty as a director.


         I-trax's bylaws also provide that I-trax shall indemnify its directors and officers and, to the extent permitted by the Board of Directors, I-trax's employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, I-trax's bylaws permit the Board of Directors to authorize I-trax to purchase and maintain insurance against any liability asserted against any of I-trax's directors, officers, employees or agents arising out of their capacity as such. I-trax has purchased this insurance.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling I-trax pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                    BUSINESS

Overview


         I-trax, Inc. has historically developed enterprise and client server applications for collecting disease-specific data at the point of care for several large hospitals and medical centers. In 2001, we expanded our product lines by developing additional software applications, adding services, and completing several strategic acquisitions. We now offer total population health management solutions. Our mission is to combine real-time Internet-based software technology and targeted personal interventions by healthcare professionals to improve the quality of care, increase patient satisfaction, improve clinical outcomes, reduce practice variances, improve operating efficiencies and lower medical costs.

         Our products range from stand-alone software applications to total health management solutions. We believe that our software applications and total healthcare management solutions enable true coordination of care by permitting caregivers--specialists, primary care, critical care, nursing staff, diagnostic providers, pharmacy and, most importantly, patients, to share records. We believe that our flexible disease management engine and database architecture are the key ingredients in effective population health management because we deliver the right information to the right person at the right time.


         Our stand-alone software applications assist physicians, patients and the entire healthcare community in assessing, preventing and managing all stages of disease and wellness. Currently, our stand-alone software applications include four clinical applications: AsthmaWatch(R), an asthma tracking tool, Health-e-Coordinator(TM), a disease management tool, C-trax(TM), a cardiovascular point-of-care tool, and eImmune(R), an immunization management system; and two web portals: MyFamilyMD(TM) for consumers and CarePrime(TM) for physicians. We license our software applications as client-managed integrated applications or by serving as an application service provider from our secure web hosting facility.

         Our population health management solutions assist public health agencies, hospitals, health plans, self-insured employers, and colleges and universities to manage the healthcare of their populations by outsourcing services through I-trax. We deliver these service solutions by integrating Health-e-Coordinator(TM) disease management tool, our web portals CarePrime(TM) and MyFamilyMD(TM) and our patient contact center staffed by skilled nurses and other healthcare professionals 24 hours per day, 7 days per week. Our service solutions are flexible. Without significant modifications to our software applications, our solutions currently serve the diverse needs of university and college student health centers, indigent care coordination programs and disease management programs for acutely ill patient with co-morbidities.

         Our approach to the delivery of healthcare services is multi-disciplinary and promotes wellness, proactively identifies individuals at risk for or with a disease and empowers such individuals to become an integral part of their healthcare team. We believe that this approach supports the patient-physician relationship, prevents complications by using evidence-based practice guidelines and continuously evaluates clinical, behavioral and economic outcomes with the goal of improving health. We believe that we have particularly strong expertise in managing the care for those suffering from asthma, coronary artery disease, diabetes, heart failure, lower back pain and hypertension.

         All of our software applications and health management solutions are built on a common platform--Medicive(R) Medical Enterprise Data System--our proprietary, intelligent software architecture. Medicive(R) is a proprietary system developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry. Medicive(R) is capable of handling all data necessary to operate one or many medical treatment facilities. We believe that many additional healthcare applications could be developed using this software architecture. Medicive(R) facilitates the real time delivery of the right information to the right person at the right time. We have not capitalized any software development costs. Commencing with the first quarter of 2002, we expect to start capitalizing some of our software development costs based on the expected completion of working models for several software products.


         We have identified three groups of users for our software applications and health management solutions: (1) Federal and state governments and quasi-governmental institutions; (2) managed care organizations, such as health plans, self-insured employers and insurers; and (3) colleges and universities. We are focusing our marketing and sales resources on these groups.

Corporate History

         I-trax, Inc.


         I-trax was incorporated in the State of Delaware on September 15, 2000 at the direction of the Board of Directors of Health Management, I-trax's then parent company. On February 5, 2001, I-trax became the holding company of Health Management at the closing of a reorganization pursuant to Section 251(g) of Delaware General Corporation Law. The holding company reorganization was described in greater detail in I-trax's registration statement on Form S-4 (Registration Number 333-48862). At the effective time of the reorganization, all of the stockholders of Health Management became the stockholders of I-trax and Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of Health Management were converted into shares of I-trax in a non-taxable transaction. Health Management no longer files reports with the Securities and Exchange Commission, and the price for its common stock is no longer quoted on the Over-the-Counter Bulletin Board. However, I-trax does file reports with the Securities and Exchange Commission, and the price for its common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX." The shares of the Company are represented by the same stock certificates that represented shares of Health Management prior to the holding company reorganization.

         The holding company structure has allowed us greater flexibility in our operations and expansion and diversification plans, including in the acquisition of iSummit Partners, LLC, doing business as "MyFamilyMD" ("iSummit"), on February 7, 2001 and WellComm on February 6, 2002.

         I-trax acquired iSummit effective February 7, 2001 in an exchange transaction pursuant to a Contribution and Exchange Agreement dated September 22, 2000, as amended. In the contribution and exchange, the Company issued a total of 4,222,500 shares of its common stock to the owners of iSummit and the owners contributed to the Company all of the issued and outstanding ownership interests in iSummit. At closing, of the total 4,222,500 shares I-trax agreed to issue, 2,086,250 shares were delivered to the owners of iSummit and 2,136,250 shares were deposited with an escrow agent. Effective December 31, 2001, a total of 1,289,184 shares held in escrow were returned to I-trax and cancelled. Accordingly, the aggregate number of shares issued by I-trax to acquire iSummit has been reduced to 2,933,316 shares. This number may be further reduced by an additional 50,000 shares, as negotiations regarding such a further reduction are ongoing. Since February 7, 2001, iSummit has been a passive, wholly-owned entity of I-trax with certain intellectual property as its only assets.


         I-trax Health Management Solutions, Inc.

         Health Management is a predecessor to I-trax. It was incorporated in the State of Delaware under the name of Marmac Corporation in May 1969. In December 1979, it changed its name to Ibex Industries International, Inc. On April 1, 1996, Health Management purchased the assets of certain physician practices, changed its name to U.S. Medical Alliance, Inc., and commenced operations as a physician practice management company.

         As U.S. Medical Alliance, Health Management completed one additional physician practice acquisition. However, it did not have adequate liquidity or capital resources to withstand the downturn in the physician practice management industry, nor the ability to acquire profitable physician practices. In January 1997, the Board of Directors, in an effort to reorganize Health Management, elected Frank A. Martin as its President. Mr. Martin negotiated the return of the previously acquired physician practice assets to the physicians in exchange for the cancellation of any Health Management capital stock or notes associated with those acquisitions. Health Management changed its name to I-Trax.com, Inc. on August 27, 1999.


         On September 3, 1999, Health Management entered into a Software and Proprietary Product Corporate License Agreement with Member-Link, a health information technology company. The license agreement gave Health Management the exclusive right to use certain software in an immunization tracking system (which we now call eImmune(R)), and to develop an application allowing public and private health systems, among others, to track immunizations over the Internet. Concurrently with entering into the license agreement, the parties also entered into a technical services agreement, related to the technology licensed pursuant to the license agreement, and a management services agreement, related to the management and implementation of our business plan. As consideration for these agreements, Health Management issued 3,000,000 shares of Health Management common stock to Member-Link and 2,000,000 shares of Health Management common stock to certain executive officers of Member-Link.

         Effective December 30, 1999, Member-Link merged with and into Health Management pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, Health Management issued an aggregate of 7,771,841 shares (as adjusted) of its common stock. The 3,000,000 shares of Health Management common stock held of record by Member-Link at the time of the merger were cancelled. Also, each of the license agreement, the technical services agreement and management services agreement were cancelled.

         On February 7, 2001, Health Management and I-trax completed the previously described holding company reorganization. Health Management assumed its current name, I-trax Health Management Solutions, Inc., on March 21, 2001.

         WellComm Acquisition

         On February 6, 2002, I-trax acquired WellComm. WellComm is a healthcare services company that offers a broad array of expertise including a nurse contact center specializing in disease management, triage, health information survey, and research services for the healthcare industry.


         The WellComm acquisition was a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm, John Blazek and Carol Rehtmeyer, Ph.D. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into I-trax, in which merger I-trax continued as the surviving corporation.

         At the closing of this merger, we delivered to the WellComm stockholders $2,000,000 in cash and 7,440,000 shares of our common stock and to each of Dr. Rehtmeyer and Jane Ludwig, both senior officers of WellComm prior to this merger, options to acquire 280,000 shares of our common stock at an exercise price of $0.001 per share. We also agreed to deliver to the WellComm stockholders additional contingent merger consideration either in cash or, at the election of John Blazek as a representative of the WellComm stockholders, in shares of our common stock. The additional contingent merger consideration will be equal to 10% of revenues that may be generated by sales of new services to an existing WellComm client during a 12-month period beginning on the date such new services begin to be delivered. Such new services, however, must commence by February 5, 2003, but have not been commenced as of March 25, 2002. If the additional contingent merger consideration is paid in common stock, the shares will valued at the lesser of $1.23 per share and the average of the closing price of our common tock for 20 consecutive trading days ending on the day prior to the day a contingent merger consideration payment is due. Any additional shares distributed will be recognized as compensation expense in the period earned.

         After the merger, Mr. Blazek and Dr. Rehtmeyer joined us as Members of our Office of the President and Ms. Ludwig joined us as a Vice President pursuant to employment agreements with Health Management. In addition, Mr. Blazek and Dr. Rehtmeyer were elected to our Board of Directors.

         We granted to the WellComm stockholders the following registration rights under the Securities Act of 1933, as amended, with respect to the shares of our common stock issued in the merger: (a) two demand registration rights exercisable after February 5, 2005; and (b) unlimited "piggy back" registration rights (subject to underwriter cut back) in the event we register our common stock for our own account.


         We funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin pursuant to a Purchase Agreement dated as of February 4, 2002 between us and Palladin. Pursuant to the purchase agreement, we also issued Palladin a warrant to purchase an aggregate of up to 1,538,461 shares of our common stock at an exercise price of $1.10 per share. The outstanding principal and any interest under the Debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into our common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the dates that are 12 months and 18 months after the issue date. With respect to each Reset Date, the conversion price will only be reduced if the closing bid price for our common stock, averaged during a period of 20 consecutive trading days ending on the date that immediately precedes the applicable Reset Date, is less than the then applicable conversion price, in which case, the reset conversion price is equal to such average.


         Pursuant to the Purchase Agreement, Palladin also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and received an additional warrant to purchase an aggregate of up to 769,230 shares of our common stock. If issued, the terms of the optional debenture and warrant will be substantially similar to those of the Debenture and the Warrant. Finally, pursuant to a related registration rights agreement, we agreed to register all of the shares of common stock underlying the Debenture and the Warrant on a registration statement on Form SB-2.

Our Products and Services - Technology Solutions


         Our software applications are both enterprise network and web-enabled. They provide a secure and confidential repository of clinical health information for public health agencies, private health organizations, healthcare providers, and the public. Our applications provide a platform for collecting certain disease-specific data at the point of care and offer a secure and confidential repository of clinical health information, which is fully accessible with proper authorization by any branch of the healthcare community. More specifically, our software applications permit any authorized party involved in a patient's care, such as the family physician, the specialist, the school nurse, the emergency room nurse, the pharmacist, or the patient, to enter view or update the patient's medical records. As further described in Management's Discussion and Analysis, I-trax did not generate significant sales of these products in 2001.

         Although each of our software applications is designed to manage a particular disease or clinical situation, all of our applications are integrated. Further, all of our software applications are built on a common platform--Medicive(R) Medical Enterprise Data System--our proprietary, intelligent software architecture.


         Medicive(R) Medical Enterprise Data System


         The Medicive(R) Medical Enterprise Data System is a proprietary software architecture developed to collect, store, retrieve and analyze a broad range of information used in the healthcare industry. This architecture was created from the Functional Area of Management for Data and Activity data model (or FAM-D and FAM-A), originally designed under U.S. Government contract.

         Medicive(R) is capable of handling all data necessary to operate one or many medical treatment facilities. It is also designed to receive information for both the most complex and the simplest tasks encountered in a medical setting. It currently accommodates over 1,000 standard data elements containing over 4,000 data sub-elements. We believe that this software architecture provides the platform for development of many additional healthcare applications. A key feature of Medicive(R) is its open architecture, which permits it to accept new data elements. This is an important feature for an industry experiencing rapid advances in research, and changes in treatment protocols.

         The flexibility of Medicive(R) Medical Enterprise Data System's construction is due primarily to the effort that went into its architecture design. Medicive(R) has been structured to capture information about the general healthcare process or activity and then to narrow the healthcare process or activity to the most specific level. Thus, the architecture permits new data to be added to the database because, in most instances, new data elements are extensions of existing data. We believe that Medicive(R) Medical Enterprise Data System's flexibility gives us an advantage over competitors that may need to spend far more time to modify their systems to accommodate new healthcare processes or activities. The Medicive(R) Medical Enterprise Data System contains and organizes several industry standard medical data elements and is capable of producing ICD9 diagnosis codes, CPT procedure codes, SNOMED, or Medcin coded medical data. These codes are commonly used in the medical profession to identify specific disease states.


         Medicive(R)'s schema is completely platform independent. Deployed systems have utilized Microsoft SQL Server 7.0. However, I-trax can create execution files to put Medicive(R) on any SQL platform available today, including, Oracle(R) 8i, Sybase(R) Adaptive Server, or IBM(R) DB2.



         EImmune(R)




         EImmune(R) is the first product we designed and built. It is a comprehensive immunization software product for processing, recording and tracking all immunizations and related adverse events. The application was developed in conjunction with Walter Reed Army Medical Center, Allergy and Immunology Department, in Washington, DC to maintain all military immunizations at that site. First installed at Walter Reed Medical Center in January 1998, it now handles medical records for over 2.5 million patients, with over 2 million immunization entries. The Intranet and Internet-enabled version of eImmune(R) was released in August 2001 and has been updated regularly since then. EImmune(R) is designed for use by state registries, physician networks, managed care plans, school nurses and individual physicians. Further, public health agencies and private health organizations can use eImmune(R) to create secure online immunization records that can be accessed over the Internet by parents, schools, primary care physicians, and other health providers. Finally, we believe that eImmune(R) can also serve as a foundation for a bio-terrorism surveillance system as states begin to improve their healthcare applications.





         EImmune(R) supports information flow required during the patient encounter and facilitates many aspects of the immunization process. EImmune(R):


         o retrieves and records vital patient information such as medical history, medication history and allergies;

         o orders vaccines, tracks administration of vaccines, generates vaccination schedules and records adverse events;

         o allows for quick reminders and recall of patients who are behind on vaccinations;

         o captures standardized data that can be later used to generate outcome studies;

         o generates a record of all immunizations, makes those records permanently available and thereby avoids lost records and consequent re-immunizations; and


         o orders, records and tracks testing for tuberculosis (PPD testing), including results and related reporting for Occupational Health to comply with Occupational Safety and Health Administration regulations.


         AsthmaWatch(R)


         AsthmaWatch(R) asthma and respiratory disease management system is the second application we designed and built. AsthmaWatch(R) was developed in conjunction with the University of Southern California Los Angeles County Medical Center and the Asthma and Allergy Foundation of America and is based on National Institute of Health guidelines. AsthmaWatch(R) is an information system developed to support community-based asthma intervention programs. This information system models the flow of the health process so data is entered at time of the encounter, at the point of care. AsthmaWatch(R):


         o        captures  complete  medical  and  asthma  history,   including
                  current  and  past   medical   conditions,   medications   and
                  diagnostic results;

         o tracks disease related morbidity, asthma and allergy triggers, lung function testing and the relationship between health status and changes in therapy over time;

         o        supports    comprehensive    staff   assessments,    including
                  documentation of vital signs, medication, materials and device training and environmental assessment;

         o generates printed and electronic forms, including prescriptions, diagnostic tests, encounter reports, multi-lingual asthma action plans and patient education guidelines;

         o captures a comprehensive provider assessment which includes asthma activity, asthma severity, and upper airway disease assessment; records results of general medical exam and ICD9 and CPT coding; and orders skin tests and medications; and

         o        automates   development   of   personalized   care  plans  and
                  pharmaceutical plans.

         This application facilitates team asthma care management by permitting specialists, nurses, care managers, acute and primary care providers and pharmacists up-to-the-minute access to disease and patient information. Because our software permits real-time access to each patient's complete history by logging into AsthmaWatch(R), none of the participants in the asthma care delivery process makes a decision in a vacuum. AsthmaWatch(R) delivers to all participating providers all data necessary to make the best patient care decision in real-time. Furthermore, AsthmaWatch(R) is designed to match the protocol expected to be followed by the applicable provider, thus preventing skipped steps.

         C-trax(TM)


         C-trax(TM) is a comprehensive client server software application designed to manage delivery of cardiovascular care and all related information at the point of care. C-trax(TM) was developed in conjunction with Walter Reed Army Medical Center. C-trax(TM) supports numerous clinical functions within a cardiology practice, which enables efficient collection and accurate reproduction of information and results in significant savings of time and clinical and administrative resources. The system can meet the needs of large and small hospitals as well as individual cardiology practices. C-trax(TM):


         o        supports and properly documents patient encounters, diagnostic
                  tests,   patient-flow  through  the  clinic,   pharmacological
                  therapy plans, exam orders, and lab results reviews;

         o provides the cardiologist with the ability to access digital imaging, echocardiography tests, electrophysiologic studies, and nuclear lab tests;

         o        completes  charts  and  notes,  generates  repots,   including
                  longitudinal  data  graphing,   and  facilitates  analysis  of
                  outcomes data; and

         o documents risk for cardiac disease using a risk assessment tool based on the Framingham study.

         MyFamilyMD(TM)


         MyFamilyMD(TM) is a web-based software application that allows individuals to chronicle their daily health progress, medications, allergies, exercise and health goals and communicate with their physician or other healthcare provider via secure, private messaging. MyFamilyMD(TM)'s health assessment tools, called MedWizards(R), allow users to determine their level of risk for various health conditions and provide users with guidelines on early risk identification. MyFamilyMD(TM) empowers users to monitor and control their health by reviewing trends in their healthcare regimen by using dynamic and easy-to-use graphs and reports. MyFamilyMD(TM):


         o provides each user a secure personal home page, inbox and personal health profile to record health interests, medical conditions, symptoms, medications, diet and exercise habits, immunizations and other health related issues;

         o helps users, utilizing interactive MedWizards(R), to monitor every area of users' health, including blood glucose, insulin dosing, blood pressure, weight, height, pulse, peak flow, lab values and other variables; users can design customized journals or daily diaries to keep track of symptoms and other healthcare issues;

         o supports secure messaging between users, I-trax's clinical staff and, if desired, the users' physicians or other care providers;

         o delivers to users daily personalized content about their medical concerns and health interests, alerts about medication and consumer product recalls and notifications and reminders about upcoming appointments, refills, prevention and screening tests; and

         o automatically completes health forms, including state mandated immunization forms.

         CarePrime(TM)


         CarePrime(TM) is a web-based software application that allows physicians and their staff to enhance relationships with, and improve the care of, their patients. CarePrime(TM) permits secure messaging between the physicians and their staff and patients, facilitates online appointment requests and referrals. In addition, CarePrime(TM) promotes informed and therefore better management of health activities by enabling providers, with patient authorization, to access patient's MyFamilyMD(TM) personal health profile and health tracking tools and streamline office procedures with automated forms and notifications. CarePrime(TM) and MyFamilyMD(TM) promote a partnership between patients and physicians. CarePrime(TM):


         o permits physicians and their staff to send patients secure individualized messages, group notices, messages and alerts and custom automated notifications, such as exam reminders, at specific times based on patient demographics, medical condition, or health concerns;

         o allows physicians and their staff to view and edit the patient's personal health profile and MedWizard(R) generated health assessment results, with the information entered by the patient and the physician easily distinguishable;

         o accepts electronic information contained on health forms and immunization records completed by patients using MyFamilyMD(TM), and, after physician's verification, adds such information to the patients' electronic medical record;

         o tracks vaccine dosing schedules and generates reports when patients are not compliant; and

         o        tracks  and  reports  easy-to-use  vaccine  recalls,   adverse
                  reactions and practice compliance.

         Health-e-Coordinator(TM)


         Health-e-Coordinator(TM) is a web-based software application designed to support the disease management process including referral, enrollment, assessment, documentation and care coordination, according to current published clinical guidelines. At this time, Health-e-Coordinator(TM) supports congestive heart failure ("CHF") and diabetes disease states. The application facilitates the recording of medications, immunizations, problem lists, diet and exercise histories, and disease-specific parameters, such as weight, New York Heart class (a common parameter for evaluating the patient's functional status), ejection fraction (a measurement of heart function), blood pressure, hemoglobin A1c (a blood test that reflects control of blood glucose levels), and lipid panel, during patient assessments. The recorded information can be viewed from a variety of screens. In addition, the application's patient snapshots and flow sheets allow users a quick look at the patient profile over time.

         Health-e-Coordinator(TM) serves as an umbrella application to view and manage all information that resides in our Medicive(R) Medical Enterprise Data System, irrespective of which of our other software applications was used to store the information. For example, one I-trax client uses a combination of Health-e-Coordinator(TM) and C-trax(TM) to manage CHF patients in a clinic setting to standardize the health assessment process, maximize data collection for outcomes reporting and optimal patient care.

         Health-e-Coordinator(TM) enables disease management by providing caregivers with assessment questions, printable education material, and recommendations for interventions to prevent morbidity and improve outcomes for patients with chronic illnesses such as CHF and diabetes. Health-e-Coordinator(TM) also supports workflow by incorporating a schedule task list to alert users to activities that are due for a given patient population based on the care plan for that disease management program. A client can customize activities such as follow up visits and educational interventions. The Resource Library included in Health-e-Coordinator is specific to each disease and can also be customized by each client. It provides clients with live links to online resources such as national guidelines, professional education, and consumer education. Health-e-Coordinator(TM):

         o allows the system to be tailored to the needs of individual healthcare systems, accepting customized protocols for referrals and supporting disease management programs for chronic illness such as asthma, cardiovascular care and eventually diabetes; and


         o when combined with the MyFamilyMD(TM), helps healthcare professionals identify and assess health risks, decide whether patients should enroll in health management programs, and observe patient progress thereafter.


Our Products and Services -- Service Solutions

         Health-e-Life   Program--Disease   and  Population   Health  Management
         Programs

         I-trax's health management solutions are total solutions. Through our Health-e-Life Program, we can:

         o using our existing software applications and data interfaces with third party applications, collect and aggregate raw healthcare data of a defined population, including hospital, emergency department, outpatient, pharmacy and similar data, into single data platform--Medicive(R) Medical Enterprise Data System;

         o analyze aggregated data using proprietary and licensed electronic modeling tools, and stratify the defined population into categories based on risk of certain health related conditions;


         o allow individuals using MyFamilyMD(TM), primary care physicians and their staff using CarePrime(TM) and specialists using our specialist applications including AsthmaWatch(R), C-trax(TM) and eImmune(R), to access the aggregated data, supplement  that  data  with  current  information,  which may include current results, emerging health conditions and results self risk assessments and other data collected by our MedWizards(R);


         o allow individuals using MyFamilyMD(TM) and primary care physicians and their staff using CarePrime(TM) to implement individual care initiatives using secure messaging and population health management using automatic group alerts and notifications;

         o allow individuals using MyFamilyMD(TM) to request prescription refills and make medical appointments;

         o allow I-trax's care management professionals, based on nationally recognized disease management protocols, to coordinate the care of any subgroup of a defined population utilizing Health-e-Coordinator(TM), telephonic interventions, audiofax, mail and other outreach programs, which may include health education about disease recognition and disease progression, with specific emphasis on asthma, coronary artery disease, diabetes, heart failure, low back pain and hypertension;

         o allow members of the defined population access to I-trax's care management professionals 24 hours per day, 7 days per week;

         o        provide triage service; and

         o integrate our program with electronic home monitoring devices and home visits as needed.

         We tailor our program to serve various segments of the healthcare community, including public health agencies, hospitals, health plans, self-insured employers and colleges and universities. We can scale our applications and operations to serve a broad range of needs.

         Student Health Solutions

         I-trax has adapted a combination of MyFamilyMD(TM) and CarePrime(TM) software applications to serve America's colleges and universities. The combination of the two products provides a powerful and valuable means for student health centers to execute their missions of education and outreach, prevention, and care management for their students. Our student health solutions provide a mechanism to streamline data management at student enrollment, improve communications between the health centers and students after they are enrolled, aggregate health information seamlessly and provide a secure, confidential and open communication channel between student health centers and students about their health. Our student health applications:

         o permit students to complete required immunization records and medical history forms online, replacing manual distribution of forms, handling their return, and manually inputting the data;

         o provide private, secure electronic communication for all student health services including online appointment requests and prescription refill requests;

         o automate routine student health service tasks, including intercollegiate athletic physical and re-certification forms, initial and annual women's health visit information requirements, routine pre-visit forms or related information requirements,

         o provide students with a home health web page with personal health record;

         o        deliver news, articles, and health/wellness education based on
                  demographic  and  health  profile  criteria,   using  students
                  preferred mode of communication;


         o provide students online health risk assessments based on the American College Health Association- National College Health Assessment, Center for Disease Control-National College Health Risk Behavior Survey and, if necessary, the institutions' specific needs, with aggregated outcomes reported to the student health services; and


         o if agreed upon, provide access to our other population health management solutions and software applications.

Our Market and Business Strategy


         We believe that the market for our population health management solutions is large and continues to grow. The Disease Management Purchasing Consortium & Advisory Council ("DMC2") estimates that in 1997, the disease management industry generated $77 million in contracted fees. DMC2 also estimates that in 2001, those contracted fees grew to $480 million. As the costs of medical care continue to grow and medical errors increase, there is a growing recognition throughout the healthcare community of the need for targeted, coordinated, and effective healthcare management solutions. Because our solution is scalable and can be tailored to fit into most healthcare organizations, we feel we have a competitive advantage. We have identified, and are targeting, the following segments of the healthcare industry as purchasers of our solutions:

         o Self-Insured Employers. As the ultimate payor for health related costs, self-insured employers have a significant stake in making sure that employees and their dependents are empowered with tools to make the best and most educated healthcare decisions. We believe that correct and informed decisions will not only reduce direct healthcare costs, but also reduce employee absenteeism and improve employees' focus at work. Where employees are older or retired and at risk for chronic diseases, early risk identification and targeted interventions will help reduce costs and improve quality of life.

         o Military and Government. EImmune(R) is the first application we designed and built. It now serves as a repository of immunization records for 2 million patients. With recent increased funding to state health programs, this application is now very expandable.

         o Public Health Agencies. Public health agencies are charged with coordinating care to a significant portion of America's uninsured population. Our care coordination tools and disease management programs are well suited to benefit this segment of the healthcare market. Furthermore, eImmune(R) and our other software applications are ideally suited for aggregating and analyzing vast of amounts of data required to, among other things, track immunizations and detect trends that can provide important surveillance information in the event of an outbreak of infectious diseases associated with bio-terrorism.


         o Health Plans and Health Insurers. We believe that the era of Health Maintenance Organizations denying access to care as a measure to reduce costs is over. We believe that health plans and health insurers are under increasing pressure to revise their methods to reduce medical errors, coordinate care and implement technology enabled population health management solutions and disease management programs. We believe that denial of access was a short-term solution that is now causing escalated costs. Population health management is a long-term solution with proven return on investment.


         o Colleges and Universities. Students are the most Internet enabled segment of our population. America's colleges and universities have an increasing need to communicate with their students, streamline and automate the collection of medical histories during the enrollment process, and improve communication between the student and student health services in a secure, confidential manner.


         We make our services available to our clients on a periodic subscription basis or, for certain software applications, on a subscription or for a one-time license fee basis. Although we have historically licensed out software applications on a one-time licenses fee basis, we believe that the subscription sales will represent a more significant portion of our sales in the future. We typically price self-insured employer solutions on a per covered member per month basis. A single covered member typically includes an employee and the employee's dependents. The actual per covered person price typically reflects the level of services we are contracted to provide. Solutions offered to health plans and health insurers are priced on a per member per month basis. And college health services products are priced with reference to the number of enrolled students in a given semester. Finally, we seek to price products we offer to public health agencies and military and government installations with reference to the number of records that will be retained in the system.

Customer Service

         We obtain new business, in part, based upon referrals from satisfied customers, such as Walter Reed Army Medical Center and Los Angeles County. We have received referrals from Walter Reed Medical Center in two primary forms. First, the immunology department at Walter Reed has referred its own departments to us for possible product purchase. Second, Walter Reed has provided some of our prospective customers with positive information relating to our products and our commitment to customer service. In addition, customers, such as Walter Reed Army Medical Center, have returned to purchase some of our new products and upgrades on our existing products. We attribute this success, in part, on our high level of customer service. We intend to continue this high level of customer service, as we believe it is a key factor for its success in this market. Management has recently implemented a staffing plan in advance of growth to assure that premier standards in customer service are met.

Competition

         Numerous companies are operating in the disease management segment of the larger healthcare industry. Many of these companies are larger than we are and have greater resources, including access to capital. We believe, however, that our total population health management solutions are unique. We also believe that our software applications and our broad based expertise in designing and deploying scalable, military grade software applications allow us to compete effectively against these larger competitors. We consider the following types of companies to compete with us in providing a similar product:

         o Disease management and care enhancement companies, such as American Healthways, Lifemasters, Matira, Allere and McKesson.

         o Established providers of existing, healthcare information technology. These firms have competencies in hospital information systems but also offer general electronic medical records, practice management systems, clinical data repositories, hospital information systems, accounting systems. E.g. Cerner Corporation, Siemens, McKesson, GE Medical Systems, Philips, IDX and Epic.


         o Health-related, online services or web sites targeted at consumers, such as careenhance.com, drweil.com, healthcentral.com, healthgate.com, intelihealth.com,
                  mayoclinic.com, thriveonline.com, webmd.com and wellmed.


         o Established software and computer companies that have publicly expressed plans to develop medical information software, such as IBM, Oracle and Microsoft.

         o        Hospitals,   HMOs,  pharmaceutical  companies,   managed  care
                  organizations, insurance companies, other healthcare providers and payors that offer disease management solutions.

         One or more of these companies could choose to expand their markets so as to compete more directly with us. Most of them are better capitalized than we are, and therefore such an entry into our niche would add to the competitive pressures of our business. Nonetheless, we believe we enjoy two primary competitive advantages. First, we have standing strategic relationships with two early adopters of our technology: Walter Reed Army Medical Center and LA County/USC Medical Center, two entities that have used our custom applications since 1995 and 1996, respectively. We believe the use of our software applications by these customers has proved that our products add value to the delivery of healthcare to patients with specific diseases. Second, we have a time advantage in software and database development over any new direct competitor.

Intellectual Property


         Our proprietary software applications are protected by United States copyright laws. We have registered the use of certain of our trade names and service names in the United States. We also have the rights to a number of Internet domain names, including I-trax.com and .net, MyFamilyMD.com and .net, eImmune.com and .net, AsthmaWatch.com and .net, CarePrime.com and .net and healthecoordinator.com. In addition, we continue to explore potential availability of patent protection for our business processes and innovations.


Research and Development

         We conduct research and development on three levels on a continuing basis. First, we continually study the business process in the medical community. A pivotal part of the success of our products is understanding the exact needs of our customers, and applying that knowledge to the graphic user interface, thus allowing our systems to integrate into the user's workflow without disruption. The Company was founded on this principle. We are constantly studying the changing work environment and clinical landscape of our customers and the industry as a whole. New disease modules, such as a diabetes-tracking module, are under development and modifications and additional functionality will continue to be added to currently available software applications.

         Second, as a by-product of the business process study, the invention and development of unique problem solving tools embedded in our software applications make possible the process of entering and retrieving vast amounts of information in short periods of time. Constant development, re-engineering and implementation of these tools is a priority of the design and engineering staff and will continue to be our focus, allowing us to maintain a leading role in information systems development.


         Third, further technology platform research, development and engineering are conducted on a continual basis. New technologies, such as Internet applications and the commercial software that support it, lack certain capabilities and functionalities required to allow the medical and healthcare industry to migrate to a total eHealth strategy. We believe we are in the process of creating software components to solve these problems and are constantly educating ourselves on available and emerging technologies that will help support and enhance our products.

         We have spent approximately $ 1.4 million on research and development activities over the past two fiscal years, the majority of which was attributable to the build out of the MyFamilyMD(TM) health assessment tools called MedWizards(R), Health-e-Coordinator(TM) and CarePrime(TM). We expect to continue to spend funds on adding functionality to MyFamilyMD(TM) by adding MedWizards(R), on CarePrime(TM), which interacts with MyFamilyMD(TM) and its MedWizards(R), and on Health-e-Coordinator(TM) by adding additional disease capabilities.

Employees


         We believe our success depends to a significant extent on its ability to attract, motivate and retain highly skilled, vision-oriented management and employees. To this end, we focus on incentive programs for our employees and endeavor to create a corporate culture that is challenging, rewarding and fun. As of June 14, 2002, we had 67 full-time and 35 part-time employees.


Properties

         Our executive, administrative and sales offices are located in Philadelphia, Pennsylvania, where we lease approximately 4,659 square feet of office space pursuant to a lease expiring in June 2005 at a current annual rate of $123,463. The property is in good condition.

         Our technology development offices are located in Reston, Virginia, where, effective as of February 2, 2002, we lease approximately 1,381 square feet of office space pursuant to a lease expiring in August 2003 at a current annual rate of $41,430. The property is in good condition.


         Our call center is located in Omaha, Nebraska, where, subsequent to the closing of the WellComm acquisition on February 6, 2002, we lease approximately 6,212 square feet of office space pursuant to a lease expiring in May 2007, at a current annual rate of $55,908. The property is in good condition.


         We do not invest in real estate, interest in real estate, real estate mortgages or in persons primarily engaged in real estate activities.

Legal Proceedings

         In 1998, a former Chief Executive Officer, stockholder and creditor of Health Management (the "Plaintiff") commenced an action in New Jersey state court against, among others, the present Chief Executive Officer of Health Management. Health Management is identified in the caption as a defendant. The complaint alleges breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, securities fraud, common law fraud, negligent misrepresentation and racketeering activity. See Nazir Memon v. Frank Martin, et al, CAM-L-04026-98. The allegations in this action reference circumstances relating to Health Management's prior line of business of physician practice management. In 1999, the court entered two orders dismissing the action "without prejudice" for procedural reasons. Furthermore, in 1999 the Plaintiff filed for bankruptcy protection. As part of the bankruptcy proceedings, the Plaintiff, the present Chief Executive Officer and Health Management entered into a stipulation limiting the period within which the Plaintiff can bring a new action alleging Plaintiff's claims. Plaintiff sought to reactivate his prior state court action in January 2001 (within the stipulated period), rather than commence a new action. The stipulated time period for commencing a new action has expired. By Opinion-Letter/Order dated August 22, 2001, the New Jersey Superior Court, Civil Division, ruled that Plaintiff is barred from reactivating the civil action by the bankruptcy stipulation. The Plaintiff is appealing the Civil Division Opinion-Letter/Order and the appeal is pending. As of December 31, 2001, the Company made no accrual for accounting purposes because the Plaintiff's success in this matter is not deemed probable nor could the Company reasonably estimate any adverse effect based on the current facts.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         You should read the following discussion and analysis together with our financial statements and the notes to our financial statements included elsewhere in this report.


         This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for us to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are cautioned that these statements may be affected by important factors, which are set forth below and elsewhere in this report, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include our ability to continue as a going concern and our ability to execute contracts for disease management services and software technology.





         Our financial statements have been prepared assuming that it will continue as a going concern. As of March 31, 2002, our working capital deficiency was $740,382. During the past two years, cash flow deficits have averaged approximately $400,000 per month. Through March 31, 2002 and the date of this report, we have been able to finance these deficits. Most recently, we secured financing from unrelated parties, and in the past, from our Chief Executive Officer, a Member of our Office of the President and other employees. In the near future, additional cash will be required to enable us to continue the development of our core products to meet customer demand, liquidate our short-term liabilities and continue to implement our marketing strategy. We are optimistic that we will be able to raise additional capital to fund these initiatives and also to fund cash flow deficits; however, there can be no assurance that we will be able to do so.





         During the fourth quarter of 2001 and first quarter of 2002, we entered into strategic marketing agreements with organizations that have the resources to market our products and services to their existing clients. We expect that these key agreements will generate revenue in 2002 and that in the second half of 2002 we will have sufficient cash flow to fund our cash flow deficits. Nonetheless, we may require additional funding to fund our cash flow deficits until then. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue operations.

         Results of operations for calendar 2001 are compared to the results of operations for calendar 2000. Results of operations for the three-month period ended March 31, 2002 are compared to the results of operations for the comparable period ended March 31, 2001. Results of operations are based on the historical financial information available as of the dates indicated and are not necessarily indicative of results to be attained for any future period.


Corporate History Overview


         I-trax was incorporated in the State of Delaware on September 15, 2000 at the direction of the Board of Directors of Health Management, I-trax's then parent company. On February 5, 2001, I-trax became the holding company of Health Management at the closing of reorganization under Section 251(g) of Delaware General Corporation Law. The holding company reorganization was described in greater detail in I-trax's registration statement on Form S-4 (Registration Number 333-48862). At the effective time of the reorganization, all of the stockholders of Health Management became the stockholders of I-trax and Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of Health Management were converted into shares of I-trax in a non-taxable transaction. Health Management no longer files reports with the Securities and Exchange Commission, and the price for its common stock is no longer quoted on the Over-the-Counter Bulletin Board. However, I-trax does file reports with the Securities and Exchange Commission, and the price of its common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX." I-trax's shares are represented by the same stock certificates that represented Health Management's shares prior to the holding company reorganization.

         The holding company structure has allowed I-trax greater flexibility in its operations and expansion and diversification plans, including in the acquisition of iSummit on February 7, 2001 and WellComm on February 6, 2002.

         I-trax acquired iSummit effective February 7, 2001 in an exchange transaction pursuant to a Contribution and Exchange Agreement dated September 22, 2000, as amended. In the contribution and exchange, I-trax issued a total of 4,222,500 shares of common stock to the owners of iSummit and the owners contributed to I-trax all of the issued and outstanding ownership interests in iSummit. At closing, of the total 4,222,500 shares I-trax agreed to issue, 2,086,250 shares were delivered to the owners of iSummit and 2,136,250 shares were deposited with an escrow agent. Effective December 31, 2001, a total of 1,289,184 shares held in escrow were returned to I-trax and cancelled. Accordingly, the aggregate number of shares issued by I-trax to acquire iSummit has been reduced to 2,933,316 shares. This number may be further reduced by an additional 50,000 shares, as negotiations regarding such a further reduction are ongoing. Since February 7, 2001, iSummit has been a passive, wholly owned entity of I-trax with certain intellectual property as its only assets.


Business Overview


         I-trax has historically developed enterprise and client server applications for collecting disease-specific data at the point of care for several large hospitals and medical centers. In 2001, we expanded our product lines by developing additional software applications, adding services and completing several strategic acquisitions. We now offer total population health management solutions. Our mission is to combine real-time Internet-based software technology and targeted personal interventions by healthcare professionals to improve the quality of care, increase patient satisfaction, improve clinical outcomes, reduce practice variances, improve operating efficiencies and lower medical costs.

         Our products range from stand-alone software applications to total health management solutions. Our stand-alone software applications assist physicians, patients and the entire healthcare community in assessing, preventing and managing all stages of disease and wellness. Currently, our stand-alone software applications include four clinical applications:
AsthmaWatch(R), an asthma tracking tool, Health-e-Coordinator(TM), a disease management tool, C-trax(TM), a cardiovascular point-of-care tool, and eImmune(R), an immunization management system; and two web portals:
MyFamilyMD(TM) for consumers and CarePrime(TM) for physicians. We license our software applications as client-managed integrated applications or by serving as an application service provider from our secure web hosting facility.

         Our population health management solutions assist public health agencies, hospitals, health plans, self-insured employers, and colleges and universities to manage the healthcare of their populations by outsourcing through I-trax. We deliver these service solutions by integrating Health-e-Coordinator(TM) disease management tool, our web portals Care Prime(TM) and MyFamilyMD(TM) and our patient contact center staffed by skilled nurses and other healthcare professionals 24 hours per day, 7 days per week. Our service solutions are flexible and adaptable. Without significant modifications to our software applications, our solutions address the specific needs of several segments of the healthcare industry, including, as examples, university and college student health plans, indigent care coordination and disease management initiatives and disease management of acutely ill patient with co-morbidities.




Recent Acquisition


         On February 6, 2002, we acquired WellComm. WellComm is a healthcare services company that offers a broad array of expertise including a nurse contact center specializing in disease management, triage, health information survey, and research services for the healthcare industry. For the fiscal year ended December 31, 2001, WellComm recognized revenue of $5,287,702 and earnings before provision for income taxes of $327,159. For the fiscal year ended
December 31, 2000, WellComm recognized revenue of $979,142 and a loss of $119,954.

         To acquire WellComm, we issued 7,440,000 shares of common stock, granted 560,000 options with a nominal exercise price and paid $2,175,056 in cash. We also issued 80,000 shares to an employee for introducing us to WellComm. The aggregate acquisition price was approximately $12,760,000. The value of issued common stock and stock options was determined based on the average closing price of our common stock immediately before and after we agreed to and announced the acquisition.

         Of the total purchase price, we allocated approximately $1,370,000 to covenants not to compete, $3,680,000 to customer relationships, $390,000 to acquired net assets and $7,320,000 to goodwill. We expect to amortize covenants not to compete on a straight-line basis over four years and customer relationships over three years.

         The WellComm acquisition was two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among us, WC Acquisition, our wholly owned subsidiary, WellComm, John Blazek and Carol Rehtmeyer, Ph.D. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into us, in which merger we continued as the surviving corporation. The parties to the Merger Agreement intend to treat the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps constitute a single transaction described in Rev. Rule 2001-46, 2001-42 Internal Revenue Bulletin 321 (Sep. 24, 2001), and thus a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.





         We also agreed to deliver to the WellComm stockholders additional contingent merger consideration either in cash or, at the election of John Blazek as a representative of the WellComm stockholders, in shares of common stock. The additional contingent merger consideration will be equal to 10% of revenues that may be generated by sales of new services to an existing WellComm client during a 12-month period beginning on the date such new services begin to be delivered. Such new services must commence by February 5, 2003, but have not been commenced as of March 31, 2002. If the additional contingent merger consideration is paid in shares of common stock, the shares will be valued at the lesser of $1.23 per share and the average of the closing price of common stock for 20 consecutive trading days ending on the day prior to the day a contingent merger consideration payment is due. Any additional shares distributed will be recognized as compensation expense in the period earned.

         After the merger, each of Mr. Blazek and Dr. Rehtmeyer joined us as Members of the Office of the President and Ms. Ludwig joined us as a Vice President pursuant to employment agreements with Health Management. In addition, Mr. Blazek and Dr. Rehtmeyer were elected to our Board of Directors.





         We granted to the WellComm stockholders the following registration rights under the Securities Act of 1933, as amended, with respect to the shares of common stock issued in the merger: (a) two demand registration rights exercisable after February 5, 2005; and (b) unlimited "piggy back" registration rights (subject to underwriter cut back) in the event we register common stock for our own account.





         We funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin pursuant to a Purchase Agreement dated February 4, 2002. Pursuant to the Purchase Agreement, we also issued Palladin a warrant to purchase an aggregate of up to 1,538,461 shares of common stock at an exercise price of $1.10 per share. The outstanding principal and any deferred interest under the Debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any deferred interest may be converted at any time at the election of Palladin into common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the dates that are 12 months and 18 months after the issue date. With respect to each Reset Date, the conversion price will only be reduced if the closing bid price for common stock, averaged during a period of 20 consecutive trading days ending on the date that immediately precedes the applicable Reset Date, is less than the then applicable conversion price, in which case, the reset conversion price will equal to this average.

         Under the Purchase Agreement, Palladin also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and received an additional warrant to purchase an aggregate of up to 769,230 shares of common stock. The terms of the optional debenture and warrant will be substantially similar to those of the Debenture and the Warrant. Finally, pursuant to a related registration rights agreement, we agreed to register all of the shares of common stock underlying the Debenture and the Warrant on a registration statement on Form SB-2.


Results of Operations


         For the two years ended December 31, 2001, we did not generate significant sales. During the period, we expended a predominant portion of our resources to build and deliver eImmune(R) and C-Trax(TM) to Walter Reed Army

Medical Center in accordance with prior contractual obligations. Further, during this period, we changed our focus from developing custom software applications for few clients to:

         (1)      commercializing   existing  software  applications   including
                  eImmune(R), AsthmaWatch(R)and C-Trax(TM);

         (2)      web-enabling   new  applications   including   MyFamilyMD(TM),
                  CarePrime(TM)and Health-e-Coordinator(TM); and

         (3)      marketing  these  products  as  a  total   population   health
                  management solution.

         This process began in May 2000 when we brought together our current management team. The process continued in 2001 and in the first quarter of 2002, when, in response to demand in the marketplace, we acquired WellComm to supplement our technology solutions with disease management services. We now focus our marketing efforts on three main markets: (1) college and university student health services; (2) the Department of Defense/public health sector; and
(3) health plans and self-insured employers.

         The results of operations presented in this report reflect the results of operations of WellComm, which for accounting purposes, we acquired effective as of February 1, 2002.

         Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

         Total revenue for 2001 was $613,070, which represents an increase of $352,425 or 135% from $260,645 for 2000. This increase was primarily attributable to: (a) a software license for eImmune(R) to Walter Reed Army Medical Center and (b) C-trax(TM) software application, likewise for Walter Reed Army Medical Center. Although revenue increased, cost of revenue decreased by 36% from $156,034 for 2000 to $99,584 for 2001. The decrease in the cost of revenue is directly attributable to the fact that contracts executed in 2001 require delivery of software applications rather than hardware, as was the case with contracts fulfilled in 2000. Our management expects that the cost of sales will fluctuate depending on the type of contract. Our management also expects that technology-based contracts will yield a low cost of sales whereas disease management contracts coupled with services will increase the cost of sales. We also expect that many of our future licenses will require us to make our software applications accessible by Internet on a subscription basis to self-insured employers, health plans and colleges and universities.





         Our product development costs were $818,176 for 2001, representing an increase of approximately 15% from prior year. The majority of this sum is attributable to the build out of the MyFamilyMD(TM) health assessment tools called MedWizards(R), Health-e-Coordinator(TM) and CarePrime(TM). We expect to continue to spend funds on adding functionality to MyFamilyMD(TM) by adding MedWizards(R), on CarePrime(TM), which interacts with MyFamilyMD(TM) and its MedWizards(R), and on Health-e-Coordinator(TM) by adding additional disease capabilities. All product development costs in 2000 and 2001 were expensed.

         General and administrative expenses (excluding salary and related benefits which are explained separately below) were $1,711,430 for 2001, a decrease of 25% from $2,286,594 for 2000. The decrease was attributable to several factors. First, in 2000, I-trax incurred certain expenses related to a changed management structure. In addition, we incurred substantial expenses related to our holding company reorganization, acquisition of iSummit and related Securities and Exchange Commission filings, including a registration statement on Form S-4. These costs were primarily recruiting fees, consulting, legal and other professional fees. In the third quarter of 2001, in order to conserve cash, I-trax reassessed its spending budget and implemented certain cost cutting measures, including an employee head count reduction.

         Salary and related benefits increased by 140% from $2,903,071 for 2000 to $6,996,108 for 2001. A major component of such increase, $3,100,000, is attributable to a non-cash charge associated with I-trax's issuing stock purchase warrants to employees and officers in exchange for surrender of accrued salary under our Salary Deferment Program. The Salary Deferment Program commenced in November 2000 and terminated on December 31, 2001. Approximately $1,000,000 was accrued by I-trax under the Salary Deferment Program. In December 2001, we gave program participants the option of converting their accrued salary into equity or being paid out over time if and when I-trax generated positive cash flows from operations. Employees that deferred approximately $825,000 agreed to covert this amount into equity. We converted this amount by granting each employee a warrant to purchase one share of common stock at an exercise price of $.15 per share, for each $.35 of deferred salary. For accounting purposes, we valued such warrants utilizing the Black-Scholes pricing model, which takes in to account current market price and volatility of our securities along with other key factors. The valuation resulted in a charge to earnings of approximately $3,100,000. The remainder of the increase of approximately $993,000 (inclusive of payroll taxes and related benefits), relates to adding senior personnel to, among others things, market our population health management services and student health solutions. Our management believes that the added expense has improved our marketing strategy significantly and that we are well-positioned for the roll out of our products in 2002.

         Acquired in progress research and development amounted to $1,642,860 for 2001. This amount was directly attributable to the acquisition of iSummit on February 7, 2001. An independent third-party valuation company derived this amount after a detailed analysis of all the underlying facts.

         Debt issuance and conversion costs along with interest expense amounted to $1,949,320 for 2001. This was a result of I-trax's valuing warrants granted in connection with (a) the conversion of $2,200,000 in principal amount of convertible promissory notes, (b) the conversion of certain officer advances, and (c) the re-pricing of the exercise price of certain warrants issued in connection with the convertible promissory notes from $2.00 to $.50 each.


         Depreciation and amortization amounted to $799,014 for 2001 as compared to $75,089 for 2000. This increase of $723,925 is primarily a result of the amortization of goodwill in connection with the acquisition of iSummit on February 7, 2001.


         Marketing and advertising expenses equaled $989,972 for 2001, an increase of 160% from $380,277 for 2000. The increase was attributable to expanding our marketing campaign to penetrate the identified markets along with promoting I-trax in the financial community for the purposes of raising additional equity.

         We recorded a net loss of $ 14,359,432 for 2001 as compared to a loss of $6,415,484 for 2000. The majority of this loss was attributable to the aggregate non-cash charges incurred when we issued equity securities.



         Three Months Ended March 31, 2002 Compared To Three Months Ended March 31, 2001

         Total revenue for the three months ended March 31, 2002 was $406,357 representing an increase of $216,417 or 113% from $189,940 for the three months ended March 31, 2001. Total revenue for the three months ended March 31, 2002 was comprised of $361,857, representing WellComm's service revenue derived from disease management and call center contracts, and $44,500, representing I-trax's technology revenue derived from a license of eImmune(R) to Walter Reed Army Medical Center. For the remainder of this year and in future years, we expect to generate revenues from: (1) licensing our software applications on a subscription basis to customers that rely on their own capabilities to deliver disease management services; and (2) delivering complete population health and disease management solutions, encompassing technology and services.

         Cost of revenue was $262,165 for the three months ended March 31, 2002, an increase of 1,586% from $15,546 for the three months ended March 31, 2001. The increase is directly attributable to the personnel costs required to staff WellComm's disease management and call center contracts. We expect that our cost of revenue will fluctuate in future periods because technology only contracts will yield a low cost of revenue while disease management contracts requiring services will increase cost of revenue. We also expect, based on our current contract pipeline that a significant portion of our future revenue will be derived from application service provider contracts with colleges and universities, self-insured employers and health plans.

         Product development costs were $119,500 for the three months ended March 31, 2002 as compared to $227,264 for the three months ended March 31, 2001, a decrease of 47%. The decrease was caused, in significant part, by our management's decision to subcontract certain software development projects. We expect to continue to spend funds to add functionality to our products, especially to MyFamilyMD(TM) by adding MedWizards(R), on CarePrime(TM), which interacts with MyFamilyMD(TM) and its MedWizards(R), and on Health-e-Coordinator(TM) by adding additional disease capabilities. All product development costs in this quarter were expensed.

         General and administrative expenses decreased 18% from $1,605,273 for the three months ended March 31, 2001 to $1,401,818 for the three months ended March 31, 2002, even though our expenses for the quarter ended March 31, 2002 include approximately $197,000 of expenses we assumed following our acquisition of WellComm. The net decrease is primarily attributable to personnel reductions and stringent budgetary controls we implemented in the fourth quarter of 2001. We anticipate that for the balance of 2002, our spending will increase slightly from that in the quarter ended March 31, 2002 because that quarter reflects only two months of WellComm's expenses. We believe that with the addition of WellComm's personnel, we have the resources to handle increased revenue with minimal incremental costs.

         Acquired in progress research and development was $1,642,860 for the quarter ended March 31, 2001 and is attributable to the acquisition of iSummit on February 7, 2001. An independent, third party, valuation company derived this amount after a detailed analysis of all the underlying facts.

         Depreciation and amortization expense was $219,987 for the three months ended March 31, 2002 as compared to $102,300 for the three months ended March 31, 2001. The increase is primarily attributable to the amortization of intangible assets recorded in the WellComm acquisition.

         Marketing and advertising expenses were $170,456 for the three months ended March 31, 2002 as compared to $66,137 for the three months ended March 31, 2001. The increase of 157% was caused by our engagement of investor relations consultants and our new marketing effort to promote our disease management solutions following the WellComm acquisition.

         Interest expense for the three months ended March 31, 2002 was $1,170,845, increasing by $914,263 or 356% from $256,582 for the three months ended March 31, 2001. The net increase is primarily attributable to a charge to interest expense for the beneficial conversion value associated with our sale of a $2,000,000 convertible debenture to Palladin to fund the cash portion of the WellComm acquisition. Generally, the beneficial conversion value represents the benefit to the investor that results from purchasing an immediately convertible debenture with a conversion price that is less than the fair market value of the underlying security, after first allocating a portion of the debenture's sales price to the associated warrants.

         Our net loss was $2,974,798 for the three months ended March 31, 2002 as compared to a loss of $3,717,225 for the three months ended March 31, 2001. For both periods, we had significant transaction related charges. For the quarter ended March 31, 2002, we incurred a one-time charge of approximately $1,000,000 on account of the beneficial conversion value associated with the Debenture. For the quarter ended March 31, 2001, we incurred a one-time charge of $1,600,000 on account of acquired in process research and development in the acquisition of iSummit.


Liquidity and Capital Resources

         Working Capital Deficiency




         We ended calendar 2001 and quarter ended March 31, 2002 with approximately $1,000,000 and $760,000 of cash, respectively, on our balance sheet. As of March 31, 2002, our working capital deficiency was $740,382. From December 31, 2001 through May 15, 2002 we raised approximately $1,895,000 to fund our working capital deficiencies by selling common stock. We are optimistic, although no assurances exist, that if we require additional funding before our operations produce positive cash flow, we will raise such funding.


         Sources and Uses of Cash




         Our negative cash flows from operations was approximately $4,900,000 for calendar 2001 and $4,700,000 for calendar 2000 and $1,550,000 for the quarter ended March 31, 2002 and $1,250,000 for the quarter ended March 31, 2001. Despite this, we have been able to secure funds to support our operations. During the third quarter of 2001 and first quarter of 2002, such funds were received from unrelated investors. Prior to the fourth quarter of 2001, we received such funds from Frank A. Martin, our Chief Executive Officer, Gary Reiss, a Member of our Office of the President, and certain other senior officers. We believe that additional cash will be required to finish the development of our products and to implement our marketing strategy.

         During calendar 2001 and 2000, we funded our cash needs primarily from financing activities (sales of common stock and issuance of convertible and non-convertible promissory notes), which amounted to approximately $5,400,000 for each of 2001 and 2000.

         During the quarter ended March 31, 2002, we funded our cash needs from, primarily, sales of our common stock in the aggregate amount of approximately $1,500,000. We also received $2,000,000 from the sale of a 6% convertible debenture that we used to acquire WellComm. We are optimistic that in the future, we expect to rely less on equity financings and more on cash flows from operations. We expect that WellComm's operations will provide a portion of our future operating cash flow. For the quarter ended March 31, 2001, we financed our operations by borrowings approximately $700,000 from an unrelated party and $475,000 from our officers, and by selling $120,000 of our common stock.

         With regards to investing activities for 2001, we collected $312,500, representing a major portion of amounts due under a note issued to I-trax by Diabetex Corporation ("Diabetex") (as further discussed below) in December 2000. The original amount of the note before all applicable interest and out-of pocket costs equaled $350,000. During 2001, our investment in office equipment and furniture was nominal. We invested $324,585 in office equipment and furniture in 2000. For the quarter ended March 31, 2002 our only material investment event was the payment of approximately $2,000,000 to fund the cash portion of the WellComm's acquisition price.

         As of March 31, 2002, our current liabilities were approximately $2,150,000, of which approximately $700,000 is due to Messrs. Martin and Reiss for which no repayment terms have been established. We do not expect to pay management loans until we begins to generate cash flows from operations and obtain the consent of Palladin pursuant to the terms of the Debenture and related documents. The remainder of current liabilities of approximately $1,450,000 is made up, primarily, of trade payables of approximately $685,000, accrued expenses of approximately $303,000, $175,000 credit line payable, which we assumed when we acquired WellComm and approximately $220,000 of deposits on future contracts. We have good relationships with our vendors.

         I-trax's long-term debt is made up of 6% convertible senior debenture in the aggregate principal amount of $2,000,000 held by Palladin, for which principal and capitalized interest is not due until February 3, 2004, and $692,809 held by a group of investors led by the Psilos Group Partners, L.P. ("Psilos Group"), which includes Nantucket Ventures, a venture fund managed by Mr. Martin, our Chief Executive Officer, for which principal and interest is not due until March 2006. We expect that we will be able to repay these obligations if they are not converted into equity prior to their due date.

         Related Party Transactions

         During 2001, Mr. Martin and Mr. Reiss and a key employee of I-trax periodically advanced funds to fund our working capital deficiency. As of December 31, 2001, we owed these individuals $739,598 (inclusive of accrued interest). As consideration for the advances, we issued to these individuals, detachable stock purchase warrants to acquire an aggregate of 1,093,000 shares of common stock at exercise prices ranging from $.50 to $1 per share. I-trax valued the detachable warrants using the Black-Scholes pricing model, thereby recording a charge to earnings for financing costs of $630,469.

         In the fourth quarter of 2001, we issued an aggregate of 1,237,326 shares of common stock to Mr. Martin and Mr. Reiss in exchange for converting a total of $618,663 of advances in to common stock at $.50 per share.

         From November 2000 through May 2001, I-trax issued several convertible promissory notes with an aggregate face amount of $2,200,000. Of such total, $500,000 of promissory notes was issued to Mr. Martin and Mr. Reiss in October 2000. In May 2001, Mr. Martin and Mr. Reiss converted these notes in to common stock at the rate of $.50 per share.

         As of December 31, 2001, a venture fund managed by Nantucket Ventures, a venture fund managed by Mr. Martin, loaned I-trax $75,000 and received warrants to purchase 197,400 shares of common stock at $.10 per share.

         In December 2000 Mr. Martin and Mr. Reiss purchased from I-trax a total of 500,000 shares of common stock at price of $2 per share. The shares were purchased pursuant to a subscriptions agreement and a note and pledge agreement. The note was for a principal amount of $999,500 (net of a $500 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount was due in five consecutive annual installments beginning on December 29, 2001. In second quarter of 2001 and with our Board of Directors' approval, the note and pledge agreements were cancelled. In April 2001, Mr. Martin and Mr. Reiss received an aggregate of 700,000 stock options pursuant to the 2001 Equity Compensation Plan. Pursuant to Financial Accounting Standards Board ("FASB") Interpretation 44, variable accounting at the end of each interim period must be applied to these options since they are deemed a re-pricing of the cancelled note and pledge agreements. We therefore recorded a compensation expense of $.70 per option share, representing the difference between the option exercise price of $.55 and common stock fair market value of $1.25, or $350,000 for the quarter ended December 31, 2001. For the three months ended March 31, 2002, we marked-to-market these options and recorded a reduction in compensation expense of $80,000.

         On December 31, 2001, we issued 470,066 shares of common stock to Mr. Martin when Mr. Martin exercised 470,066 warrants by surrendering $70,510 of accrued as the exercise price. The warrants were granted under the Salary Deferment Program previously discussed.


Critical Accounting Policies

         Legal Contingencies


         We are currently involved in a certain threatened litigation. As discussed in Note 13 of our consolidated financial statements, as of December 31, 2001, we have not accrued a loss contingency because the plaintiff's success in this matter is not deemed probable nor could we reasonably estimate any adverse effect based on the current facts. We do not believe this proceeding will have a material adverse effect on our consolidated financial position. It is possible, however, that future results of operations for any particular quarterly or annual period could be negatively and materially affected by changes in our assumptions, of the effectiveness of our strategies, related to these proceedings.


         Impairment of Goodwill

         We have evaluated goodwill for impairment indicators and will continue to do so in the future. Our judgments regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance of our acquired businesses. Future events could cause us to conclude that impairment indicators exist, requiring a write-down of goodwill, which may, in turn, negatively affect our earnings for any particular period.

         Revenue Recognition


         We derive our revenue through different types of contracts, including perpetual software licenses, subscription licenses and custom development services, all of which may also include support services revenue such as licensed software maintenance, training, consulting and web hosting arrangements. As described below, significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

         We license our software products for a specific term or on a perpetual basis. Most of our license contracts also require maintenance and support. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products and hardware transactions where the software is not incidental. For hardware transactions in which software is not incidental, we do not bifurcate the fee and we do not apply separate accounting guidance to the hardware and software elements. For hardware transactions in which no software is involved we apply the provisions of Staff Accounting Bulletin 101, "Revenue Recognition." In addition, we apply the provisions of Emerging Issues Task Force Issue No. 00-03, "Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware" to our hosted software service transactions.

         We recognize revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when product is delivered to a common carrier.

         At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

         We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

         For arrangements with multiple obligations (for example, undelivered maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value of the undelivered elements. This means that we defer revenue from the arrangement fee equivalent to the fair value of the undelivered elements.


         We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed based on hourly rates, and we generally recognize revenue as these services are performed. However, when entering into a transaction, we assess whether or not any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the entire fee using the percentage of completion method. We estimate the percentage of completion based on our estimate of the total costs estimated to complete the project as a percentage of the costs incurred to date and the estimated costs to complete.


         Material Equity Transactions


         For the years ended December 31, 2000 and 2001 and quarter ended March 31, 2002, we executed numerous equity transactions with related and unrelated parties to raise funds for working capital and issued securities in lieu of compensation for services received. We believe that we have valued all such transaction pursuant to the various accounting rules and that they ultimately represent the economic substance of each transaction. In connection with issuing common stock for services and granting warrants to induce debt holders to convert debt into equity and to compensate various individuals for deferring salaries in order to help I-trax succeed, we have recognized non-cash costs in excess of $6,700,000 of costs, which increased our loss by approximately $14,000,000.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


         Dr. Craig A. Jones, a director of I-trax, is the Director of the Division of Allergy & Immunology at the Los Angeles County and University of Southern California Medical Center, which is operated by the Los Angeles County Department of Health Services ("DHS"). The Los Angeles County DHS purchased an information system from I-trax to support implementation of a clinical disease management program for which it paid I-trax approximately $100,000 in 2000 and $61,000 in 2001. Dr. Jones is the director of that clinical program. In September 2000, I-trax also entered into a verbal consulting agreement with Dr. Jones. Under the agreement, in addition to attending Board meetings, Dr. Jones agreed to assist I-trax with product development efforts, attend trade shows on its behalf and originate business leads. Under the agreement, Dr. Jones was to be compensated at a rate of $3,000 per month. The payments were suspended in November 2000.


         In May 2000, Health Management entered into a consulting agreement with Health Industry Investments, LLC, an affiliate of Philip D. Green, a director of I-trax. Under the consulting agreement, Health Industry agreed to perform certain services for Health Management, including arranging introductions with potential customers. In turn, Health Industry received the right to purchase 20,000 shares of common stock of Health Management at a purchase price of $2 per share. The beneficial owners of Health Industry exercised this right and purchased these shares in September 2000 pursuant to a private placement conducted by Health Management. In addition, Health Industry received options to acquire up to 80,000 shares of common stock of Health Management at an exercise price of $0.625 as compensation for performing services under the consulting agreement. The options were to vest in equal monthly installments over the one-year term of the consulting agreement. All options were accelerated in October 2000. In April 2001, Health Industry received options to acquire an additional 200,000 shares of common stock at an exercise price of $0.55 as compensation for continuing to perform services under the consulting agreement. These options vest over two years.


         Effective as of December 29, 2000, Health Management issued to each of Messrs. Martin and Reiss 250,000 shares of common stock of Health Management at a per share purchase price of $2. The aggregate purchase price was payable pursuant to a Promissory Note and Pledge Agreement in the principal amount of $499,750. The principal amount of each Promissory Note and Pledge Agreement accrues interest at an annual rate of 5.87%. The principal and interest on each Promissory Note and Pledge Agreement was payable in five annual installments of principal and interest beginning on December 29, 2001. Furthermore, in the event these officers were performing their duties adequately and were accomplishing I-trax's goals, I-trax's Compensation Committee had the option of waiving and forgiving any of the annual payments of principal and interest in lieu of granting such officers a cash bonus. This transaction was rescinded in 2001.


         From November 2000 through May 2001, I-trax completed an offering of convertible promissory notes and stock purchase warrants. I-trax raised $2,000,000 in this offering. Of this total, $700,000 was loaned to I-trax by Woodglen Group, L.P., a 5% stockholder of I-trax, $250,000 was loaned to I-trax by Frank A. Martin, its Chief Executive Officer, and $250,000 was loaned to I-trax by Gary Reiss, a Member of I-trax's Office of the President. The convertible promissory notes had a maturity date of one year from the date of issue and accrue interest at an annual rate of 8% with a default annual rate of 12%. The principal amount of, and accrued and unpaid interest under, the convertible promissory notes were convertible into common stock. The stock purchase warrants grant the holders a right to purchase one shares of common stock for each $1 in original principal amount of convertible promissory notes. The initial conversion price of the convertible promissory notes and the exercise price of the stock purchase warrants were $2 per share, subject, in each case, to full-ratchet anti-dilution adjustment in the event of a subsequent offering with an effective per share price of less than $2.

         On June 25, 2001 and pursuant to an Exchange Agreement dated May 14, 2001, the holders of the convertible promissory notes, including Woodglen Group, L.P., a 5% stockholder of I-trax, Mr. Martin, our Chief Executive Officer, and Mr. Reiss, a Member of I-trax's Office of the President, agreed to exchange the principal of, and accrued interest through May 15, 2001 under, the promissory notes in the aggregate amount of $2,280,157 for common stock at the exchange price of $.50 per share. As consideration for the exchange, I-trax reset the exercise price of the warrants to acquire 2,200,000 shares of common stock, originally issued together with the convertible promissory notes, to $.50 per share. Accordingly, in the transaction, Woodglen Group, L.P. received 1,455,540 shares and warrants to acquire 700,000 shares, Mr. Martin received 523,452 shares and warrants to acquire 250,000 shares and Mr. Reiss received 521,808 shares and warrants to acquire 250,000 shares.

         Effective as of June 25, 2001, I-trax completed a private placement of 2,200,000 shares of common stock at $.50, yielding to I-trax a total of $1,100,000. Woodglen Group, L.P., a 5% stockholder of I-trax, invested $850,000 in this private placement. As consideration for completing the private placement, I-trax issued to the participating investors stock purchase warrants to purchase one share of common stock for each $2 invested in this private placement at an exercise price of $1.00 per share. I-trax, therefore, issued warrants to acquire a total of 550,000 shares of common stock, of which warrant to acquire 425,000 shares of common stock was issued to Woodglen Group, L.P.

         During the first and second quarters of 2001, Mr. Martin, I-trax's Chief Executive Officer, loaned I-trax $515,000 to fund I-trax's working capital deficiency. Of this amount, I-trax repaid $240,000 in June 2001. On June 25, 2001, Mr. Martin exchanged the remaining $275,000 of the loan, and accrued interest of $9,163, into common stock at the exchange price of $.50 per share. I-trax issued 568,324 shares in this exchange. In addition, I-trax issued Mr. Martin a stock purchase warrants to acquire 515,000 shares at an exercise price of $.50 per share as consideration for this bridge financing. The terms of this exchange transaction and warrant issuance, including the exchange price and the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         During the first and second quarters of 2001, Mr. Reiss, a Member of I-trax's Office of the President, loaned I-trax $240,000 to fund I-trax's working capital deficiency. I-trax repaid this amount in June 2001. On June 25, 2001, as consideration for the loan, I-trax issued Mr. Reiss stock purchase warrants to acquire 240,000 shares of common stock at an exercise price of $.50 per share. The terms of the warrant issuance, including the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         On March 2, 2001, I-trax entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with a group of investors led by the Psilos Group pursuant to which the Psilos Group agreed, among other things, to loan I-trax up to $1,000,000. The Psilos Group included Nantucket Ventures, a 5% stockholder of I-trax and a venture fund managed by Mr. Martin, I-trax's Chief Executive Officer. As consideration, I-trax granted the Psilos Group warrants to acquire 2.632 shares of its common stock at $.10 per share for each $1 of the face amount of the loan. The loan accrues interest at an annual rate of 8%, with an annual default rate of 12%, and is due five years from original date of issuance. The Psilos Group funded $692,809 of the $1,000,000 and received warrants to purchase 1,823,474 shares of common stock. Of such total amounts, Nantucket Ventures funded $75,000 and received warrants to purchase 197,400 shares of common stock. Effective as of January 4, 2002, all Psilos Group investors exercised their warrants using a cashless exercise feature and received an aggregate of 1,701,584 shares of common stock.

         Beginning in November 2000, in an effort to conserve cash, I-trax established a salary deferment program whereby certain executive officers, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld and Dr. O'Connell, and other employees agreed to defer all or a portion of their salaries. To induce employees to participate in the salary deferment program, I-trax agreed to pay interest at an annual rate of 8% on the deferred salary. In addition, I-trax promised participating employees that they would receive (1) an option to convert deferred salary into equity on the same basis as third-party investors in I-trax and (2) "coverage warrants" to the extent they were also granted to third-party investors while participating employees were deferring pay. I-trax ended the salary deferment program on December 31, 2001. As of December 31, 2001, I-trax accrued $1,038,876 on account of deferred salaries and interest thereon. Certain participating employees, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld, agreed to exchange a total of $814,595 of accrued salary, together with interest thereon, for warrants to acquire 2,327,415 shares of common stock with an exercise price of $0.15 per share. The number of warrants issued to each employee electing to surrender accrued salary was calculated by dividing the employee's total accrued salary and interest thereon by $0.35. Accordingly, if an employee elected to exchange accrued salary for warrants and later exercised these warrants, the effective per share price for the shares of common stock that the employee would receive would be $.50. The price of $.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock in several private placements completed by I-trax in 2001. I-trax also granted the participating employees warrants to acquire an aggregate of 710,983 shares of common stock at an exercise price of $.50 per share and warrants to acquire an aggregate of 102,073 shares of common stock at an aggregate of $1.00 per share. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001.

         During the third and fourth quarters of 2001, Mr. Reiss, I-trax's Chief Operating Officer, loaned I-trax $296,000, Mr. Martin, I-trax's Chief Executive Officer, loaned I-trax $280,000 and Alan Sakal, I-trax's Senior Vice President, loaned I-trax $100,000, in each case, to fund I-trax's working capital deficiency. I-trax repaid Mr. Sakal's loan in January 2002. The outstanding loans accrue interest at an annual rate of 8%. On December 20, 2001, as consideration for the loans, I-trax issued Messrs. Reiss, Martin and Sakal stock purchase warrants to acquire 148,000 shares, 140,000 shares and 50,000 shares of common stock, respectively, at an exercise price of $1.00 per share. The terms of these warrants, including the calculation of the number of warrants granted, were intended to be identical to the warrants issued by I-trax in a private placement of $1,100,000 of common stock and warrants closed on June 25, 2001 and described above.


         In addition to advances to I-trax made by Messrs. Martin and Reiss described elsewhere in this section, Messrs. Martin and Reiss also advanced to I-trax an aggregate of $380,000 during the course of 2001. These advances accrue interest at an annual rate of 8%. I-trax and Messrs. Martin and Reiss have not yet agreed on repayment terms.

         Effective as of December 31, 2001, Mr. Martin, I-trax's Chief Executive Officer, exercised 470,066 warrants by agreeing to cancel a portion of a loan in the amount of $70,510 payable by I-trax to Mr. Martin. The exercised warrants were originally issued to Mr. Martin under the salary deferment program described above.


         Lauren Reiss-Pollard is employed by I-trax as a Vice President. Mrs. Reiss-Pollard received cash compensation of $78,000 in 2001. Ms. Reiss-Pollard is the daughter of Mr. Reiss, a Member of I-trax's Office of the President.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market and Stockholder Information

         Our common stock is quoted on the OTC Bulletin Board under the symbol "IMTX." The following table sets forth the high and low closing bid information for our common stock for the periods indicated:


                                               High                    Low
                                               ----                    ---
         2002
             First Quarter                   $1.4700                 $1.0200

         2001
             Fourth Quarter                  $1.6500                 $0.3600
             Third Quarter                    0.7000                  0.3600
             Second Quarter                   0.7800                  0.5500
             First Quarter                    1.7500                  0.5625

         2000
             Fourth Quarter                  $3.0000                 $1.7500
             Third Quarter                    5.0000                  2.3770
             Second Quarter                   3.5000                  1.2500

         The information presented above was supplied to I-trax by Nasdaq Trading and Market Services and reflects inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


         As of March 1, 2002, there were approximately 855 registered holders and approximately 527 "street name" holders of our common stock. On June 14, 2002 the last reported sales price of our common stock was $1.02.


         We have never paid or declared any cash dividends on our common stock or other securities and do not anticipate paying cash dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation earned by the following individuals:

         o        our Chief Executive Officer,

         o our four other most highly compensated executive officers who were serving as such as of December 31, 2001, and

         o        our former President.

         Compensation for fiscal years 2001 and 2000 was received by the named executive officers from Health Management and for fiscal year 1999 from Member-Link.

                           Summary Compensation Table

                                                    Annual Compensation                               Long-Term
                                                                                                    Compensation
Name and Position                      Year              Salary                  Other (6)        Number of Options
---------------------------------- ------------- -------------------------------------------------------------------

Frank A. Martin                        2001           $ 175,000  (1)(2)           $ 6,000                350,000
  Chairman, Chief Executive            2000             146,063  (1)                4,500                350,000
  Officer and Treasurer                1999              25,000  (3)                   --                     --

Hans C. Kastensmith                    2001           $ 105,671  (1)(2)                --                     --
  Vice-Chairman and former             2000             149,910  (1)                   --                     --
  President                            1999             202,250  (4)                   --                     --

Gary Reiss                             2001           $ 175,000  (1)(2)           $ 6,000                700,000
  Member of the Office of the          2000             134,965  (1)                4,500                700,000
  President                            1999                  --                        --                     --

David C. McCormack                     2001           $ 125,000  (1)(2)                --                     --
  Chief Technology Officer             2000             119,750  (1)                   --                     --
                                       1999             142,234  (5)                   --                     --

Anthony Tomaro                         2001           $ 150,000  (1)(2)                --                200,000
  Chief Financial Officer              2000                  --                        --                 200,000 (7)
                                       1999                  --                        --                     --

Yuri Rozenfeld                         2001           $ 124,375  (1)(2)                --                200,000
  General Counsel and Secretary


----------------------------------


(1) Salary includes amounts deferred under I-trax's 401(k) Plan. Salary also includes amounts deferred pursuant to I-trax's salary deferment program in effect from November 2000 to December 31, 2001. Pursuant to the salary deferment program, Mr. Martin deferred $29,166 in 2000 and $135,357 in 2001; Mr. Kastensmith deferred $25,000 in 2000 and $70,005 in 2001; Mr. Reiss  deferred  $29,166 in 2000 and $135,357 in 2001; Mr.
         McCormack deferred $20,834 in 2000 and $112,844 in 2001; Mr. Tomaro deferred $70,665 in 2001; and Mr. Rozenfeld deferred $8,958 in 2000 and $65,132 in 2001. Further, effective as of December 31, 2001, all of the named executive officers, excluding Mr. Kastensmith, surrendered the deferred salary in exchange for warrants to acquire common stock. These officers received a warrant to acquire one share of common stock exercisable at $.15 per share for each $.35 of deferred salary. Accordingly, if an officer elected to exchange accrued salary for warrants and later exercised these warrants, the effective per share price for each share of common stock that such officer would receive would be $.50. The price of $.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock from I-trax in 2001 private placements. Accordingly, Messrs. Martin and Reiss each received 470,066 warrants, Mr. McCormack received 381,937 warrants, Mr. Tomaro received 201,900 warrants, and Mr. Rozenfeld received 211,686 warrants.

(2) Effective as of December 31, 2001 and pursuant to the salary deferment program described above, the executive officers were granted a total of 404,164 warrants to acquire common stock at an exercise price of $.50 per share and a total of 99,080 warrants to acquire common stock at an exercise price of $1.00 per share. The warrants exercisable at $.50 were allocated as follows: Mr. Martin, 98,435; Mr. Kastensmith, 73,896; Mr. Reiss, 98,435; Mr. McCormack, 68,919; Mr. Tomaro, 31,250; and Mr. Rozenfeld, 33,229. The warrants exercisable at $1.00 were allocated as follows: Mr. Martin, 21,876; Mr. Kastensmith, 7,719; Mr. Reiss, 21,876; Mr. McCormack, 21,043; Mr. Tomaro, 13,023; and Mr. Rozenfeld, 13,543. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001. As a condition to deferring pay in the salary deferment program, the employees were promised by I-trax



                                      -54-

         that they would be treated in the same manner as third-party investors in I-trax.


(3) Salary includes 250,000 shares of common stock, valued at $0.10 per share, issued as payment for services.

(4) Salary includes 1,000,000 shares of common stock, valued at $0.125 per share, issued as payment for services.

(5) Salary includes 330,000 shares of common stock, valued at $0.125 per share, issued as payment for services.


(6)      Automobile and parking allowance.

(7) Grant approved by the Board of Directors on December 29, 2000, effective as of January 1, 2001.

         The following table contains information concerning the stock option grants made to each of the identified executive officers during the fiscal year ended December 31, 2001. No stock appreciation rights were granted in 2001.


                        Option Grants in Last Fiscal Year

                                          Number of
                                         Securities          Percent of Total
Name                                      Underlying        Options Granted to
                                           Options            Employees in         Exercise Price         Expiration
                                           Granted           Fiscal Year (1)     (Dollars per Share)          Date
------------------------------------------------------------------------------------------------------------------------

Frank A. Martin                              350,000                15.2%                $ .55              4/9/2011

Hans C. Kastensmith                               --                   --                  N/A                   N/A

Gary Reiss                                   700,000                30.4%                  .55              4/9/2011

David C. McCormack                                --                   --                  N/A                   N/A

Anthony Tomaro                               200,000                 8.7%                  .55              4/9/2011

Yuri Rozenfeld                               200,000                 8.7%                  .55              4/9/2011

------------------------------------

(1)      Based on an aggregate of 2,302,500 options granted in the fiscal year.

         The following table contains information about each of the identified executive officers option exercises in fiscal year 2001 and option holdings as of December 31, 2001. No stock appreciation rights were outstanding at the end of that year.

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                            Number of Securities
                                  Shares                                   Underlying Unexercised      Value of Unexercised
Name                           Acquired on              Value                Options at Year End       In-the-Money Options
                                 Exercise              Realized          Exercisable/Unexercisable        at Year End (1)
----------------------------------------------------------------------------------------------------------------------------

Frank A. Martin                      --                     --             216,666 / 483,334                $315,000

Hans C. Kastensmith                  --                     --                            --                      --

Gary Reiss                           --                     --             499,998 / 900,002                 787,500

David C. McCormack                   --                     --                            --                      --

Anthony Tomaro                       --                     --             116,666 / 283,334                 180,000

Yuri Rozenfeld                       --                     --             166,666 / 233,334                 180,000

-----------------------------


(1) Based on the closing price of the common stock on December 31, 2001 of $1.45 per share, less the exercise price payable for such shares.


Employment Contracts

         Health Management is party to an employment agreement with each of Frank A. Martin, Gary Reiss, Hans C. Kastensmith and David C. McCormack.

         Frank A. Martin and Gary Reiss

         On December 29, 2000, Health Management entered into an employment agreement with each of Frank A. Martin, the Chief Executive Officer of I-trax and of Health Management and Gary Reiss, the Chief Operating Officer of I-trax and of Health Management. Each agreement is for an initial term of three years ending on December 28, 2003. Thereafter, each employment agreement extends automatically for successive periods of one year, unless the applicable executive officer elects not to renew the agreement. Each agreement provides for an annual base salary during the initial term of $175,000 and such bonuses and option grants as may be approved by the Board of Directors or its Compensation Committee from time to time.

         I-trax may terminate Mr. Martin or Mr. Reiss's employment with or without cause at any time. In addition, Mr. Martin or Mr. Reiss may terminate his employment upon 90 days notice or upon shorter notice for good reason. Good reason includes the failure by I-trax to continue the executive officer in his executive position, material diminution of the executive officer's responsibilities, duties or authority, assignment to the executive officer of duties inconsistent with his position or requiring the executive officer to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.


         In the event either employment agreement is terminated without cause or for good reason I-trax will pay the applicable executive officer severance, equal to one year's salary, payable over one year. In addition, in the event either employment agreement is terminated without cause or for good reason, the executive officer will remain subject to the non-competition restrictions described below only so long as he is receiving severance payments. Finally, 100% of options granted to such executive officers shall accelerate and vest immediately.


         With the exception of the circumstances described in the immediately preceding paragraph, each executive officer agreed not to compete against I-trax for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. Each executive officer also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. Finally, each executive officer also agreed that any invention he develops during his employment relating to the business of I-trax will belong to I-trax.

         Hans C. Kastensmith

         On June 1, 1999, Member-Link, a company acquired by Health Management in 1999, entered into an employment agreement with Hans C. Kastensmith, the Vice-Chairman and director of I-trax. The term of the agreement is three years ending on May 31, 2002. Health Management is bound by the agreement as a successor-in-interest to Member-Link. The agreement provides for an annual base salary of $175,000 and cash bonuses from time to time as I-trax's Board of Directors may deem appropriate.

         The agreement prohibits Mr. Kastensmith from using or disclosing any of I-trax's confidential information at any time in the future and he has agreed that any inventions he develops during his employment relating to I-trax's business will become I-trax's property. He is also prohibited from competing with I-trax for a period of one year following the termination of the agreement, unless the resulting termination is due to I-trax's breaching the agreement.


         Mr. Kastensmith and I-trax agreed to terminate Mr. Kastensmith's full-time employment in August 2001 without a formal amendment of his employment agreement. Mr. Kastensmith, in his capacity as the Vice-Chairman and director of I-trax, continues to assist I-trax on an as needed basis.


         David C. McCormack

         On September 28, 2000 and effective as of January 1, 2000, Health Management entered into an employment agreement with David C. McCormack, the Chief Technology Officer of I-trax and of Health Management, for an initial term of three years ending on December 31, 2002. Thereafter, the employment agreement renews automatically for successive periods of one year, unless either party elects not to renew. The agreement provides for an annual base salary during the initial term of $125,000 and bonuses and option grants that may be approved by I-trax's Board of Directors or its Compensation Committee from time to time.

         In the event I-trax terminates Mr. McCormack's employment without cause at any time during his employment, I-trax will pay Mr. McCormack severance, equal to one year's salary, payable over one year. In the event the employment agreement is terminated without cause, the executive officer will remain subject to the non-competition restrictions described below only so long as he is receiving severance payments.

         With the exception of the circumstance described above, Mr. McCormack agreed not to compete against I-trax for a period of one year following the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Mr. McCormack also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. Mr. McCormack also agreed that any invention he develops during his employment relating to the business of I-trax will be its sole and absolute property.

         Mr. McCormack may terminate the agreement at any time upon at least 60 days written notice.

Change of Control Arrangements


         The Compensation Committee, as administrator of I-trax's 2000 Equity Compensation Plan and 2001 Equity Compensation Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options in connection with certain changes in control of I-trax.


Stock Option Plans


         I-trax has two equity compensation plans adopted in 2000 and 2001 ("Plans"). The purpose of the Plans is to provide the opportunity to grants of incentive stock options, nonqualified stock options and restricted stock to employees of I-trax and its subsidiaries, certain consultants and advisors who perform services for I-trax or its subsidiaries and non-employee members of the Board of Directors of I-trax. The 2001 Plan has several additional features, including a salary investment option grant program that permits eligible employees to reduce their salary voluntarily as payment of two-thirds of the fair market value of the underlying stock subject to the option, with the remaining one-third of the fair market value payable as the exercise price for the option and, if specifically implemented, an automatic grant program for non-employee members of the Board of Directors at periodic intervals.

         The Board of Directors believes that equity awards under the Plan will play an important role in I-trax's ability to attract, employ and retain employees, directors and consultants of outstanding ability.

         There are 3,000,000 shares of common stock authorized under the 2000 Plan and 6,000,000 shares of common stock authorized under the 2001 Plan. The number of available shares subject to the 2001 Plan increases automatically on the first day of each year beginning with the year 2002 by an amount equal to the lesser of (a) 3% of the shares of common stock then outstanding and (b) 1,000,000 shares. The 2002 increase raised the number of shares available under the 2001 Plan from 5,000,000 to 6,000,000.

         The maximum aggregate number of shares of common stock that be granted to any individual during any calendar year is 350,000 shares under the 2000 Plan and 400,000 shares and under the 2001 Plan.

         All employees of I-trax and its subsidiaries, including employees who are officers or members of the Board, and members of the Board who are not employees shall be eligible to participate in both Plans. Consultants and advisors who perform services for I-trax or any of its subsidiaries are also eligible to participate in the Plans if they render services to I-trax or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and such key advisors do not directly or indirectly promote or maintain a market for I-trax's securities.


         The Compensation Committee of the Board administers the Plans. A secondary committee comprised of one or more members of the Board of Directors may also administer the 2001 Plan with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws. The Compensation Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Plan) to determine the eligible individuals who are to receive awards under the Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.


         Recipients of stock options under either Plan have the right to purchase shares of common stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Compensation Committee or a secondary committee. For incentive stock options, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to persons owning 10% or more of the common stock) of the fair market value, as defined in the Plan, of the common stock on the date of grant and the term cannot exceed ten years (five years if issued to persons owning 10% or more of the common stock) from the date of grant. If permitted by the Compensation Committee and subject to certain conditions, an option exercise price may be paid by delivery of shares of common stock that have been outstanding, a promissory note, a broker's undertaking to deliver promptly the necessary funds or by a combination of these methods. If permitted by the Compensation Committee, options may be settled by I-trax paying to the recipient, in cash or in shares of common stock valued at the then fair market value of the common stock, an amount equal to such fair market value minus the exercise price of the option shares.

         Generally, upon termination of a recipient's employment or other relationship with I-trax, stock options remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent the stock options were exercisable at the date of expiration, except as otherwise agreed between the employee and I-trax.

         As of December 31, 2001, the Board had granted 2,617,223 options, exercisable at $1.00 or $2.00 per share, under the 2000 Plan, 2565,632 options, exercisable at $.55 per share, under the 2001 Plan and 1,045,000 non-plan options, exercisable at prices ranging from $.55 to $2.00.

Compensation of Directors

         During 2001, directors of I-trax did not receive any cash payments. Messrs. Green and Palumbo and Dr. Johns each received an option grant of 100,000 shares and Mr. Wheeler received an option grant of 50,000 shares. These option grants are exercisable over a period of two years. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings.

                                  LEGAL OPINION


         The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.


                                     EXPERTS


         The financial statements of I-trax, Inc. and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of WellComm Group, Inc. as of December 31, 2001 and 2000, and for each of the years in the two-year period ended December 31, 2001, included in this document and in the registration statement have been audited by Lutz & Company, P.C., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission (SEC File No. 0-30275). Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.


         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy statements and other information regarding our company. The address of this web site is http://www.sec.gov.


         We have filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock of covered by this prospectus. This document constitutes the prospectus of I-trax filed as part of that registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

                              FINANCIAL INFORMATION

         The following financial information represents historical financial information of I-trax, Inc. and its subsidiaries on a consolidated basis and the historical financial information of WellComm Group, Inc.



                          I-TRAX, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001
                                       AND
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Item                                                                                                    Page No.

Independent accountants' report.............................................................................F-2

Balance sheet at December 31, 2001..........................................................................F-3


Statements of operations for the years ended December 31, 2001 and 2000.....................................F-4


Statement of stockholders' equity (deficiency) for the years ended December 31, 2001 and 2000...............F-5

Statements of cash flows for the years ended December 31, 2001 and 2000.....................................F-7

Notes to financial statements...............................................................................F-8


                                     -F-1-

                        Report of Independent Accountants

To the Board of Directors and
  Stockholders of I-trax, Inc:

         We have audited the accompanying consolidated balance sheet of I-trax, Inc. & Subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2001, and the results of its operations and cash flows for the two years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficiency and incurred losses from operations for the years ended December 31, 2001 and 2000, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 29, 2002



                                     -F-2-

                          I-TRAX, INC. AND SUBSIDIARIES
                                  BALANCE SHEET
                                DECEMBER 31, 2001




                                                  ASSETS

Current assets
     Cash                                                                        $  1,029,208
     Prepaid expenses                                                                  99,245
     Note receivable                                                                   72,437
     Other current assets                                                               1,915
                                                                                 ------------
       Total current assets                                                         1,202,805
                                                                                 ------------


Office equipment and furniture, net                                                   279,635
Goodwill, net                                                                       2,224,726
Security deposits                                                                      66,896
                                                                                 ------------

       Total assets                                                              $  3,774,062
                                                                                 ============


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                            $    619,612
     Accrued expenses                                                                 276,750
     Deferred revenue                                                                 148,830
     Capital lease payable                                                             42,878
     Due to related parties                                                           739,598
                                                                                 ------------
       Total current liabilities                                                    1,827,668
                                                                                 ------------

Capital lease obligation, net of current portion                                       55,901
Promissory notes payable, net of discount                                             312,327
                                                                                 ------------

       Total liabilities                                                            2,195,896
                                                                                 ------------


Commitments and contingencies (Note 13)                                                  --

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding                                                        --
     Common stock - $.001 par value, 100,000,000 shares authorized,
       34,939,466 shares issued and outstanding                                        34,939
     Additional paid in capital                                                    22,964,778
     Accumulated deficit                                                          (21,421,551)
                                                                                 ------------
       Total stockholders' equity                                                   1,578,166
                                                                                 ------------

       Total Liabilities and Stockholders' Equity                                $  3,774,062
                                                                                 ============

                 See accompanying notes to financial statements.


                                     -F-3-

                          I-TRAX, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000





                                                                            2001                   2000
                                                                       ------------           ------------

Revenue                                                                $    613,070           $    260,645
                                                                       ------------           ------------

Operating expenses:
     Cost of revenue                                                         99,584                156,034
     General and administrative                                           1,711,430              2,286,594
     Salary & related benefits, including $3,915,232 for 2001
        of stock based compensation                                       6,996,108              2,903,071
     Research and development                                               818,176                710,858
     Acquired in progress research & development                          1,642,860                   --
     Depreciation & amortization                                            799,014                 75,089
     Marketing and advertising                                              989,972                380,277
                                                                       ------------           ------------
Total operating expenses                                                 13,057,144              6,511,923
                                                                       ------------           ------------

Operating loss                                                          (12,444,074)            (6,251,278)
                                                                       ------------           ------------

Other income (expenses):
     Miscellaneous income                                                      --                  119,689
     Settlements of judgments                                                  --                 (176,500)
     Debt issuance & conversion costs                                    (1,424,688)                  --
     Interest income                                                         33,962                 15,011
     Interest expense                                                      (524,632)              (122,406)
                                                                       ------------           ------------
Total other income (expenses)                                            (1,915,358)              (164,206)
                                                                       ------------           ------------


Loss before provision for income taxes                                  (14,359,432)            (6,415,484)
                                                                       ------------           ------------

Provision for income taxes                                                     --                     --
                                                                       ------------           ------------

Net loss                                                               $(14,359,432)          $ (6,415,484)
                                                                       ============           ============

Loss per common share:

Basic and diluted                                                              (.54)                  (.36)
                                                                       ============           ============

Weighted average number of shares outstanding:                           26,457,013             18,037,879
                                                                       ============           ============

                 See accompanying notes to financial statements.


                                     -F-4-

                          I-TRAX, INC. AND SUBSIDIARIES
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                                                                          Total
                                              Common Stock             Additional                         Notes        Stockholders'
                                              ------------              Paid-in       Accumulated       Receivable        Equity
                                         Shares          Amount         Capital         Deficit          Officers      (Deficiency)
                                         ------          ------         -------         -------          --------      ------------
Balances at January 1, 2000            15,799,843     $    15,800     $ 1,043,527     $  (646,635)     $        --      $   412,692

Sale of common stock,
     net of costs (note 12)             1,800,000           1,800       1,793,080              --               --        1,794,880

Sale of common stock,
     net of costs (note 15)               862,500             863       1,724,160              --               --        1,725,023

Issuance of common stock in
     connection with services
     rendered to the Company               25,000              25          49,975              --               --           50,000

Issuance of commons stock in
     connection with conversion
     of related party debt                 17,500              17          34,983              --               --           35,000

Grant of Non-qualified and Non-plan
     options to consultants as
     considerations for services
     rendered                                  --              --         256,035              --               --          256,035

Fair market value of detachable
     purchase warrants issued with
     convertible promissory notes              --              --         743,027              --               --          743,027

Issuance of common stock in
     connection with exercise of
     stock options                        250,000             250          24,750              --               --           25,000

Issuance of common stock in
     connection with officers
     Note & Pledge Agreements             500,000             500         999,500              --         (999,500)             500

Net loss for the year ended
     December 31, 2000                         --              --              --      (6,415,484)              --       (6,415,484)
                                       ----------     -----------     -----------     -----------      -----------      -----------

Balances at December 31, 2000          19,254,843     $    19,255     $ 6,669,037     $(7,062,119)     $  (999,500)     $(1,373,327)
                                       ==========     ===========     ===========     ===========      ===========      ===========


         See accompanying notes to financial statements.


                                     -F-5-

                          I-TRAX, INC. AND SUBSIDIARIES
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                                                          Total
                                              Common Stock             Additional                         Notes        Stockholders'
                                              ------------              Paid-in       Accumulated       Receivable        Equity
                                         Shares          Amount         Capital         Deficit          Officers      (Deficiency)
                                         ------          ------         -------         -------          --------      ------------
Balances at December 31, 2000            19,254,843   $     19,255    $  6,669,037    $ (7,062,119)    $   (999,500)   $ (1,373,327)

Common stock issued in
   connection with acquisition of
   iSummit Partners, LLC                  3,368,000          3,368       5,250,712              --               --       5,254,080

Fair market value of detachable
   warrants issued in connection
   with amended and restated
   promissory notes                              --             --         459,854              --               --         459,854

Sale of common stock, June 2001
   Private Placement                      2,200,000          2,200       1,097,800              --               --       1,100,000

Grant of non-qualified and non-plan
    options to consultants as
    consideration for services rendered          --             --          29,741              --               --          29,741

Cancellation of Note and
   Pledge Agreements                       (500,000)          (500)       (999,500)             --          999,500            (500)

Issuance of common stock and
   warrants in connection with
   conversion of convertible
   promissory notes                       4,560,314          4,560       2,547,224              --               --       2,551,784

Issuance of common stock and
   warrants in connection
   with conversion of
   advances from officers                 1,237,326          1,238       1,247,894              --               --       1,249,132

Sale of common stock, net of costs,
   October 2001, Private Placement        4,211,976          4,212       2,038,746              --               --       2,042,958

Issuance of common stock and
   warrants as consideration for
services
   rendered to the Company                  601,533            601       1,012,297              --               --       1,012,898

Granting of warrants to employees as
   consideration for deferring and
   converting accrued salary amounting
   to $814,595 into equity                                               3,915,232              --               --       3,915,232

Cancellation of shares in connection
   with purchase price adjustment
   for iSummit Partners, LLC               (464,592)          (465)       (724,299)             --               --        (724,764)

Issuance of common stock in connection
   with exercise of warrants                470,066            470          70,040          70,510

Mark-to-market of options granted to
   officers in lieu of canceling note
   & pledge agreement                                                      350,000                                          350,000

Net loss for the year ended
   December 31, 2001                             --             --              --     (14,359,432)              --     (14,359,432)
                                        -----------   ------------    ------------    ------------     ------------    ------------

Balances at December 31, 2001            34,939,466   $     34,939    $ 22,964,778    $(21,421,551)    $         --    $  1,578,166
                                         ==========   ============    ============    ============     ============    ============

                See accompanying notes to financial statements.

                                     -F-6-

                          I-TRAX, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                                    2001                2000
                                                                                --------------      --------------
Operating activities:
     Net loss                                                                    $(14,359,432)       $ (6,415,484)
     Adjustments to reconcile net loss to net
       cash used for operating activities:
         Purchase research & development                                            1,642,860                  --
         Accretion on discounts charged to interest expense                           463,551                  --
         Depreciation and amortization                                                799,014              75,090
         Issuance of various securities for consideration of services               6,576,003             429,125
     Decrease (increase) in:
       Accounts receivable                                                            217,145             194,893
       Prepaid expenses                                                               (62,539)            (11,936)
       Other current receivables                                                        2,666              (4,581)
     (Decrease) increase in:
       Accounts payable                                                               192,462             260,172
       Accrued expenses                                                              (167,592)            418,742
       Customer deposits                                                             (226,404)            375,234
                                                                                --------------      --------------
Net cash used for operating activities                                             (4,922,266)         (4,678,745)
                                                                                --------------      --------------

Investing activities:
     Purchase of office equipment and furniture                                        (1,990)           (324,585)
     Security deposits made (refunded)                                                 61,486             (88,220)
     Collection of (investment) in promissory note receivable                         312,500            (350,000)
                                                                                --------------      --------------
Net cash provided by (used for) investing activities                                  371,996            (762,805)
                                                                                --------------      --------------

Financing activities:
     Repayments of convertible debentures                                                  --             (37,500)
     Proceeds from issuance of promissory note payable                                692,809                   -
     Repayments to related parties                                                         --             (31,048)
     Proceeds from officers advances                                                1,180,990                   -
     Repayments of officers advances                                                 (480,000)                  -
     Principal payments on capital leases                                             (40,095)             (2,727)
     Proceeds from sale of common stock, net of expenses                            3,822,968           3,519,903
     Proceeds from issuance of convertible promissory notes                           270,000           1,930,000
                                                                                --------------      --------------

Net cash provided by financing activities                                           5,446,672           5,378,628
                                                                                --------------      --------------

Net increase (decrease) increase in cash                                              896,402             (62,922)

Cash and cash equivalents at beginning of year                                        132,806             195,728
                                                                                --------------      --------------

Cash and cash equivalents at end of year                                          $ 1,029,208          $  132,806
                                                                                ==============      ==============
Supplemental disclosure of non-cash flow information:
     Cash paid during the year for:
       Interest                                                                    $    7,468          $    4,537
                                                                                ==============      ==============

       Income taxes                                                                $        -          $        -
                                                                                ==============      ==============
Schedule of non-cash investing activities:
     Acquisition of office equipment in connection with
       capital lease obligations                                                   $        -          $  141,578
                                                                                ==============      ==============

Schedule of non-cash financing activities:
     Issuance of common in connection with converting promissory notes
       and related party advances                                                 $ 2,551,784          $   35,000
                                                                                ==============      ==============

Acceptance (cancellation) of promissory note in connection with sale of
     common stock                                                                 $  (999,500)         $  999,500
                                                                                ==============      ==============

                See accompanying notes to financial statements.

                                     -F-7-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 1--ORGANIZATION

History


I-trax, Inc. (the "Company") was incorporated in the State of Delaware on September 15, 2000. On February 5, 2001, the Company and I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management") completed a holding company reorganization. At the effective time of the reorganization, all of the stockholders of Health Management became the stockholders of the Company and Health Management became a wholly owned subsidiary of the Company. The holding company structure allows the Company greater flexibility in its expansion and diversification plans. Additionally, the holding company structure facilitated the acquisition of iSummit Partners, LLC, doing business as "MyFamilyMD" ("iSummit"), which was consummated on February 7, 2001 as further discussed in Note 6 and the acquisition of WellComm Group, Inc. ("WellComm") on February 6, 2002, as discussed in Note 17. The Company's common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX".

The Company, through its subsidiary, Health Management, offers population health management solutions to the medical industry by utilizing its suite of technology products. The Company's mission is to combine real-time Internet-based software technology, smart electronic health information and education, electronic health risk assessments and risk stratification, seamless messaging and targeted electronic and personal interventions by healthcare professionals to improve the quality of care, increase patient satisfaction, improve clinical outcomes, reduce practice variances, improve operating efficiencies and lower medical costs. The Company has also developed a powerful disease management software engine and database architecture, which can be expanded into unlimited healthcare applications.

As of December 31, 2001, the Company has two wholly owned subsidiaries: Health Management as described above, and iSummit, a limited liability company acquired in February 2001, of which I-trax is the sole member. iSummit does have any operations other than maintaining ownership of certain intellectual property.


NOTE 2--GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the years ended 2001 and 2000 the Company used cash in operations of $4,900,000 and $4,700,000, respectively. As of December 31, 2001, the Company's accumulated deficit amounted to $21,421,551, of which $14,359,432 resulted from losses generated during the year ended December 31, 2001. Of the total loss of $14,359,432 for 2001, $1,642,860 was a non-cash charge to operations for the acquired in progress research and development in connection with iSummit acquisition and $6,576,003 of non-cash charges as consideration for payments for services rendered to the Company and for the granting and re-pricing of warrants associated with the conversion of debt into equity and for the borrowing of funds from related parties. As of December 31, 2001, the Company's working capital deficiency amounted to $624,863.

Beginning in the fourth quarter of 2000, in an effort to conserve cash, the Company established a salary deferment program whereby certain executive officers and certain other senior level employees agreed to defer all or a portion of their salaries until the Company reached positive cash flows or secured significant financing either from equity or debt instruments. The program remained in effect until December 31, 2001. As consideration for individuals deferring salaries, the Company agreed to pay interest at the rate of 8% per annum on the deferred salary and offered warrants with exercise prices paralleling the same exercise prices granted to outside investors during the year. The Company agreed to repay such accrued salary to individuals not electing to convert into equity over a twelve-month period commencing immediately upon generating excess cash flows from operations.


                                     -F-8-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 2--GOING CONCERN (cont'd)

Through December 31, 2001 and the date of this report, the Company has been able to secure financing to support its working capital deficiency. Such support has been received from unrelated parties and its Chief Executive and Operating Officers. In the near future, additional cash will be required to enable the Company to finish the development of its core products, liquidate its short-term liabilities and continue to implement its marketing strategy based on its re-defined markets.

Management is optimistic that it will be able to raise additional capital, however, there can be no assurance that it will be able to do so. During the fourth quarter of 2001 and immediately subsequent thereto, the Company executed several sales contracts and two joint marketing agreements with organizations that have the ability to market the Company's products and services to their existing clients. The Company expects that these key agreements will generate revenue in 2002 and that in the second half of 2002 the Company will have sufficient cash flow to fund its cash flow deficits.

Regardless of these positive events, the Company will require additional funding to bridge the gap until these agreements and contracts materialize into cash. These facts raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash And Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Income Taxes


The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (or "SFAS") No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal and state income tax reporting purposes.


Loss Per Common Share


Loss per common share is computed pursuant to Financial Accounting Standards Board ("FASB") SFAS No. 128, "Earnings Per Share". Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of December 31, 2001, 11,743,718 options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.



                                     -F-9-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Use Of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Disclosure At December 31, 2001

The carrying value of cash, accounts payable and accrued expenses are a reasonable estimate of there fair value because of the short-term maturity.

Office Equipment And Furniture

Office equipment and furniture are recorded at cost less accumulated depreciation which is provided on the straight line basis over the estimated useful lives of the assets which range between three and seven years. Expenditures for maintenance and repairs are expensed as incurred.

Accounts Receivable

The Company utilizes the allowance method for recognizing the collectibility of its accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding based on the surrounding facts.

Research And Development Costs

Research and development costs are expensed as incurred. Such costs amounted to $818,176 and $710,858 for the years ended December 31, 2001 and 2000, respectively.

Revenue Recognition


The Company recognizes revenues in accordance with Statement of Position 97-2, "Software Revenue Recognition" as further modified by Statement of Position 98-9, "Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions." SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation and training to be allocated to each element based on the relative fair value of the elements.


Revenue from software development contracts is recognized on a percentage-of-completion method with progress to completion measured based upon labor hours incurred or achievement of contract milestones. Revenue from re-sale of hardware and software, obtained from vendors, is recognized at the time hardware and software is delivered to customers. Customer deposits represent funds received in advance in excess of revenue recognized. The Company has adopted the provisions of the Securities & Exchange Commission Staff Accounting Bulletin (SAB) 101, ("Revenue Recognition in Financial Statements") in the fourth quarter of 2000, retroactively to January 1, 2000, as required by the Securities & Exchange Commission. The adoption had no impact on the Company's financial statements.


                                     -F-10-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Software Development Costs


In accordance with the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company will capitalize software development and production costs once technological feasibility has been achieved. Software development costs incurred prior to achieving technological feasibility are included in research and development expense in the accompanying statement of operations. As of December 31, 2001, the Company has not capitalized any software development costs. Commencing with the first quarter of 2002, the Company expects to start capitalizing some of its software development costs based on the expected completion of working models for several of its software products.


Comprehensive Income

The Company has adopted SFAS No. 130, "Accounting for Comprehensive Income." This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. The Company had no comprehensive income for the years ended December 31, 2001 and 2000.

Reclassification

Certain reclassifications of operating expenses in the statement of operations for the year ended December 31, 2000 have been made to conform to 2001 presentation.

Stock-Based Compensation


The Company accounts for employee stock options using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting or Stock Issued to Employees". The Company follows the disclosure provisions of SFAS No. 123, "Accounting for Stock Based Compensation" for valuing common stock issued to non-employees, which recommends the utilization of the Black-Scholes option-pricing model for valuing the underlying securities to be issued.


Segment Reporting

The Company evaluates segment performance based on income from operations. Through December 31, 2001, the Company does not measure segment performance as it operates in only one segment.

New Accounting Pronouncements


Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivatives Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivatives Instruments and Certain Hedging Activities." The standards require an entity to recognize all derivatives as either assets or liabilities measured at fair value. The accounting for the changes in fair value of a derivative depends on the use of the derivative. The Company does not have any derivatives subject to these pronouncements at this time.



                                     -F-11-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

New Accounting Pronouncements (cont'd)


In July 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations." Changes made by SFAS No. 141 include
(1)  requiring  the  purchase  method  of  accounting  be used for all  business combinations initiated after June 30, 2001, and (2) established specific criteria for the recognition of intangible assets separately from goodwill. Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses accounting for goodwill and intangible assets subsequent to their acquisition. This statement eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 was effective for fiscal years beginning after December 15, 2001. I-trax has prepared preliminary transition impairment analysis as required by SFAS No. 142 and it does not appear that an impairment of recorded goodwill exists. I-trax ceased amortizing goodwill on January 1, 2002 and the following table reflects the adjusted net loss and net loss per share to exclude goodwill amortization for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001.


                                                                 Year ended         Year ended
                                                                December 31,       December 31,
                                                                    2001               2000
                                                              ------------------  ---------------

                Reported net loss                                 $ (14,359,432)    $ (6,415,484)
                Add back goodwill amortization                          640,851              N/A
                                                              ------------------  ---------------
                Adjusted net loss                                   (13,718,581)      (6,415,484)
                                                              ==================  ===============
                Basic and diluted loss per share                    $      (.54)      $     (.36)
                Effect of pro forma adjustment                      $       .03              N/A
                Adjusted net loss per share                         $      (.51)      $     (.36)


In October 2001, the FASB issued SFAS No. 144 " Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of". SFAS 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS 144 is not expected to have a material impact on the financial statements of the Company.


NOTE 4--NOTE RECEIVABLE

Pursuant to a promissory note and a security agreement dated December 19, 2000, the Company loaned Diabetex Corporation ("Diabetex"), which is in the business of managing the healthcare of diabetes patients, $350,000 with a maturity date of February 19, 2002 or within 60 days of termination of merger discussions, bearing interest at 8% per annum. In March 2001, the parties terminated the merger discussions. Further, on April 30, 2001, the Company demanded that, pursuant to the terms of the promissory note, Diabetex repay the principal amount of the promissory note and all accrued interest thereon on or before June 29, 2001. As of December 31, 2001, Diabetex and certain of its related parties have paid the Company a total of $312,500, which has been first applied to accrued interest and reimbursable expenses and the balance to principal. As of December 31, 2001, the principal and interest outstanding under the promissory note equaled $72,437, of which $37,500 was paid on February 11, 2002. The parties anticipate that the outstanding balance along with all accrued interest will be repaid by May 15, 2002.


                                     -F-12-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 5--OFFICE EQUIPMENT AND FURNITURE

Office equipment and furniture are as follows at December 31, 2001:
         Office equipment                                     $   420,171
         Furniture                                                100,364
                                                              -----------
                                                                  520,535

         Less: accumulated depreciation                           240,900
                                                              -----------
                                                              $   279,635
                                                              ===========



Certain office equipment is pledged as collateral for related capital lease obligations. (See Note 9)


Depreciation expense for the years ended December 31, 2001 and 2000 amounted to $158,162 and $75,090 respectively.

NOTE 6--ACQUISITION OF ISUMMIT PARTNERS, LLC

Effective February 7, 2001, the Company completed the acquisition of iSummit by issuing a total of 4,222,500 shares of its common stock to the owners of iSummit in exchange for all of the issued and outstanding limited liability company membership interests of iSummit. For purposes of recording the acquisition, of the total 4,222,500 shares, the Company originally recorded 3,368,000 shares (valued at $1.56 per share or $5,254,080) (non-contingent) as consideration. Furthermore, of the total 4,222,500 shares, 854,500 shares would have been released to the former owners of iSummit, and recorded as an expense for accounting purposes, upon the Company reaching certain revenue targets generated by iSummit's products. Contemporaneously with recording 3,368,000 shares, the Company recorded goodwill of $3,590,341 after allocating $1,642,860 to in-progress research and development (representing undeveloped software) and $20,879 to tangible assets. The allocation of purchase price was prepared based on a formal valuation by an independent entity.

Effective December 31, 2001, 1,289,184 of the total 4,222,500 shares have been mutually cancelled based on additional unexpected costs the Company incurred in building out the technology it had acquired from iSummit. iSummit has been a passive wholly owned entity of the Company, which holds certain intellectual property of the Company and it does not engage in any operations. For accounting purposes, the Company has reversed 464,592 of the total shares surrendered with a recorded value of $724,764, since the remaining 854,500 were shares contingently issuable upon reaching certain revenue targets, which were not met and therefore were not previously recorded.

The Company is amortizing the goodwill over a five-year period on a straight-line basis. Accordingly, from February 7, 2001 (date of acquisition) through December 31, 2001, the Company recorded amortization expense of $640,851.


                                     -F-13-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 6--ACQUISITION OF ISUMMIT PARTNERS, LLC (cont'd)


The following summarized table sets forth the pro-forma statements of operations as if the acquisition was consummated at the beginning of the year for each of the respective periods.

                                                                        Year ended
                                                                       December 31,
                                                                  2001             2000
                                                             ---------------   ---------------

           Total revenue                                         $  613,070       $   260,645
                                                             ===============   ===============

           Total expenses                                     $ 14,972,502       $  7,466,426
                                                             ===============   ===============

           Net loss                                           $ (14,359,432)     $ (7,205,781)
                                                             ===============   ===============

           Pro forma basic and diluted net loss per share              (.54)             (.34)
                                                             ===============   ===============

           Weighted average number of shares outstanding         26,457,013        20,941,287
                                                             ===============   ===============

NOTE 7--DEPOSIT ON ACQUISITION OF INTELLECTUAL PROPERTY

On March 9, 2001 the Company entered into an intellectual property letter of intent with Disease Management Holdings, Inc., doing business as CardioContinuum ("CardioContinuum"), a company in the business of providing disease management services to patients suffering from cardiac disease. Among other things, the letter of intent contemplated a license by CardioContinuum to the Company of certain protocols and workflows that facilitate efficient treatment of patients suffering from cardiac disease. The letter of intent also contemplated a loan to CardioContinuum of $100,000 in the form of a promissory note, and all accrued but unpaid interest there under, issued by CardioContinuum to the Company on January 8, 2001 would be surrendered by the Company to CardioContinuum for cancellation as an up front license fee for the intellectual property license. As a result of CardioContinuum filing for bankruptcy during 2001, the Company wrote off the deposit on the intellectual property since it wouldn't have been able to realize any value and repayment of the note was unlikely.

NOTE 8--ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2001:

                      Interest                                   49,469
                      Salaries                                  224,281
                      Other                                       3,000
                                                               --------
                      Total                                    $276,750
                                                               ========


                                     -F-14-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 9--CAPITAL LEASE OBLIGATIONS

During April 2000, the Company acquired a telephone system for $34,290 by entering into capital lease obligations with interest at approximately 10% per annum, requiring 60 monthly payments of $731, which include principal and interest. The related equipment secures the lease.

During October 2000, the Company acquired web hosting equipment for $107,288 by entering into a capital lease obligation with interest at approximately 9% per annum, requiring 36 monthly payments of $3,572, which include principal and interest. The related equipment secures the lease.

The future minimum lease commitments under the capital leases as of December 31, 2001 are as follows:


        For the year
     ended December 31:
     ------------------

          2002                                              $  51,636
          2003                                                 44,492
          2004                                                  8,772
          2005                                                  2,924
                                                            ---------
                                                              107,824
          Total future payments

          Less amount representing interest                    (9,045)
                                                            ---------

          Present value of minimum lease payments              98,779
          Less current portion                                 42,878
                                                            ---------
          Net long term portion                             $  55,901
                                                            =========


At December 31, 2001 equipment under capital leases is carried at a book value of $93,824.

NOTE 10--RELATED PARTIES TRANSACTIONS

During the year ended December 31, 2001, the Company's Chief Executive Officer, Chief Operating Officer and a key employee have periodically advanced/repaid funds to/from the Company for working capital. As of December 31, 2001, the Company was advanced a net of $739,598 after certain repayments and the conversion. As consideration for the advances, the Company issued to such individuals, detachable stock purchase warrants to acquire an aggregate of 1,093,000 shares of common stock at exercise prices ranging from $.50 to $1 per share. The Company valued the detachable warrants using the Black-Scholes pricing model, thereby recording a charge to earnings for financing costs of $630,469.

In connection with the Company's Chief Executive Officer and Chief Operating Officer converting a total of $618,663 of advances at $.50 per share, the Company issued an aggregate of 1,237,326 shares of its common stock.

From November 2000 through May 2001, the Company issued several convertible promissory notes with an aggregate face amount of $2,200,000. Of such total, $500,000 was from the Company's Chief Executive Officer and Chief Operating Officer during October 2000, which was subsequently converted into common stock as further discussed in Note 12.


                                     -F-15-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 10--RELATED PARTIES TRANSACTIONS (cont'd)

As of December 31, 2001, a venture fund managed by the Company's Chief Executive Officer loaned the Company $75,000 and received warrants to purchase 197,400 shares of the Company's Common stock at $.10 per share. (See Note 11 for additional information.)

In connection with signing of their employment agreements, the Company's Chief Executive and Operating Officers had each purchased from the Company 250,000 shares of common stock for a purchase price of $2 per share. The shares were purchased pursuant to a subscriptions agreement and a note and pledge agreement. Each note was for a principal amount of $499,750 (net of a $250 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount shall be due in five equal installments on each December 29, 2001 and thereafter. Effective during the second quarter 2001, pursuant to board resolutions, such notes and pledge agreements were cancelled. Further, on April 10, 2001, each of such executive officers was granted 350,000 incentive stock options pursuant to the Company's 2001 Equity Compensation Plan. Pursuant to FASB Interpretation No. 44, variable accounting at the end of each interim period must be applied to 250,000 of the 350,000 options granted on April 10, 2001 since they are deemed a re-price of the cancelled pledge and note agreements. Accordingly, since the Company's fair market value was $1.25 at December 31, 2001 and such options have an exercise of $.55, the Company recorded  the  intrinsic  value of $.70 or a total of $350,000  as  compensation expense on account of the re-pricing. The Company will continue to mark-to-market these options at the end of each respective interim period until they are exercised.


On December 31, 2001, the Company issued 470,066 shares of common stock in connection with the Chief Executive Officer exercising 470,066 warrants by converting $70,510 of advance into equity. Such warrants were granted in connection with the salary deferment program previously discussed in Note 2.


Dr. Craig A. Jones, a director of the Company, is the Director of the Division of Allergy & Immunology at the Los Angeles County and University of Southern California Medical Center, which is operated by the Los Angeles County Department of Health Services. The Los Angeles County DHS purchased an information system from the Company to support implementation of a clinical disease management program for which it paid the Company approximately $100,000 in 2000 and $61,000 in 2001. Dr. Jones is the director of that clinical program. In September 2000, the Company also entered into a verbal consulting agreement with Dr. Jones. Under the agreement, in addition to attending Board meetings, Dr. Jones agreed to assist the Company with product development efforts, attend trade shows on its behalf and originate business leads. Under the agreement, Dr. Jones was to be compensated at a rate of $3,000 per month. The payments were suspended in November 2000.

In May 2000, Health Management entered into a consulting agreement with Health Industry Investments, LLC, an affiliate of Philip D. Green, a director of the Company. Under the consulting agreement, Health Industry agreed to perform certain services for Health Management, including arranging introductions with potential customers. In turn, Health Industry received the right to purchase 20,000 shares of common stock of Health Management at a purchase price of $2 per share. The beneficial owners of Health Industry exercised this right and purchased these shares in September 2000 pursuant to a private placement conducted by Health Management. In addition, Health Industry received options to acquire up to 80,000 shares of common stock of Health Management at an exercise price of $0.625 as compensation for performing services under the consulting agreement. The options were to vest in equal monthly installments over the one-year term of the consulting agreement. All options were accelerated in October 2000. In April 2001, Health Industry received options to acquire an additional 200,000 shares of common stock at an exercise price of $0.55 as compensation for continuing to perform services under the consulting agreement. These options vest over two years.



                                     -F-16-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 11--PROMISSORY NOTES PAYABLE


On March 2, 2001 the Company entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with the Psilos Group Partners, L.P. and its affiliates (or "Psilos Group") pursuant to which the Psilos Group agreed to loan the Company up to $1,000,000. As consideration, the Company granted the Psilos Group detachable warrants to acquire shares of the Company's common stock at $.10 per share. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due five years from original date of issuance. As of December 31, 2001, the Psilos Group (which includes a venture fund managed by the Company's Chief Executive Officer) funded an aggregate of $692,809 of the $1,000,000 and received warrants to purchase 1,823,473 shares of the Company's common stock.


The Company valued the detachable warrants issued at $459,854 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrants utilizing the relative fair value of the debt and warrants to the actual proceeds from the debt. This amount was recorded as a discount to the related promissory notes and netted against the related debt. Furthermore, the discount is being accreted to interest expenses over the five-year term of the underlying promissory notes. As of December 31, 2001, $79,372 of such discount is accreted to interest expense.

NOTE 12--CONVERTIBLE PROMISSORY NOTES PAYABLE


From November 2000 through May 2001, the Company issued several Convertible Promissory Notes ("Promissory Notes") with an aggregate face amount of $2,200,000. Of such total, $500,000 represented bridge financing provided to the Company by its Chief Executive Officer and Chief Operating Officer in October 2000. The principal amount of the Promissory Notes and accrued and unpaid interest thereon were convertible into common stock at $2.00 per share. The Promissory Notes were to mature one year from the date of issuance and bore interest at 8% per annum or 12% per annum in an event of default. Furthermore, the Company issued to the holders of the Promissory Notes detachable warrants to purchase an additional 2,200,000 shares of the Company's common stock at an exercise price of $2.00.




The proceeds allocated to the detachable purchase warrants amounted to $845,650, which was arrived at using the Black-Scholes pricing model. Such amount was recorded as a discount to the Promissory Notes. The discount has been accreted as interest expense over the life of the underlying Promissory Notes. On May 14, 2001, the holders of the Promissory Notes and the Company entered in to the Exchange Agreement. As of May 15, 2001, the date the holders of the Promissory Notes and the Company entered in to the Exchange Agreement discussed below, the Company accreted $365,143 of the discount to interest expense.

Pursuant to an Exchange Agreement dated May 14, 2001 between the Company and the holders of the Promissory Notes, the holders agreed to exchange $2,200,000, representing the principal amounts of the Promissory Notes, and $80,157, the interest accrued thereon through May 15, 2001, into common stock at the exchange price of $.50 per share. In addition, as consideration for the exchange, the Company reset the exercise price of the warrants to $.50 per share. Accordingly, the Company issued a total of 4,560,314 shares of the Company's common stock in the exchange. For accounting purposes, the Company recorded the conversion at $2,551,784 (net of the un-amortized discount) into equity. In connection with the Company reducing the conversion price from $2 to $.50 for the purpose of inducing note holders to convert, during the second quarter, the Company recorded debt conversion costs amounting to $794,219 which represented the difference between the adjusted conversion price and the fair market value of the Company's securities on the date of conversion.


                                     -F-17-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 13--COMMITMENTS AND CONTINGENCIES

Nature of Business


The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and healthcare applications utilizing the Internet, intense competition and a limited operating history.


Significant Customers


Financial instruments, which may potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Although as of December 31, 2001, the Company did not have any accounts receivable, it did generate revenue from a small concentration of customers. For the years ended December 31, 2001 and 2000, the Company had one and two unrelated customers, respectively, which accounted for 84% and 75%, respectively of total revenues.


Office Leases

On October 22, 1999, the Company entered into a lease agreement for its technology and product development offices. The lease was to expire on October 31, 2004 with annual rent of approximately $162,000 before annual escalations. During December 2001, the Company was successful in negotiating out of this lease by entering into an amendment\relocation lease agreement with the same landlord for materially less space. The Company entered into an eighteen-month lease, which requires monthly payment of approximately $3,600.

The Company's approximate future minimum annual rental payments (as revised) including annual escalations under the non-cancelable operating leases in effect as of December 31, 2001 are as follows:


        For the year
     ended December 31:
     ------------------

          2002                                 $   166,200
          2003                                     144,600
          2004                                     123,000
          2005                                      61,000
          2006                                           -
                                               -----------
                                               $   494,800
                                               ===========


Rent expense for the years ended December 31, 2001 and 2000 amounted to approximately $312,000 and $249,000, respectively.

Employment Agreements




Over the course of its history, the Company has entered into various employment agreements with certain of its officers and key employees. Such employment agreements range between three to five years with annual salaries ranging from $75,000 to $175,000.



                                     -F-18-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 13--COMMITMENTS AND CONTINGENCIES (cont'd)


Judgments

During 1998, several judgments were entered against Health Management while it was operating as U.S. Medical Alliance, relating to, among other things, the Company's prior line of business of managing physician practices. The allegations made in the underlying suits related to wrongful discharge, general breach of contract, breach of equipment lease agreements and miscellaneous vendor claims. The aggregate gross amount of such judgments entered against the Company and certain associated physicians were approximately $600,000. Between 1999 and 2000, the Company settled and paid all such judgments for approximately $214,000.

Threatened Litigation

In 1998, a former Chief Executive Officer, stockholder and creditor of Health Management (the "Plaintiff") commenced an action in New Jersey state court against, among others, the present Chief Executive Officer of Health Management. Health Management is identified in the caption as a defendant. The complaint alleges breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, securities fraud, common law fraud, negligent misrepresentation and racketeering activity. See Nazir Memon v. Frank Martin, et al, CAM-L-04026-98. The allegations in this action reference circumstances relating to Health Management's prior line of business of physician practice management. In 1999, the court entered two orders dismissing the action "without prejudice" for procedural reasons. Furthermore, in 1999 the Plaintiff filed for bankruptcy protection. As part of the bankruptcy proceedings, the Plaintiff, the present Chief Executive Officer and Health Management entered into a stipulation limiting the period within which the Plaintiff can bring a new action alleging Plaintiff's claims. Plaintiff sought to reactivate his prior state court action in January 2001 (within the stipulated period), rather than commence a new action. The stipulated time period for commencing a new action has expired. By Opinion-Letter/Order dated August 22, 2001, the New Jersey Superior Court, Civil Division, ruled that Plaintiff is barred from reactivating the civil action by the bankruptcy stipulation. The Plaintiff is appealing the Civil Division Opinion-Letter/Order and the appeal is pending. As of December 31, 2001, the Company made no accrual for accounting purposes because the Plaintiff's success in this matter is not deemed probable nor could the Company reasonably estimate any adverse effect based on the current facts.



Profit Sharing Plan

During the second quarter 2000, the Company established a 401(k) profit sharing plan covering qualified employees, which includes employer participation in accordance with the provisions of the Internal Revenue Code. The plan allows participants to make pretax contributions and the Company to match certain percentages of employee contributions depending on a number of factors, including the participant's length of service. The profit sharing portion of the plan is discretionary and noncontributory. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. As of December 31, 2001, the Company has made no contributions.

NOTE 14--PROVISION FOR INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 6% state.

                                     -F-19-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 14--PROVISION FOR INCOME TAXES (cont'd)


The only material tax effect of significant items comprising the Company's current deferred tax assets as of December 31, 2001 is its net operating loss carry forwards, which amounted to approximately $11,600,000. The deferred tax asset associated with the Company's net operating losses amounted to approximately $4,200,000 as of December 31, 2001.

In accordance with SFAS No. 109, the Company has recorded a 100% valuation allowance for such deferred tax asset since management could not determine that it was "more likely than not" that the deferred tax asset would be realized in the future. The Company's net operating losses will expire between 2011 and 2016 if not utilized.

NOTE 15--STOCKHOLDERS' EQUITY

Amendment of the Company's Certificate of Incorporation

The Board of Directors of the Company also approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares. The holders of the majority of the Company's then outstanding shares of common stock approved this amendment on May 21, 2001.


2000 Issuances of Common stock and Warrants


During January and February 2000, the Company sold an aggregate of 1,800,000 shares of its common stock at $1 per share yielding net proceeds of $1,794,880 after certain offering expenses. Such shares were sold pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In May 2000, the Company commenced a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The offering was initially comprised of 1,000,000 shares of its common stock at $2 per share. Pursuant to such offering, the Company sold an aggregate of 862,500 shares yielding proceeds of $1,725,023 as of December 31, 2000.



In August 2000, the Company issued 25,000 shares of its common stock at $2.00 per share for recruiting expenses in connection with expanding its sales force. Accordingly, the Company recorded recruiting expense amounting to $50,000 in connection with such issuance.

In September 2000, the Company issued 17,500 shares of its common stock to a former officer of Member-Link in connection with a $35,000 advance made by such officer in prior year.



For the year ended December 31, 2000, the Company recorded $256,035 of consulting expenses as a result of granting 280,000 non-plan/non-qualified stock options utilizing the Black-Scholes option-pricing model.

Concurrently with the sale of the Convertible Promissory Notes discussed in Note 12, the Company issued detachable purchase warrants to purchase an additional share for every dollar invested of the Company's common stock at an initial exercise price of $2 per share. As of December 31, 2000, the proceeds allocated to the detachable purchase warrants amounted to $743,027, which was valued using the Black-Scholes pricing model. Such amount was recorded as a discount to the Promissory Notes. The discount is being accreted as expense over the life of the underlying Promissory Notes. For the year ended December 31, 2000, the Company recorded $97,590 of the discount accreted to interest expense. In addition, as of December 31, 2000, the Company has accrued $20,278 of interest on such outstanding notes payable.

                                     -F-20-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 15--STOCKHOLDERS' EQUITY (cont'd)

2001 Issuances of Common stock and Warrants

In connection  with the issuance of the  Promissory  Notes payable  discussed in
Note 11 the Company granted the C2 Investor Group detachable warrants to acquire
2.632 shares of the Company's common stock at $.10 per share for each $1 of the face amount of the loan. As of December 31, 2001, the Psilos Group (which includes a venture fund managed by the Company's Chief Executive Officer) funded an aggregate of $692,809 of the $1,000,000 and received warrants to purchase 1,823,473 shares of the Company's common stock. The Company valued the detachable warrants issued at $459,854 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrants utilizing the relevant fair value of the debt and warrants to the actual proceeds from the debt. This amount was recorded as a discount to the related promissory notes and netted against the related debt.


Effective as of June 25, 2001, the Company completed a private placement of 2,200,000 shares of its common stock at $.50, yielding to the Company a total of $1,100,000. As consideration for completing the private placement, the Company issued to the participating investors detachable stock purchase warrants to acquire a total of 550,000 shares of common stock at an exercise price of $1.00 per share.


In connection with signing of their employment agreements, the Company's Chief Executive and Operating Officers had purchased from the Company a total of 500,000 shares of common stock for a purchase price of $2 per share. The shares were being purchased pursuant to a subscriptions agreement and a note and pledge agreement. The note was for a principal amount of $999,500 (net of a $500 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount shall be due in five equal installments on each December 29, 2001 and thereafter. Effective during the second quarter 2001, pursuant to board resolutions, such notes and pledge agreements were cancelled. Subsequent thereafter, such executive officers were granted an aggregate of 700,000 incentive stock options pursuant to the Company's 2001 Equity Compensation Plan. Pursuant to FASB Interpretation 44, variable accounting at the end of each interim period must be applied to such options since they are deemed a re-pricing of the cancelled pledge and note agreements. Accordingly, since the Company's fair market value was $1.25 at December 31, 2001 and such options have an exercise of $.55, the Company recorded the intrinsic value of $.70 per option or $350,000 of compensation expense. The Company will continue to mark-to-market these options at the end of each respective interim period until they are exercised.




Effective as of June 25, 2001 and pursuant to an Exchange Agreement dated as of May 14, 2001 between the Company and the holders of the Convertible Promissory Note as discussed in Note 12, the holders agreed to exchange $2,200,000, the principal amount of the Promissory Notes, and $80,157, the interest accrued thereon effective as of May 15, 2001, into common stock at the exchange price of $.50 per share. Accordingly, during the second quarter, the Company issued a total of 4,560,314 shares of the Company's common stock for conversion of such debt. In addition, as consideration for the conversion, the Company reset the exercise price of 2,200,000 warrants previously issued to such holders to $.50 per share from $2.00. For accounting purposes, the Company recorded the conversion at $2,551,784 (net of un-amortized discount) into equity. In connection with the Company reducing the conversion price from $2 to $.50, the Company recorded debt conversion costs amounting to $794,219, which represents the difference between the adjusted conversion price and the fair market value of the Company's securities on the date of conversion.


                                     -F-21-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 15--STOCKHOLDERS' EQUITY (cont'd)

2001 Issuances of Common stock and Warrants (cont'd)


During the year, the Company's Chief Executive and Operating Officers, and a Vice President of Sales (and a shareholder), lent the Company funds for working capital purposes. At various dates during the year, the Officers elected to convert a portion of their advances to the Company into equity. As consideration for the advances, the Company granted such individuals, detachable stock purchase warrants to acquire 1,093,000 shares of common stock at exercise prices ranging from $.50 to $1 per share. The Company valued the detachable warrants issued to such individuals using the Black-Scholes pricing model, thereby recording a charge to earnings for financing costs of $630,469. Lastly, the Company issued an aggregate of 1,237,326 shares of its common stock to its Chief Executive and Operating Officer in exchange for the conversion of a portion of their advances amounting to $618,663.

During November and December, pursuant to a private placement, the Company sold an aggregate of 4,211,976 shares of common stock for cash and services for $2,042,958 (net of $50,640 of direct costs).

During the year, pursuant to various agreements and board resolutions, the Company issued an aggregate of 601,533 shares of its common stock to various consultants for consideration of services received. The common stock was valued at the fair market value of the stock on the date of issuance or $907,598 in the aggregate. In addition, in July 2001, the Company granted an investment banker 180,000 five year warrants with an exercise price of $0.75 for services from July 2001 to July 2002. The Company valued such warrants at $72,000 by utilizing the Black-Scholes pricing model. Pursuant to EITF 96-18, the Company, at the end of each reporting period, must apply variable accounting treatment and re-value these warrants. As of December 31, 2001, the Company recorded a charge to earnings of $33,300 as an investor relations expense.



Effective December 31, 2001, the Company terminated the salary deferment program and granted each participant as consideration for participating in the program, one warrant for each dollar deferred with exercise prices ranging between $.50 to $1. Accordingly, the Company granted 710,983 warrants with an exercise price of $.50 each and 102,703 warrants with an exercise price of $1 each. Additionally, individuals were given the option to convert the actual deferred salaries into warrants with an exercise price of $.15 or elect to be paid in cash over time. As of December 31, 2001, the Company had accrued $1,038,876 of deferred salary of which $814,595 was converted into equity by granting such individuals 2,327,415 warrants exercisable at $.15. Accordingly, the Company granted an aggregate of 3,141,101 warrants for which it utilized the Black-Scholes pricing model resulting in an additional charge to earnings of $3,100,635 representing additional compensation cost.

On December 31, 2001, the Company's issued 470,066 shares of common stock in connection with the Chief Executive Officer exercising 470,066 warrants by converting $70,510 of advance into equity. Such warrants were granted in connection with the salary deferment program as discussed above.


As of December 31, 2001, the total number of warrants outstanding amounted to 8,517,509 with exercise prices ranging from $.10 to $1.00.


                                     -F-22-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 16 - STOCK OPTIONS

2001 Equity Compensation Plan

On March 20, 2001, the Company's Board of Directors adopted the 2001 Equity Compensation Plan (the "2001 Plan"). The Board of Directors amended the 2001 Plan on April 10, 2001 and the Company's stockholders adopted the 2001 Plan on May 21, 2001. Four separate types of equity compensation may be issued under the 2001 Plan. First, stock options may be granted to eligible individuals, including employees, consultants, advisors and non-employee members of the Board of Directors. Stock options give optionees the right to purchase shares of common stock at an exercise price determined at the time the option is granted. Second, a salary investment option grant program may be implemented under the 2001 Plan. The salary investment option grant program permits eligible employees to reduce their salary voluntarily as payment of two-thirds of the fair market value of the underlying stock subject to the option, with the remaining one-third of the fair market value payable as the exercise price for the option. Third, direct issuances of stock may be made to eligible persons under the 2001 Plan. Persons receiving direct issuances of restricted stock may purchase shares of common stock at a price less than, equal to or greater than the fair market value of the common stock or may receive such shares of common stock for past services rendered or as a bonus for the performance of services. In addition, if specifically implemented, the Plan permits non-employee members of the Board of Directors to automatically receive options to purchase shares of common stock at periodic intervals.


The number of shares of common stock that may be currently issued under the 2001 Plan shall not exceed 5,000,000. The number of available shares subject to the 2001 Plan will increase automatically on the first day of each calendar year beginning with the year 2002 by an amount equal to the lesser of (i) 3% of the shares of common stock then outstanding and (ii) 1,000,000 shares. No one person participating in the 2001 Plan may receive options for more than 400,000 shares of common stock per calendar year.


As of December 31, 2001, the Company had granted an aggregate of 2,565,632 options with an exercise prices of $.55.



2000 Equity Compensation Plan

As of December 31, 2001, the Company had granted an aggregate of 2,617,223 options pursuant to the 2000 Equity Compensation Plan, of which 905,000 options have an exercise price of $1.00 per share and 1,712,223 options have an exercise price of $2.00 per share.

Non-Plan Stock Option Grants

As of December 31, 2001, the Company had granted an aggregate of 1,045,000 options outside of any stock option plan with exercise prices ranging from $0.55 to $2.00 per share.

                                     -F-23-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 16 - STOCK OPTIONS (cont'd)


A summary of the status of the Company's plan and non-plan options as of December 31, 2001 and during the two years then ended is as follows:


                                                        Non-Qualified            Non-Plan
                              Incentive Options            Options             Non-Qualified            Total
                                                                                 Options
   -------------------------------------------------------------------------------------------------------------
   Outstanding as of
   January 1, 2000                            --                   --                   --                   --
   Granted                             1,715,000              902,223              695,000            3,312,223
   Exercised                                   -                    -            (250,000)            (250,000)
                             -----------------------------------------------------------------------------------
   Outstanding as of
   December 31, 2000                   1,715,000              902,223              445,000            3,062,223
   Granted                               602,500            1,734,632              600,000            2,937,132
   Exercised                                  --                   --                   --                   --
                             -----------------------------------------------------------------------------------
   Outstanding as of
   December 31, 2001                   2,317,500            2,636,855            1,045,000            5,999,355
                             ===================================================================================
   Vesting Dates:
          December 31, 2002              606,242              908,310              308,324            1,822,876
          December 31, 2003              444,254              575,031              345,836            1,365,121
          December 31, 2004              145,422                   --               62,508              207,930
          December 31, 2005               50,000                   --                   --               50,000
          December 31, 2006               50,000                   --                   --               50,000
                 Thereafter              225,000                   --                   --              225,000

As of December 31, 2001, there were outstanding an aggregate of 2,278,428 of exercisable plan and non-plan options with exercise prices ranging from $.55 to $2.00.

For the year ended December 31, 2001 and 2000, the Company recorded $29,741 and $256,035, respectively, of consulting expenses as a result of granting non-plan/non-qualified stock options utilizing the Black-Scholes option-pricing model.



Had compensation expense for the options issued to employees under the plan been determined based on the fair market value of the options at the grant dates consistent with the provisions of SFAS 123, the Company's net loss per common share would have been changed to the pro forma amounts indicated below.


                                                         2001                    2000
                ---------------------------------------------------------------------------
                Net loss as reported                $ (14,359,432)         $   (6,415,484)

                Pro forma net loss                  $ (15,551,369)         $  (11,615,150)
                Basic and diluted net loss per
                share as reported                     $      (.54)            $      (.36)
                Pro forma basic and diluted
                net loss per share                    $      (.58)            $      (.50)

The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over several years and the Company may continue to grant options to employees.


                                     -F-24-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 16 - STOCK OPTIONS (cont'd)


The fair market value of each option grant is estimated at the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions

          Dividend yield                         0.00%
          Expected volatility                    153%
          Risk-free interest rate                6%
          Expected life                          1 year


NOTE 17--SUBSEQUENT EVENTS (UNAUDITED)

Sale of Debenture


The Company, prior to acquiring WellComm as discussed below, sold a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 (the "Debenture") to Palladin Opportunity Fund LLC ("Palladin") pursuant to a Purchase Agreement dated February 4, 2002. Pursuant to the Purchase Agreement, the Company also issued a warrant to Palladin to purchase an aggregate of up to 1,538,461 shares of the Company's common stock (the "Warrant"). The outstanding principal and any capitalized interest under the Debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any capitalized interest may be converted at any time at the election of Palladin into the Company's common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the date that is 12 months and 18 months after the issue date (each such date, a "Reset Date"). With respect to each Reset Date, the conversion price will only be reduced if the average of closing bid prices for the Company's common stock during a period of 20 consecutive trading days ending on the date which immediately precedes the applicable Reset Date is less than the then applicable conversion price, which is currently $1.00. The Warrant entitles Palladin to purchase shares of the Company's common stock at the price of $1.10 per share.




Pursuant to the Purchase Agreement, Palladin also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and receive an additional warrant to purchase an aggregate of up to 769,230 shares of the Company's common stock. Finally, pursuant to a related registration rights agreement, the Company agreed to register all of the shares of common stock underlying the Debenture and the Warrant on a registration statement.

Acquisition of WellComm Group, Inc.


On February 6, 2002, the Company completed the acquisition of WellComm, as stipulated in the Merger Agreement dated January 28, 2002, by issuing 7,440,000 shares of its common stock and granting 560,000 options with a nominal exercise price. In addition, the Company also paid $2,190,000 in cash for an aggregate acquisition value of approximately $12,000,000. The WellComm acquisition was a two-step reorganization pursuant to the Merger Agreement by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly owned subsidiary of I-trax, WellComm, and WellComm's two main shareholders. The initial step of the reorganization transaction involved a merger of WC Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into the Company, in which merger the Company continued as the surviving corporation.



                                     -F-25-

                          I-TRAX, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



NOTE 17--SUBSEQUENT EVENTS (UNAUDITED) (cont'd)

Acquisition of WellComm Group, Inc.  (cont'd)


WellComm is a healthcare service company that offers a broad array of expertise including a nurse contact center specializing in disease management, triage, health information survey, and research services for the healthcare industry.

The acquisition will be accounted for as a purchase. As such, the purchase will be allocated to the estimated fair values of the assets acquired and liabilities assumed. The Company is in the process of obtaining third-party valuations of certain intangible assets.

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm as though the transaction had occurred on January 1, 2000.


                                                          Year ended             Year ended
                                                         December 31,           December 31,
                                                             2001                   2000
                                                       ------------------     ------------------
           Sales                                           $  5,900,772           $  1,239,787
           Expenses                                          24,201,374             11,874,554
           Net loss                                         (18,300,602)           (10,634,767)
           Earnings per share
             Basic and Diluted                               $     (.54)            $     (.41)
           Weighted average shares outstanding
             Basic and Diluted                               33,937,013             25,517,879




Private Placement


The Company has received a $2,000,000 verbal commitment from an asset manager for the purchase of common stock. As of March 20, 2002, the Company has received $1,425,000 for the purchase of 1,900,000 shares of Common stock at $.75 per share.


Stock Options

On January 4, 2002, the Company granted 228,500 stock options with an exercise price of $1.25 pursuant to the 2001 Equity Compensation Plan. On February 12, 2002, the Company granted 600,000 stock options with an exercise price of $1.21 pursuant to the 2001 Equity Compensation Plan to the former employees of WellComm.


                                     -F-26-

                           WELLCOMM GROUP, INC.
                           FINANCIAL STATEMENT AND
                           INDEPENDENT ACCOUNTANTS' AUDIT REPORT
                           DECEMBER 31, 2001 AND 2000

                           -----------------------------------------------------



                                     -F-27-

WELLCOMM GROUP, INC.

--------------------------------------------------------------------------------


INDEX


                                                                   Page
------------------------------------------------------------------------


Independent Accountants' Audit Report                              F-29

Balance Sheets                                                     F-30

Statements of Operations                                           F-32

Statements of Stockholders' Equity                                 F-33

Statements of Cash Flows                                           F-34

Notes to Financial Statements                                      F-35



                                     -F-28-

LUTZ & COMPANY, PC [LETTERHEAD]
--------------------------------------------------------------------------------


INDEPENDENT ACCOUNTANTS' AUDIT REPORT




Board of Directors and Stockholders
WellComm Group, Inc.
Omaha, Nebraska



We have audited the accompanying balance sheets of WellComm Group, Inc., an Illinois corporation, as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WellComm Group, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended in conformity with accounting principles generally accepted in the United States of America.


                                                    /s/ Lutz & Company P.C.


January 23, 2002
Omaha, Nebraska


                                     -F-29-

WELLCOMM GROUP, INC.

BALANCE SHEETS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                     ASSETS (Note 2)
                                                      2001                2000
                                                      ----                ----
CURRENT ASSETS
  Cash and Cash Equivalents                       $  491,576          $   16,719
  Trade Accounts Receivable (Note 6)                 439,698             192,827
  Prepaid Expenses                                    13,828              17,749
  Deferred Income Taxes (Note 8)                     117,700             248,300
--------------------------------------------------------------------------------
    Total Current Assets                           1,062,802             475,595
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
  Furniture and Fixtures                              40,346              37,235
  Computer Software                                   76,680              46,680
  Equipment                                          192,571             136,438
  Equipment under Capital Lease (Note 4)             157,380             198,345
--------------------------------------------------------------------------------
    Total Cost                                       466,977             418,698
  Less Accumulated Depreciation                      187,279             113,388
--------------------------------------------------------------------------------
    Net Book Value                                   279,698             305,310
--------------------------------------------------------------------------------

OTHER ASSETS
  Deposits                                             3,507               3,507
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
TOTAL ASSETS                                      $1,346,007          $  784,412
================================================================================



--------------------------------------------------------------------------------
See Notes to Financial Statements.


                                     -F-30-

                                       LIABILITIES
                                                                         2001                  2000
                                                                         ----                  ----
CURRENT LIABILITIES
  Notes Payable, Related Parties (Note 3)                            $                     $    24,625
  Current Portion of Long-Term Debt (Note 4)                              51,596                72,915
  Accounts Payable                                                        76,959                13,641
  Accrued Salaries and Wages                                              54,382                48,532
  Payroll Taxes Accrued and Withheld                                     534,516                 5,967
  Customer Deposits                                                       24,408               125,787
------------------------------------------------------------------------------------------------------
    Total Current Liabilities                                            741,861               291,467
------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
  Long-Term Debt, Less Current Portion (Note 4)                           32,789               118,147
------------------------------------------------------------------------------------------------------
    Total Liabilities                                                    774,650               409,614
------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 5 and 9)

                             STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK
  $1 Par Value, Authorized, 1,000 Shares
  Issued and Outstanding, 223 Shares                                         223                   223

PAID IN CAPITAL                                                          750,339               750,339

ACCUMULATED DEFICIT                                                     (179,205)             (375,764)
------------------------------------------------------------------------------------------------------

  Total Stockholders' Equity                                             571,357               374,798

------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 1,346,007           $   784,412
======================================================================================================

--------------------------------------------------------------------------------
See Notes to Financial Statements.

                                     -F-31-

WELLCOMM GROUP, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
---------------------------------------------------------------------------------------------------

                                                                     2001                  2000
                                                                     ----                  ----

REVENUES (Note 6)                                                $ 5,287,702           $   979,142

COST OF REVENUES                                                   2,510,279               529,509
--------------------------------------------------------------------------------------------------

  GROSS PROFIT                                                     2,777,423               449,633

OPERATING EXPENSES                                                 2,449,409               581,433
--------------------------------------------------------------------------------------------------

  Earnings (Loss) from Operations                                    328,014              (131,800)
--------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSE
  Interest Income                                                      9,896                   802
  Other Income                                                         1,643                28,995
  Interest Expense                                                   (12,394)              (17,951)
--------------------------------------------------------------------------------------------------
    Total Other Income and Expense                                      (855)               11,846
--------------------------------------------------------------------------------------------------

      Earnings (Loss) Before Provision for Income Taxes              327,159              (119,954)

PROVISION FOR INCOME TAXES (Note 8)                                  130,600               (38,400)
--------------------------------------------------------------------------------------------------

  NET EARNINGS (LOSS)                                            $   196,559           $   (81,554)
==================================================================================================

--------------------------------------------------------------------------------
See Notes to Financial Statements.


                                     -F-32-

WELLCOMM GROUP, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
-------------------------------------------------------------------------------------------------------------------

                                                                                                      Total
                                                   Common         Paid In        Accumulated      Stockholders'
                                                    Stock         Capital          Deficit           Equity
                                                    -----         -------          -------           ------

------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 1999                         $100        $ 252,456         $(294,210)       $ (41,654)
------------------------------------------------------------------------------------------------------------

Purchase and Retirement of 24 Shares
  of Common Stock                                    (24)        (101,976)                          (102,000)

Issuance of 147 Shares of Common Stock               147          599,859                            600,006

Net Loss                                                                            (81,554)         (81,554)

------------------------------------------------------------------------------------------------------------
BALANCES, December 31, 2000                          223          750,339          (375,764)         374,798
------------------------------------------------------------------------------------------------------------

Net Earnings                                                                        196,559          196,559

BALANCES, December 31, 2001                         $223        $ 750,339         $(179,205)        $571,357
------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.


                                     -F-33-

WELLCOMM GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
----------------------------------------------------------------------------------------------------------

                                                                                2001              2000
                                                                                ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Earnings (Loss)                                                           $196,559       $  (81,554)
  Adjustments to Reconcile Net Earnings (Loss) to
    Net Cash Provided by (Used in) Operating Activities
      Depreciation                                                                73,891           72,292
      Changes in Current Assets and Liabilities
        Increase in Trade Accounts Receivable                                   (246,871)        (173,247)
        Decrease (Increase) in Prepaid Expenses                                    3,921          (15,887)
        Decrease (Increase) Deferred Income Taxes                                130,600          (38,400)
        Increase (Decrease) in Accounts Payable                                   63,318          (17,092)
        Increase in Accrued Salaries and Wages                                     5,850           36,509
        Increase in Payroll Taxes Accrued and Withheld                           528,549            5,967
        Increase (Decrease) in Customer Deposits                                (101,379)         125,787
----------------------------------------------------------------------------------------------------------
          Net Cash Provided by (Used in) Operating Activities                    654,438          (85,625)
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                                             (48,279)         (19,621)
  Increase in Deposits                                                                             (3,507)
----------------------------------------------------------------------------------------------------------
    Net Cash Used in Investing Activities                                        (48,279)         (23,128)
----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Issuance of Long-Term Debt                                                         30,487
  Repayments of Long-Term Debt                                                  (106,677)        (419,024)
  Advances on (Repayments of) Notes Payable, Related Parties                     (24,625)          15,000
  Purchase and Retirement of Common Stock                                                        (102,000)
  Proceeds from Issuance of Common Stock                                                          600,006
----------------------------------------------------------------------------------------------------------
    Net Cash Provided by (Used in) Financing Activities                         (131,302)         124,469
----------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                        474,857           15,716

Cash and Cash Equivalents, Beginning of Year                                      16,719            1,003

----------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, End of Year                                          $491,576       $   16,719
==========================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest Paid                                                                $  12,394       $   17,951

NONCASH INVESTING AND FINANCING ACTIVITY
  Long-Term Debt Incurred to Purchase Equipment under Capital Lease                               206,921

--------------------------------------------------------------------------------
See Notes to Financial Statements.


                                     -F-34-

                              WELLCOMM GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies
--------------------------------------------------------------------------------

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is set forth below.

Organization and
Nature of Business       WellComm Group,  Inc. (the "Company") was  incorporated
                         in January of 1997.  The  Company is a national  health
                         management    organization   committed   to   improving
                         performance,  quality  and access to care and  wellness
                         through  its  "Telehealth"   service   program,   which
                         provides patients covered by health insurance policies,
                         24-hour  access  to  professional,   telephonic  health
                         advice  and  wellness   information  and  support.  The
                         Company is located in Omaha, Nebraska.

Use of Estimates         The  preparation of financial  statements in conformity
                         with accounting  principles  generally  accepted in the
                         United  States of America  requires  management to make
                         estimates  and  assumptions  that  affect the  reported
                         amounts of assets and  liabilities  and  disclosure  of
                         contingent  assets and  liabilities  at the date of the
                         financial   statements  and  the  reported  amounts  of
                         revenues  and  expenses  during the  reporting  period.
                         Actual results could differ from those estimates.

Cash and Cash
Equivalents              For  purposes  of the  Statement  of  Cash  Flows,  the
                         Company considers all investments with maturities of three months or less to be cash and cash equivalents.

Trade Accounts
Receivable               The Company  considers trade accounts  receivable to be
                         fully  collectible;   accordingly,   no  allowance  for
                         doubtful  accounts  is  required.   If  amounts  become
                         uncollectible, they will be charged to operations when that determination is made.

Concentration of
Credit Risk              The  Company  has  two   financial   instruments   that
                         potentially  subject  the Company to credit  risk.  The
                         Company  maintains  bank accounts in which the balances
                         sometimes   exceed   federally   insured  limits.   The
                         Company's trade accounts receivable also subject the Company to credit risk.

Property and
Equipment                Property   and   equipment   are   recorded   at  cost.
                         Expenditures   for   additions  and   betterments   are
                         capitalized; expenditures for maintenance and repairs are charged to expense as incurred. The costs of assets disposed and the related accumulated depreciation are eliminated from the accounts in the year of disposal.
                         Gains or losses from property disposals are recognized in the year of disposal.

--------------------------------------------------------------------------------


                                     -F-35-

WELLCOMM GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies - Continued
--------------------------------------------------------------------------------

Property and
Equipment - Cont.        Depreciation is computed using the straight-line method
                         over the following estimated useful lives:

                                                                       Years
                                                                       -----
                             Furniture and Fixtures                      7
                             Computer Software                           3
                             Equipment                                  5-7
                             Equipment under Capital Lease               7

Revenue Recognition      Revenue is  recognized  as services are  rendered.  The
                         Company   contracts   with  its  customers  to  provide
                         services  based  on  an  established   monthly  fee,  a
                         per-call charge or a combination of both. The Company invoices its customers in arrears of rendering these services.

Income Taxes             Deferred income tax assets and liabilities are computed
                         annually   for   differences   between  the   financial
                         statement and tax bases of assets and liabilities  that
                         will  result in  taxable or  deductible  amounts in the
                         future  based on enacted tax laws and rates  applicable
                         to the periods in which the differences are expected to
                         affect  taxable   income.   Valuation   allowances  are
                         established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

2.   Financing Arrangements
--------------------------------------------------------------------------------

     The Company has a $308,108 revolving bank line of credit, with interest at .5% over the national prime rate as published by the Wall Street Journal (4.75% at December 31, 2001) and payable monthly. This line of credit is collateralized by all assets of the Company. There were no amounts outstanding against this line of credit at December 31, 2001 and 2000.

3.   Notes Payable, Related Parties
--------------------------------------------------------------------------------

     Notes payable, related parties consisted of two unsecured notes to the Company's vice president of operations, also a stockholder, and her sister. Both notes were non-interest bearing and paid in full during the year ended December 31, 2001.

4.   Long-Term Debt
--------------------------------------------------------------------------------

     Long-term debt at December 31, consists of the following:

                                                                                             2001           2000
                                                                                             ----           ----
    Capitalized  equipment  lease payable to a  corporation,  payable in monthly installments of $4,856,  including imputed interest at 10.91%,  through July
    2003,  collateralized by the equipment being leased.                                   $84,385       $131,059

--------------------------------------------------------------------------------


                                     -F-36-

WELLCOMM GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

4.   Long-Term Debt - Continued
--------------------------------------------------------------------------------


                                                                                         2001               2000
                                                                                         ----               ----
    Capitalized  equipment  lease payable to a  corporation,  payable in monthly installments of $1,372, including imputed interest at 13.4%,
    collateralized  by the  equipment  being  leased.  This lease was paid in                                $31,833
    full during the year ended December 31, 2001.

    Installment note payable to a bank on behalf of the Company's  president and stockholder, payable in monthly installments of $1,400, including
    interest  at  9.5%.  This  note was paid in full  during  the year  ended                                 28,170
    December 31, 2001.
                                                                                      ------------      -------------

    Total Long-Term Debt                                                                   84,385            191,062

      Less Current Portion                                                                 51,596             72,915

    Long-Term Debt, Less Current Portion                                                  $32,789           $118,147
                                                                                      ============      =============

5.   Commitments and Contingencies
--------------------------------------------------------------------------------

     Lease Obligations
     -----------------
     The Company has entered into various operating leases for office space and certain equipment used by the Company. The future minimum lease payments under these noncancelable operating leases as of December 31, 2001 are as follows:

                  Year Ending December 31,
                  ------------------------
                           2002                             $42,057
                           2003                              28,923
                           2004                               1,420
                                                            -------
                                                            $72,400
                                                            =======

     Lease expense under these operating leases was approximately $43,000 and $28,000 for the years ended December 31, 2001 and 2000, respectively.

     Employment Agreements
     ---------------------
     The Company entered into two employment agreements with its president and vice president of operations, both stockholders of the Company, in April 2000 that provides for a minimum annual salary. Subsequent to December 31, 2001, these agreements were terminated and new agreements were signed as a result of the Company being acquired (See Note 9).

--------------------------------------------------------------------------------


                                     -F-37-

WELLCOMM GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

5.   Commitments and Contingencies - Continued
--------------------------------------------------------------------------------

     Stockholder Agreements
     ----------------------
     The Company and its stockholders have entered into an agreement, which restricts the stockholders from selling their shares to any entity other than the Company or remaining stockholders unless approved by the Company and its stockholders. The Company and remaining stockholders have the first option to purchase the shares, except in the case of death, whereby the Company and remaining stockholders are required to purchase the shares, at purchase price as defined in the agreement.

6.   Economic Dependency - Major Customers
--------------------------------------------------------------------------------

     Major customers whose revenue exceeded 10% of the total revenues were as follows:


                                                       2001            2000
                                                       ----            ----
        Number of Major Customers                        1              2
        Percentage of Revenues                          82%            92%
        Percentage of Trade Accounts                    74%            59%
          Receivable at December 31


     These revenues consist of several contracts with each customer that have specific terms. Additionally, these contracts have a termination clause without cause of 30 days.

7.   401(k) Plan
--------------------------------------------------------------------------------

     The Company implemented a 401(k) plan in December 2001, which covers substantially all employees upon the completion of three months of service and attainment of 21 years of age. Matching contributions to the plan are at the Company's discretion. The plan goes into affect beginning January 2002.

8.   Income Taxes
--------------------------------------------------------------------------------

     Components of the provision for income tax expense (benefit) are as follows:

                                  Federal           State             Total
                                  -------           -----             -----
         2001
         ----
         Current                 $                  $               $
         Deferred                 108,300            22,300          130,600
                                 --------           -------         --------
                                 $108,300           $22,300         $130,600
                                 ========           =======         ========
         2000
         ----
         Current                 $                  $               $
         Deferred                 (31,800)           (6,600)         (38,400)
                                 --------           -------         --------
                                 $(31,800)          $(6,600)        $(38,400)
                                 ========           =======         ========

--------------------------------------------------------------------------------

                                     -F-38-

WELLCOMM GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

8.   Income Taxes - Continued
--------------------------------------------------------------------------------

     As of December 31, net deferred income taxes include the following components:

                                                     2001              2000
                                                     ----              ----
         Deferred Tax Assets
           Net Operating Loss Carryforward         $  92,000         $228,300
           Temporary Differences
             Accrued Vacation                         19,600
             Depreciation and Amortization             6,100           20,000
                                                    --------         --------
                                                    $117,700         $248,300
                                                    ========         ========

     The Company has available at December 31, 2001, unused operating loss carryforwards of approximately $224,000, which may be applied against future taxable income expiring in December 2019 and 2020.

9.   Subsequent Event
--------------------------------------------------------------------------------

     On February 6, 2002, the existing stockholders of the Company sold 100% of their shares to I-trax, Inc. for a combination of cash and stock. As a result of this transaction the Company was merged into a subsidiary of I-trax. As of February 6, 2002, the Company no longer exists as a legal entity.


--------------------------------------------------------------------------------


                                     -F-39-

                          I-TRAX, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)






                                                                                  Page Number
                                                                                  -----------


Balance sheets at March 31, 2002 and December 31, 2001                                    F-41

Statements of operations for the three months ended March 31, 2002 and 2001               F-42

Statement of stockholders' equity for the three months ended March 31, 2002               F-43

Statements of cash flows for the three months ended March 31, 2002 and 2001               F-44

Notes to financial statements                                                             F-46



                                     -F-40-

                          I-TRAX, INC. AND SUBSIDIARIES
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                            ASSETS
                                                                                       March 31,            December 31,
                                                                                          2002                  2001
                                                                                    -----------------      ----------------
Current assets:
     Cash                                                                                $   754,902          $  1,029,208
     Accounts receivables, net                                                               389,782                    --
     Prepaid expenses                                                                        215,865                99,245
     Other current assets                                                                     17,494                 1,915
     Note receivable                                                                          34,937                72,437
                                                                                    -----------------      ----------------
       Total current assets                                                                1,412,980             1,202,805
                                                                                    -----------------      ----------------

Office equipment and furniture, net                                                          513,024               279,635
Goodwill                                                                                   9,536,001             2,224,726
Intangible assets, net                                                                     4,788,421                    --
Debt issuance costs, net                                                                     400,226                    --
Security deposits                                                                             50,412                66,896
                                                                                    -----------------      ----------------

       Total assets                                                                    $  16,701,064          $  3,774,062
                                                                                    =================      ================

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                                    $   685,813           $   619,612
     Accrued expenses                                                                        303,604               276,750
     Credit line payable                                                                     175,000                    --
     Due to officers                                                                         689,598               739,598
     Capital lease payable                                                                    81,451                42,878
     Deferred revenue                                                                        217,896               148,830
                                                                                    -----------------     -----------------
       Total current liabilities                                                           2,153,362             1,827,668
                                                                                    -----------------     -----------------

Capital lease obligation, net of current portion                                              75,387                55,901
Promissory notes and debenture payable, net of discount                                    1,447,487               312,327
                                                                                    -----------------     -----------------

       Total liabilities                                                                   3,676,236             2,195,896
                                                                                    -----------------     -----------------


Commitments and contingencies (Note 8)

Stockholders' equity
     Preferred stock - $.001 par value, 2,000,000 shares authorized,
       -0- issued and outstanding                                                                 --                    --
     Common stock - $.001 par value, 100,000,000 shares authorized,
       46,328,982 and 34,939,466 issued and outstanding, respectively                         46,328                34,939
     Additional paid in capital                                                           37,374,849            22,964,778
     Accumulated deficit                                                                 (24,396,349)          (21,421,551)
                                                                                    -----------------     -----------------
       Total stockholders' equity                                                         13,024,828             1,578,166
                                                                                    -----------------     -----------------

       Total liabilities and stockholders' equity                                      $  16,701,064          $  3,774,062
                                                                                    =================      ================

           See accompanying notes to financial statements (unaudited).


                                     -F-41-

                          I-TRAX, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)



                                                            Three months          Three months
                                                               ended                 ended
                                                             March 31,             March 31,
                                                                2002                  2001
                                                          -----------------     -----------------

Revenue                                                         $  406,357            $  189,940
                                                          -----------------     -----------------

Operating expenses:
     Cost of revenue                                               262,165                15,546
     General and administrative                                  1,401,818             1,605,273
     Research and development                                      119,500               227,264
     Acquired in process research and development                       --             1,642,860
     Depreciation and amortization                                 219,987               102,300
     Marketing and advertising                                     170,456                66,137
                                                          -----------------     -----------------
Total operating expenses                                         2,173,926             3,659,380
                                                          -----------------     -----------------

Operating loss                                                  (1,767,569)           (3,469,440)
                                                          -----------------     -----------------

Other income (expenses):
     Miscellaneous income                                               --                 6,636
     Debt issuance costs                                           (36,384)                   --
     Interest income                                                    --                 2,161
     Interest expense                                           (1,170,845)             (256,582)
                                                          -----------------     -----------------
Total other income (expenses)                                   (1,207,229)             (247,785)
                                                          -----------------     -----------------


(Loss) before provision for income taxes                        (2,974,798)           (3,717,225)
                                                          -----------------     -----------------

Provision for income taxes                                              --                    --
                                                          -----------------     -----------------

Net (loss)                                                    $ (2,974,798)         $ (3,717,225)
                                                          =================     =================

Loss per common share:

Basic and diluted                                                $    (.07)            $    (.17)
                                                          =================     =================

Weighted average number of shares outstanding:                  41,595,896            21,429,040
                                                          =================     =================

           See accompanying notes to financial statements (unaudited).


                                     -F-42-

                          I-TRAX, INC. AND SUBSIDIARIES
                        STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                   (UNAUDITED)

                                                                                                                 Total
                                                     Common stock            Additional                      Stockholders'
                                             -----------------------------     Paid-in        Accumulated        Equity
                                                Shares          Amount         Capital          Deficit       (Deficiency)
                                             -------------   ------------- ----------------  --------------  ---------------

Balances at December 31, 2001                  34,939,496        $ 34,939     $ 22,964,778   $ (21,421,551)     $ 1,578,166

Fair market value of detachable warrants
   issued in connection with debenture and
   beneficial conversion value                         --              --        2,000,000              --        2,000,000

Issuance of common stock and granting of
   options in connection with the
   acquisition of WellComm Group, Inc.          7,440,000           7,440       10,472,560              --       10,480,000

Issuance of common stock and warrants as
   consideration for finder fee                   111,000             111          391,299              --          391,410

Sale of common stock, net of $7,150 in costs    2,010,000           2,010        1,470,840              --        1,472,850

Issuance of common stock and warrants as
   consideration for services rendered             75,000              75          157,125              --          157,200

Issuance of common stock in connection with
   exercise of warrants                         1,753,486           1,753           (1,753)             --               --

Mark-to-market of options granted to
   officers in lieu of canceling note and
   pledge agreement during 2001                        --              --          (80,000)             --          (80,000)

Net loss for the three months ended March
   31, 2002                                            --              --               --      (2,974,798)      (2,974,798)
                                             -------------   -------------  ---------------  --------------  ---------------

Balances at March 31, 2002                     46,328,982        $ 46,328     $ 37,374,849   $ (24,396,349)    $ 13,024,828
                                             =============   =============  ===============  ==============  ===============



           See accompanying notes to financial statements (unaudited).


                                     -F-43-

                          I-TRAX, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                                                Three months         Three months
                                                                                    ended               ended
                                                                               March 31, 2002       March 31, 2001
                                                                              ------------------   -----------------

Operating activities:
     Net loss                                                                       $(2,974,798)        $(3,717,225)
     Adjustments to reconcile net loss to net cash used for operating activities:
         Accretion of discount on notes payable charged to interest                     103,361             210,331
            expense
         Beneficial conversion value of debenture                                     1,031,800                  --
         Depreciation and amortization                                                  256,372             140,307
         Issuance of various securities for services                                    145,344              14,001
         Write-off of in progress research and development acquired
            in iSummit Partners, LLC acquisition                                             --           1,642,860
     Decrease (increase) in:
       Accounts receivable                                                               87,965             170,493
       Prepaid expenses                                                                 (83,468)             14,419
       Other current assets                                                             (15,579)            (11,428)
     (Decrease) increase in:
       Accounts payable                                                                   2,708             114,896
       Accrued expenses                                                                (165,939)            374,197
       Deferred revenue                                                                  69,066            (188,142)
                                                                              ------------------   -----------------
Net cash used for operating activities                                               (1,543,168)         (1,235,291)
                                                                              ------------------   -----------------

Investing activities:
     Proceeds from partial repayment of note receivable                                  37,500                  --
     Deposit on acquisition of intellectual property                                         --            (100,000)
     Proceeds from partial release of security deposit                                   16,484              13,387
     Net cash to acquire WellComm Group, Inc.                                        (2,045,065)                 --
                                                                              ------------------   -----------------
Net cash used for investing activities                                               (1,991,081)            (86,613)
                                                                              ------------------   -----------------

Financing activities:
     Principal payments on capital leases                                               (12,907)            (11,071)
     Proceeds from issuance of promissory notes                                              --             617,809
     Repayment to related party                                                         (50,000)                 --
     Proceeds from related parties                                                           --             475,000
     Proceeds from sale of Common stock                                               1,472,850             120,000
     Costs in connection with issuance of debenture                                   (150,000)                  --
     Proceeds from issuance of debenture and warrants                                 2,000,000                  --
                                                                              ------------------   -----------------

Net cash provided by financing activities                                             3,259,943           1,201,738
                                                                              ------------------   -----------------

Net (decrease) increase in cash                                                        (274,306)           (120,166)

Cash and cash equivalents at beginning of period                                      1,029,208             132,806
                                                                              ------------------   -----------------

Cash and cash equivalents at end of period                                           $  754,902           $  12,640
                                                                              ==================   =================
Supplemental  disclosure  of  non-cash  flow  information:
     Cash paid during the period for:
       Interest                                                                       $      --            $     --
                                                                              ==================   =================
       Income taxes                                                                   $      --            $     --
                                                                              ==================   =================

                         (Continued on following page.)


                                     -F-44-

                          I-TRAX, INC. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                         (Continued from previous page.)

                                                                                Three months         Three months
                                                                                    ended               ended
                                                                               March 31, 2002       March 31, 2001
                                                                              ------------------   -----------------

Schedule of non-cash investing activities:
     Issuance of 3,368,000 shares of Common stock in connection
       with acquisition of MyFamilyMD                                                 $      --          $5,254,080
                                                                              ==================   =================

Issuance of 7,440,000 shares of Common stock and granting of 560,000
     In connection with acquisition of WellComm Group, Inc.                        $ 10,480,000            $     --
                                                                              ==================   =================

Issuance of Common stock and stock options for finder fee                            $  391,410            $     --
                                                                              ==================   =================


           See accompanying notes to financial statements (unaudited).


                                     -F-45-

NOTE 1--ORGANIZATION

I-trax, Inc. (the "Company") was incorporated in the State of Delaware on September 15, 2000. On February 5, 2001, the Company and I-trax Health Management Solutions, Inc. (formerly known as I-Trax.com, Inc.) ("Health Management") completed a holding company reorganization. The holding company reorganization was accomplished through a merger under Delaware law. At the effective time of the reorganization, all of the stockholders of Health Management became the stockholders of the Company and Health Management became a wholly owned subsidiary of the Company. The Company's common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX".

As of March 31, 2002, the Company had one wholly owned subsidiary, Health Management, and two single member limited liability companies, iSummit Partners, LLC and WellComm Group, LLC. The Company acquired iSummit Partners, LLC in February 2001. It does not conduct any operations but maintains ownership of certain intellectual property. The Company formed WellComm Group, LLC to conduct the activities of WellComm Group, Inc., which the Company acquired on February 6, 2002 as further described in Note 3. The Company conducts its operation through Health Management and WellComm Group, LLC.

NOTE 2--INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2002, the Company's accumulated deficit was $24,396,349. Additionally, as of March 31, 2002, the Company had a working capital deficiency of $740,382. In addition, the auditor's report on the December 31, 2001 financial statements included a paragraph indicating that there was substantial doubt about the Company's ability to continue as a going concern.

As of March 31, 2002 and through the date of the filing of this report, the Company has been able to secure financing to support its working capital needs. Such support has been received from unrelated parties. In the near future, additional cash will be required to enable the Company to continue the development of its core products, liquidate its short-term liabilities and continue to implement its marketing strategy in its markets.

Management is optimistic that it will be able to raise additional capital if necessary. There can be no assurance, however, that it will be able to do so. In the fourth quarter of 2001 and the first quarter of 2002, the Company executed several sales contracts and two joint marketing agreements with organizations that have the ability to market the Company's products and services to their existing clients. The Company expects that these key agreements will generate revenue in 2002 and that in the second half of 2002 the Company will have sufficient cash flow to fund its cash flow deficits.

Regardless of these positive events, the Company will require additional capital to fund its operations until these agreements and contracts materialize into cash. These facts raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.


                                     -F-46-

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2002 and the results of the operations and cash flows for the three months ended March 31, 2002. The results for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2002. The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.

Loss per common share is computed pursuant to Financial Accounting Standards Board, "SFAS No. 128," "Earnings Per Share". Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of March 31, 2002 and 2001, 11,930,245 and 5,092,727, respectively, of options, warrants and convertible debt were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2001 as included in the Company's report on Form 10-KSB for the fiscal year ended December 31, 2001 filed on April 4, 2002.

NOTE 3--ACQUISITION OF WELLCOMM GROUP, INC.

On February 6, 2002, the Company acquired all of the issued and outstanding common stock of WellComm Group, Inc. ("WellComm"), as stipulated in the Merger Agreement dated January 28, 2002, by issuing 7,440,000 shares of Common stock, granting 560,000 options with a nominal exercise price and paying $2,175,056 in cash. In addition, the Company also issued 80,000 shares to an employee for introducing the Company to WellComm. The aggregate acquisition price amounted to approximately $12,660,000. The value of the common stock issued and stock options granted was determined based on the average market price of the Company's common stock immediately before and after the acquisition were agreed to and announced. The WellComm acquisition was a two-step reorganization pursuant to the Merger Agreement by and among the Company, WC Acquisition, Inc., an Illinois corporation and a wholly owned subsidiary of the Company ("Acquisition"), WellComm, and WellComm's two main shareholders. The initial step of the reorganization transaction involved a merger of Acquisition with and into WellComm, in which merger WellComm continued as the surviving corporation. The second step of the reorganization transaction involved a statutory merger of WellComm with and into the Company, in which merger the Company continued as the surviving corporation. For accounting purposes, the effective date of the acquisition is January 31, 2002.

The Company trax also agreed to deliver to the WellComm stockholders additional contingent merger consideration either in cash or in common stock. The additional contingent merger consideration will be equal to 10% of revenues that may be generated by sales of new services to an existing WellComm client during a 12-month period beginning on the date such new services begin to be delivered. Such new services must commence by February 5, 2003, but have not been commenced as of March 31, 2002. Any additional shares distributed will be recognized as compensation expense in the period earned.


                                     -F-47-

WellComm is a disease management company that offers a wide array of expertise including a nurse contact center specializing in disease management, triage, health information survey, and research services for the healthcare industry. The Company acquired WellComm in order to complete its portfolio of product offerings by combining technology and service. The Company also expects to reduce costs through economies of scale.

The financial statements include the operations of WellComm from February 1, 2002 (the effective date of acquisition) forward. The purchase price has been based on the estimated fair values of the assets acquired and liabilities assumed. The Company is in the process of obtaining third-party valuations of certain intangible assets and therefore the allocation of the purchase price is preliminary.

Of the total purchase price, the Company has initially allocated approximately $1,370,000 to non-compete covenants, $3,680,000 to customer relationships, $390,000 to net assets acquired with the remainder of approximately $7,320,000 assigned to goodwill. Non-compete covenants will be amortized on a straight-line basis over a four-year life and customer relationships will be amortized over a three-year life.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

            Current assets                              $  614,000
            Property and equipment                         190,000
            Intangible assets                            5,050,000
            Goodwill                                     7,320,000
                                                   ----------------
            Total assets acquired                      $13,174,000
                                                   ================

            Current liabilities                         $  485,000
            Long term debt                                  29,000
                                                   ----------------
            Total liabilities assumed                      514,000
                                                   ----------------
            Net assets acquired                        $12,660,000
                                                   ================

The following unaudited pro forma results of operations of the Company give effect to the acquisition of WellComm as though the transaction had occurred on January 1 of each period.


                                                       Three months ended
                                                            March 31
                                                   2002                   2001
                                              ------------           ------------

Sales                                         $    660,136           $    868,145
                                              ============           ============
Expenses                                      $  3,657,917           $  4,599,045
                                              ============           ============
Net loss                                      $ (2,997,781)          $ (3,697,900)
                                              ============           ============
Earnings per share:                           $       (.06)          $       (.12)
                                              ============           ============
Weighted average shares outstanding:
  Basic and Diluted                             45,180,951             29,429,040
                                              ============           ============


                                     -F-48-

NOTE 4--ACQUISITION OF ISUMMIT PARTNERS, LLC

Effective February 7, 2001, the Company acquired iSummit Partners, LLC, doing business as MyFamilyMD by issuing a total of 4,222,500 shares of its common stock to the owners of iSummit in exchange for all of the issued and outstanding limited liability company membership interests of iSummit. For purposes of recording the acquisition, of the total 4,222,500 shares, the Company originally recorded 3,368,000 shares (valued at $1.56 per share or $5,254,080) (non-contingent) as consideration. Furthermore, of the total 4,222,500 shares, 854,500 shares would have been released to the former owners of iSummit, and recorded as an expense for accounting purposes, upon the Company reaching certain revenue targets generated by iSummit's products. Contemporaneously with recording 3,368,000 shares, the Company recorded goodwill of $3,590,341 after allocating $1,642,860 to in-progress research and development (representing undeveloped software) and $20,879 to tangible assets. The allocation of purchase price was prepared based on a formal valuation by an independent appraiser.

Effective December 31, 2001, 1,289,184 of the total 4,222,500 shares were canceled because of unexpected costs the Company incurred in building out the technology it had acquired from iSummit. iSummit is a passive wholly owned entity of the Company, which holds certain intellectual property of the Company and it does not engage in any operations. For accounting purposes, the Company has reversed 464,592 of the total shares surrendered with a recorded value of $724,764, since the remaining 854,500 shares were contingently issuable upon meeting certain revenue targets, which were missed and therefore not recorded.

The Company has amortized goodwill through December 31, 2001. Accordingly, from February 7, 2001 (date of acquisition) through December 31, 2001, the Company recorded amortization expense of $640,851.

The following summary table sets forth the pro-forma statements of operations for the three months ended March 31, 2001 as if the acquisition was consummated at January 1, 2001.


     Total revenue                                         $   189,940
                                                           ===========

     Total expenses                                        $ 3,957,165
                                                           ===========

     Net loss                                              $(3,767,225)
                                                           ===========

     Pro forma basic and diluted net loss per share               (.16)
                                                           ===========

     Weighted average number of shares outstanding          23,113,040
                                                           ===========


NOTE 5--CREDIT LINE

The Company, by virtue of acquiring WellComm, assumed a revolving line of credit that allows the Company to borrow up to $308,108. Sums outstanding under the line of credit bear interest at .5% over the National Prime Rate, as published by the Wall Street Journal (4.75% at December 31, 2001), and are payable monthly. The line of credit expires in August 2002 and it is collateralized by all assets of WellComm. As of March 31, 2002, there was $175,000 outstanding against this line of credit.


                                     -F-49-

NOTE 6--PROMISSORY NOTES PAYABLE

On March 2, 2001 the Company  entered  into an Amended and  Restated  Promissory
Note and Warrant Purchase Agreement with Psilos Group Partners, L.P., its affiliates and a venture capital fund managed by the Company's Chief Executive Officer (collectively, the "Psilos Investor Group") pursuant to which the Psilos Investor Group agreed to loan the Company up to $1,000,000. As consideration, the Company granted the Psilos Investor Group detachable warrants to acquire Common stock at $.10 per share. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due five years from original date of issuance. As of December 31, 2001, the Psilos Investor Group funded an aggregate of $692,809 of the $1,000,000 and received warrants to purchase 1,823,473 shares of Common stock. These warrants were exercised during the quarter ended March 31, 2002 and the Company issued an aggregate 1,753,486 shares of Common stock (net of exercise price).

The Company valued the issued detachable warrants at $459,854 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the warrants utilizing the relevant fair value of the debt and warrants to the actual proceeds from the debt. This amount was recorded as a discount to the related promissory notes and netted against the related debt. Furthermore, the discount is being accreted to interest expenses over the five-year term of the underlying promissory notes. For the three months ended March 31, 2002 and 2001, the amount accreted to interest expense was $22,677 and $11,239, respectively.


NOTE 7--CONVERTIBLE DEBENTURE

The Company funded the cash portion of the acquisition price of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 (the "Debenture") to Palladin Opportunity Fund LLC ("Palladin") pursuant to a Purchase Agreement dated February 4, 2002. Pursuant to the Purchase Agreement, the Company also issued a warrant to Palladin to purchase an aggregate of up to 1,538,461 shares of Common stock (the "Warrant"). The outstanding principal and any deferred interest under the Debenture are payable in full on or before February 3, 2004. Palladin can also convert the outstanding principal and any deferred interest at any time into Common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the date that is 12 months and 18 months after the issue date (each such date, a "Reset Date"). With respect to each Reset Date, the conversion price will only be reduced if the average of closing bid prices for the Common stock during a period of 20 consecutive trading days ending on the date which immediately precedes the applicable Reset Date is less than the then applicable conversion price, in which case, the reset conversion price will be reset to equal such average. The Warrant entitles Palladin to purchase shares of the Company's common stock at the price of $1.10 per share.

Pursuant to the Purchase Agreement, Palladin also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and receive an additional warrant to purchase an aggregate of up to 769,230 shares of Common stock. Finally, pursuant to a related registration rights agreement, the Company agreed to register all of the shares of Common stock underlying the Debenture and the Warrant on a registration statement.


                                     -F-50-

The Company valued the Warrant at $968,200 using the Black-Scholes pricing model, thereby allocating a portion of the proceeds from the debt to the Warrant using the relevant fair value of the debt and warrants to the actual proceeds from the Debenture. The Company recorded $968,200 as a discount to the Debenture and this amount will be accreted to interest expense over the life of the Debenture. The Company also recorded $1,031,800 charge to interest expense for the beneficial conversion value of the Debenture since the Debenture was convertible immediately upon issuance. The beneficial conversion value represents the difference between the fair market value of the Common stock on the date the Debenture was sold and the amount of proceeds characterized as debt divided by the number of shares the face amount of the Debenture ($2,000,000) would be convertible into (2,000,000 shares). Lastly, in connection with facilitating the transaction with Palladin, the Company recorded $416,610 of debt issuance costs comprised of $130,000, 31,000 shares of Common stock and a warrant to acquire 200,0000 at $1.00 per share to an unrelated party. These costs will be amortized over the life of the Debenture. For the three months ended March 31, 2000, amortization expense amounted to $16,384.


NOTE 8--COMMITMENTS AND CONTINGENCIES

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet and health care applications utilizing the Internet, intense competition and a limited operating history.

Threatened Litigation

In 1998, a former Chief Executive Officer, stockholder and creditor of Health Management (the "Plaintiff") commenced an action in New Jersey state court against, among others, the present Chief Executive Officer of Health Management. Health Management is identified in the caption as a defendant. The complaint alleges breach of contract, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, securities fraud, common law fraud, negligent misrepresentation and racketeering activity. See Nazir Memon v. Frank Martin, et al, CAM-L-04026-98. The allegations in this action reference circumstances relating to Health Management's prior line of business of physician practice management. In 1999, the court entered two orders dismissing the action "without prejudice" for procedural reasons. Furthermore, in 1999 the Plaintiff filed for bankruptcy protection. As part of the bankruptcy proceedings, the Plaintiff, the present Chief Executive Officer and Health Management entered into a stipulation limiting the period within which the Plaintiff can bring a new action alleging Plaintiff's claims. Plaintiff sought to reactivate his prior state court action in January 2001 (within the stipulated period), rather than commence a new action. The stipulated time period for commencing a new action has expired. By Opinion-Letter/Order dated August 22, 2001, the New Jersey Superior Court, Civil Division, ruled that Plaintiff is barred from reactivating the civil action by the bankruptcy stipulation. The Plaintiff is appealing the Civil Division Opinion-Letter/Order and the appeal is pending. As of March 31, 2002, the Company made no accrual for accounting purposes because the Plaintiff's success in this matter is not deemed probable nor could the Company reasonably estimate any adverse effect based on the current facts.


                                     -F-51-

NOTE 9--STOCKHOLDERS' EQUITY

Equity Compensation Plans and Non-Plan Stock Options

The Company has two equity compensation plans adopted in 2000 and 2001. The purpose of the plans is to provide the opportunity to grants of incentive stock options, nonqualified stock options and restricted stock to employees of the Company and its subsidiaries, certain consultants and advisors who perform services for The Company or its subsidiaries and non-employee members of The Company's Board of Directors. The 2001 plan has several additional features, including, a salary investment option grant program that permits eligible employees to reduce their salary voluntarily as payment of two-thirds of the fair market value of the underlying stock subject to the option, with the remaining one-third of the fair market value payable as the exercise price for the option and, if specifically implemented, automatic grant program for non-employee members of the Board of Directors at periodic intervals.

There are 3,000,000 shares of Common stock authorized under the 2000 plan and 6,000,000 shares of Common stock authorized under the 2001 plan. The number of available shares subject to the 2001 plan increases automatically on the first day of each year beginning with the year 2002 by an amount equal to the lesser of (a) three percent (3%) of the shares of Common stock then outstanding and (b) 1,000,000 shares. The 2002 increase raised the number of shares available under the 2001 plan from 5,000,000 to 6,000,000.

The maximum aggregate number of shares of Common stock that can be granted to any individual during any calendar year is 350,000 shares under the 2000 plan and 400,000 shares and under the 2001 plan.

         2000 Plan Grants

Through March 31, 2002, the Board has granted an aggregate of 2,617,223 options, with exercise prices ranging from $1.00 to $2.00 per share (depending on the fair market value of the stock on the date of grant). No grants were made pursuant to this plan during the quarter.

         2001 Plan Grants

Through March 31, 2002, the Board has granted an aggregate of 3,545,132 options under 2001 plan. During the quarter ended March 31, 2002, the Company granted of 979,500 options to employees and a director. Exercise prices range from $.55 to $1.25 (depending on fair market value of the stock on the date of grant).

         Non-Plan Stock Option Grants

Through March 31, 2002, the Company has granted an aggregate of 855,000 options outside of any stock option plan with exercise prices ranging from $0.55 to $2.00 per share (depending on fair market value of the stock on the date of grant). No such grants were made during the quarter ended March 31, 2002.


                                     -F-52-

Issuance of Common stock and Warrants

In connection with signing of their employment agreements, the Company's Chief Executive Officer and a current member of the Company's Office of the President purchased from the Company a total of 500,000 shares of Common stock at price of $2 per share. The shares were purchased pursuant to a subscriptions agreement and a note and pledge agreement. The note was for a principal amount of $999,500 (net of a $500 bonus), bearing interest at approximately 6% per annum, and provided that the unpaid principal amount was due in five consecutive annual installments beginning on December 29, 2001. Effective during the second quarter 2001 and with Board approval, the note and pledge agreements were canceled. In April 2001, these executive officers received an aggregate of 700,000 incentive stock options pursuant to the 2001 Plan. Pursuant to FASB Interpretation 44, variable accounting at the end of each interim period must be applied to these options since they are deemed a re-pricing of the canceled note and pledge agreements. Accordingly, since the Common stock fair market value was $1.25 at December 31, 2001 and these options are exercisable at $.55, the Company recorded the intrinsic value of $.70 per option or $350,000 of compensation expense. The Company will continue to mark-to-market these options at the end of each respective interim period until they are exercised. For the three months ended March 31, 2002, the Company marked-to-market these options and recorded a reduction in compensation expense of $80,000.

During the quarter ended March 31, 2002, pursuant to various agreements and board approval, the Company issued an aggregate of 75,000 shares of Common stock to various consultants for services received. The Common stock was valued at the fair market value of the stock on the date of issuance or $82,500 in the aggregate. In addition, in July 2001, the Company granted an investment banker 180,000 five year warrants with an exercise price of $0.75 for services from July 2001 to July 2002. Pursuant to EITF 96-18, the Company, at the end of each reporting period, must value these warrants. For the quarter ended March 31, 2002, the Company recorded a charge to earnings of $74,700 as an investor relations expense for the valuing of these warrants.

During the quarter ended March 31, 2002 the Company sold in a private placement an aggregate of 110,000 shares of Common stock for $47,850 (net of $7,150 of direct costs). This private placement was commenced in November 2001.

Pursuant to a private placement commenced in February 2002, the Company sold 1,900,000 shares through March 31, 2002, yielding proceeds of $1,425,000.

In connection with  facilitating  the transaction  with Palladin as discussed in
Note 7, the Company issued 31,000 shares of Common stock, a warrant to acquire 200,000 shares of Common stock at an exercise price of $1.00 per share and paid $130,000 to an unrelated party as a finder fee. The total consideration amounted to $416,610 and has recorded as a debt issuance cost and will be amortized over the life of the Debenture.


                                     -F-53-

NOTE 10--NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and supercedes APB Opinion No. 16, "Business Combinations." Changes made by SFAS No. 141 include
(1) requiring the purchase method of accounting be used for all business combinations initiated after September 30, 2001, and (2) established specific criteria for the recognition of intangible assets separately from goodwill. These provisions are effective for business combinations for which the date of acquisition is subsequent to September 30, 2001. SFAS No. 142 addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The provisions for SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. The Company has prepared preliminary transition impairment analysis as required by SFAS NO. 142 and it does not appear that an impairment of recorded goodwill exists.

The changes in the carrying amount of goodwill for the three months March 31, 2002, is as follows:


                                                   Total

     Balance as of January 1, 2002                 $2,224,726
     Goodwill acquired during the quarter           7,311,275
     Impairment losses                                     --
                                               ---------------
     Balance as of March 31, 2002                  $9,536,001
                                               ===============

The components of identifiable intangible assets, which are included as a separate line item on the consolidated balance sheet, are as follow:

                                                                     As of March 31, 2002
                                                              ------------------------------------
                                                              Gross Carrying        Accumulated
                                                                  Amount           Amortization
                                                              ----------------    ----------------
                    Amortized intangible assets:

                        Non-compete covenants                    1,370,000             (57,084)
                        Customer relationships                   3,586,707            (102,270)
                                                              ------------          ----------
                           Total                              $  4,956,707          $ (159,354)
                                                              ============          ==========

Amortization expense for the three months ended March 31, 2002 was $168,086. Estimated amortization expense for the remainder of fiscal 2002 and the five succeeding years is $1,486,584, $1,604,676 and $1,604,676, $292,485 and 0,
respectively.

          Pro forma net loss for the three months ended March 31, 2001

                                                     Amount           Per share
          Reported net loss                       $(3,717,225)          $  (.17)
          Add back goodwill amortization              102,300               .01
                                                  -----------           -------
          Adjusted net loss                       $(3,614,925)          $  (.16)
                                                  ===========           =======



                                     -F-54-

NOTE 10--NEW ACCOUNTING PRONOUNCEMENTS

In October 2001, the FASB issued SFAF No. 144 " Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived assets to be Disposed Of". SFAS 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS 144 is not expected to have a material impact on the financial statements of the Company.


NOTE 11--SUBSEQUENT EVENT

In April and May 2002, the Company sold in a private placement an aggregate of 760,833 shares of Common stock for $570,625 pursuant to a private placement commenced in February 2002.



                                     -F-55-

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite such adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the Delaware General Corporation Law further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its Certificate of Incorporation, and I-trax's Certificate of Incorporation contains such a provision, to the effect that, subject to certain exceptions, a director of a Delaware corporation is not personally liable to the corporation or its stockholders for monetary damages for a breach of his fiduciary duty as a director.


I-trax's bylaws also provide that I-trax shall indemnify its directors and officers and, to the extent permitted by the Board of Directors, I-trax's employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, I-trax's bylaws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any of the Company's directors, officers, employees or agents arising out of their capacity as such.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by I-trax in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:


         SEC registration fee                                   $  643
         Printing and engraving expenses                         2,500
         Accounting fees and expenses                            4,500
         Attorneys' fees and expenses                            4,500
         Transfer agent's fees and expenses                      1,500
         Miscellanies                                              857

                  Total:                                      $ 14,500





ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         On July 1, 1999, we issued an aggregate of 685,000 shares of our common stock to certain individuals in lieu of salary and compensation for services. In issuing such shares, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         On July 15, 1999, we sold an aggregate of 4,000,000 shares of our common stock to certain stockholders at a per share price of $.10, for an aggregate consideration of $400,000 to raise working capital. In issuing such shares, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.


         On November 30, 1999, we sold an aggregate of 220,000 shares of our common stock to certain individuals at a per share price of $.50, for an aggregate consideration of $110,000 to raise working capital. In issuing such shares, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.


         On September 3, 1999, we issued to Member-Link 3,000,000 shares of our common stock and to certain executive officers of Member-Link an aggregate of 2,000,000 shares of our common stock as consideration for the execution and delivery by Member-Link of a license agreement, a management services agreement and a technical services agreement and as consideration for certain key Member-Link executives performing services in connection with such agreements. The 3,000,000 shares issued to Member-Link were subsequently cancelled effective as of December 30, 1999 pursuant to the terms of the merger of Member-Link with and into Health Management. The aggregate consideration deemed received by the executives of Member-Link in this transaction was $250,000. In issuing such shares, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of December 30, 1999, Member-Link merged with and into Health Management pursuant to a Merger Agreement dated as of December 14, 1999. In the merger, we issued an aggregate of 7,771,841 shares (as adjusted) of our common stock. Furthermore, 3,000,000 shares of our common stock held of record by Member-Link were cancelled. As a further consequence of the merger, each of the license agreement, the technical services agreement and management services agreement between Health Management and Member-Link were cancelled. In issuing the shares in this merger, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         On February 20, 2000, we completed the sale of 1,830,000 shares of our common stock for an aggregate consideration of $1,830,000, at a price of $1.00 per share, in a series of closings pursuant to a private placement to accredited investors. We used the proceeds of this private placement, with the exception of a portion of the proceeds used to cover related expense, for working capital. In issuing the shares in this private placement, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed with a Form D with the Securities and Exchange Commission in connection with the issuance of our shares in this private placement.


         From May 2000 through November 12, 2000, we issued 905,000 shares our common stock to accredited investors for an aggregate consideration of $1,810,000 at a price of $2.00 per share. We used the funds raised in this private placement, with the exception of a portion of the proceeds used to cover related expense, for working capital. In issuing the shares in this private placement, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed with the Securities and Exchange Commission a Form D in connection with the issuance of our shares in this private placement.

         Effective as of December 29, 2000, we issued to each of Frank A. Martin, our Chief Executive Officer, and Gary Reiss, a Member of our Office of the President, 250,000 shares of our common stock pursuant to a Promissory Note and Pledge Agreement for an aggregate principal amount of $499,750. The per share purchase price for these shares was $2.00. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. The principal amount of each Promissory Note and Pledge Agreement accrues interest an annual rate of 5.87%. The principal and interest on each Promissory Note and Pledge Agreement was payable in five annual installments of principal and interest beginning on December 29, 2001. Furthermore, in the event these officers were performing their duties adequately and were accomplishing our goals, our Compensation Committee would have an option to waive and forgive any of the annual payments of principal and interest in lieu of granting to such officers a cash bonus. This transaction was rescinded in 2001.

         From November 2000 through May 2001, we completed an offering of convertible promissory notes and stock purchase warrants to accredited investors. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. The convertible promissory notes had a maturity date of one year from the date of issue and accrue interest at 8% per annum with a default rate of 12% per annum. The principal amount of, and accrued and unpaid interest under, the convertible promissory notes were convertible into our common stock. The stock purchase warrants grant holders a right to purchase 1 shares of our common stock for each $1 in original principal amount of convertible promissory notes. The initial conversion price of the convertible promissory notes and the exercise price of the stock purchase warrants were $2 per share, subject, in each case, to full-ratchet anti-dilution adjustment in the event of a subsequent offering with an effective per share price of less than $2. An individual and an affiliated fund, which collectively purchased convertible promissory notes with an aggregate principal amount of $1,000,000, led this private placement. In addition, $250,000 previously advanced to us by Frank A. Martin, our Chief
Executive Officer, and $250,000 previously advanced to us by Gary Reiss, a Member of our Office of the President, in each case in October 2000, was converted into this offering. As of June 30, 2001 we raised a total of $2,200,000 pursuant to this offering. We filed a Form D with the Securities and Exchange Commission in connection with the issuance the convertible promissory notes and stock purchase warrants.


         We acquired iSummit effective as of February 7, 2001 in an exchange transaction pursuant to a Contribution and Exchange Agreement dated as of September 22, 2000, as amended. We issued a total of 4,222,500 shares of our common stock to acquire iSummit. Effective as of December 31, 2001, this number of shares was reduced to 2,933,316 shares on account of post-closing adjustments to the purchase price. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. All iSummit members are accredited investors. We filed a Form D with the Securities and Exchange Commission in connection with the issuance of our common stock in this transaction.


         On June 25, 2001 and pursuant to an Exchange Agreement dated May 14, 2001, the holders of the convertible promissory notes, including Mr. Martin, our Chief Executive Officer, and Mr. Reiss, a Member of our Office of the President, agreed to exchange the principal amount of such promissory notes and interest accrued thereon through May 15, 2001 in the aggregate amount of $2,280,157 for our common stock at the exchange price of $.50 per share. As consideration for the exchange, we reset the exercise price of the warrants to acquire 2,200,000 shares of our common stock, originally issued together with the convertible promissory notes, to $.50 per share. Accordingly, we issued a total of 4,560,314 shares of our common stock in the exchange. In undertaking this exchange, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         In the first and second quarters of 2001, Mr. Martin, our Chief Executive Officer, loaned us $515,000 to fund our working capital deficiency. Of this amount, we repaid $240,000 in June 2001. On June 25, 2001, Mr. Martin exchanged the outstanding portion of the loan in the amount of $275,000, and interest thereon in the amount of $9,163, for common stock at the exchange price of $.50 per share. We issued 568,324 shares of our common stock in this exchange. In addition, we issued Mr. Martin a stock purchase warrants to acquire 515,000 shares of our common stock at an exercise price of $.50 per share as consideration for the loan. The terms of this exchange transaction and warrant issuance, including the exchange price and the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction we closed on June 25, 2001 and described above. In undertaking this offering, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         In the first and second quarters of 2001, Mr. Reiss, a member of our Office of the President, loaned us $240,000 to fund our working capital deficiency. We repaid this amount in June 2001. On June 25, 2001, as consideration for the loan, we issued Mr. Reiss stock purchase warrants to acquire 240,000 shares of our common stock at an exercise price of $.50 per share. The terms of the warrant issuance, including the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction we closed on June 25, 2001 and described above. In undertaking this offering, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.


         On March 2, 2001, we entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with a group of investors led by the Psilos Group, pursuant to which the Psilos Group agreed, among other things, to loan us up to $1,000,000. The Psilos Group included Nantucket Ventures, a venture fund managed by Mr. Martin, our Chief Executive Officer. As consideration, we granted the Psilos Group warrants to acquire 2.632 shares of our common stock at $.10 per share for each $1 of the face amount of the loan. The loan bears interest at 8% per annum, with a default rate of 12% per annum, and is due five years from original date of issuance. The Psilos Group funded $692,809 of the $1,000,000 and received warrants to purchase 1,823,474 shares of our common stock. Of such total amounts, Nantucket Ventures funded $75,000 and received warrants to purchase 197,400 shares of our common stock. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. All Psilos Group investors are accredited investors. Effective as of January 4, 2002, all Psilos Group investors exercised their warrants using a cashless exercise feature and received an aggregate of 1,701,584 shares of our common stock.

         In May 2001, we issued 9,000 shares of our common stock to an investment banker, representing a portion of such banker's fees. The investment banker is an accredited investor. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.


         Effective as of June 25, 2001, we completed a private placement of 2,200,000 shares of our common stock at $.50 to two investors, yielding to us a total of $1,100,000. As consideration for completing the private placement, we issued to the participating investors stock purchase warrants to purchase 1 one share of common stock for each $2 invested in this private placement at an exercise price of $1.00 per share. We issued warrants to acquire a total of 550,000 shares of our common stock. Both participants in the private placement are accredited investors. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We a Form D with the Securities and Exchange Commission in connection with the issuance of our common stock in this transaction.

         Effective as of July 13, 2001, we issued 107,560 shares of our common stock to an investment banker. We issued these shares in satisfaction of accrued consulting fees of $76,798. For purposes of this issuance, each shares of our common stock was valued at $.71 per share. We also granted the investment banker a five year warrant to purchase up to 180,000 shares of our common stock at a per share price of $.75. The investment banker is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.



         Effective as of September 30, 2001, we issued 10,973 shares of our common stock to a consultant. These shares were issued in satisfaction of accrued consulting fees of $21,946. For purposes of this issuance, we valued our common stock at $2.00 per share. The consultant is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         In October 2001, we initiated a private placement of up to 6,000,000 shares of our common stock to accredited investors at $.50 per share, seeking to raise approximately $2,500,000 in cash and to convert into common stock approximately $500,000 accrued on account of services rendered to us by certain of our consultants and vendors. As of December 31, 2001, we sold 3,901,000 shares, yielding to us $1,950,500, issued 784,975 shares in exchange for previously rendered services and issued 669,000 shares in exchange for surrender of debt held by the our Chief Executive Officer and a member of our Office of the President. During the month of January 2002, we sold an additional 110,000 shares, yielding to us $55,000. We closed the private placement on January 31, 2002. We used the funds raised in this private placement, with the exception of a portion of the proceeds used to cover related expense, to fund our operations. In issuing shares in this private placement, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed with the Securities and Exchange Commission a Form D in connection with the issuance of our shares in this private placement.

         Beginning in November 2000, in an effort to conserve cash, I-trax established a salary deferment program whereby certain executive officers, including Messrs. Martin and Reiss, and other employees agreed to defer all or a portion of their salaries. To induce employees to participate in the salary deferment program we agreed to pay interest at the rate of 8% per annum on the deferred salary. In addition, I-trax promised participating employees that they would receive (a) an option to convert deferred salary into equity on the same basis as third-party investors in I-trax and (b) "coverage warrants" to the extent such were granted to third-party investors while participating employees were deferring pay. I-trax ended the salary deferment program on December 31, 2001. As of December 31, 2001, I-trax accrued $1,038,876 on account of deferred salaries and interest thereon. Certain participating employees, including Messrs. Martin and Reiss, agreed to exchange a total of $814,595 of accrued salary, together with interest thereon, for warrants to acquire 2,327,415 shares of our common stock with an exercise price of $0.15 per share. The number of warrants issued to each employee electing to surrender accrued salary was calculated by dividing such employee's total accrued salary and interest thereon by $0.35. Accordingly, if an employee elected to exchange accrued salary for warrants and later exercised these warrants, the effective per share price for the shares of our common stock that such employee would receive would be $.50. The price of $.50 per share was intended to equal the price per share paid by third-party investors purchasing our common stock in several private placements we completed in 2001. I-trax also granted the participating employees warrants to acquire an aggregate of 710,983 shares of common stock at an exercise price of $.50 per share and warrants to acquire an aggregate of 102,073 shares of common stock at an exercise price of $1.00 per share. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001. In undertaking these private placements, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         Effective as of December 31, 2001, Mr. Martin, our Chief Executive Officer, exercised 470,066 warrants by surrendering to us for cancellation a portion of a loan in the amount of $70,510 payable by us to Mr. Martin. I-trax issued the warrants to Mr. Martin as part of I-trax's salary deferment program described above. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act.





         In the third and fourth quarters of 2001, Mr. Reiss, a member of our Office of the President, loaned us $296,000, Mr. Martin, our Chief Executive Officer, loaned us $280,000, and Alan Sakal, our Senior Vice President, loaned us $100,000, in each case, to fund our working capital deficiency. We repaid Mr. Sakal's loan in January 2002. On December 20, 2001, as consideration for the loans, we issued Messrs. Reiss, Martin and Sakal stock purchase warrants to acquire 148,000 shares, 140,000 shares and 50,000 shares of our common stock, respectively, at an exercise price of $1.00 per share. The terms of the warrant issuance, including the calculation of the number of warrants granted, were intended to be identical to those applicable to the warrants issued in connection with our private placement of $1,100,000 of our common stock and warrants on June 25, 2001 and described above. In undertaking this offering, I-trax relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.




         Effective January 4, 2002, four institutional investors and one employee exercised warrants using a "cashless" feature of the warrants, and upon this exercise received 1,753,486 shares of our common stock. The shares of our common stock were valued at $1.496 for purposes of the warrants' "cashless" feature. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         We acquired WellComm effective as of February 6, 2002 in a two-step merger transaction pursuant to a Merger Agreement dated as of January 28, 2002, as amended. We issued a total of 7,440,000 shares of our common stock to acquire WellComm. We recorded an accounting expense of $1.31 per share in connection with this issuance. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         Effective February 4, 2002, we sold a 6% senior convertible debenture, initially convertible into 2,000,000 shares of our common stock at a conversion price of $1.00 per share, and a warrant to acquire 1,538,461 shares of our common stock, at an exercise price of $1.10 per share, to an institutional investor. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act.

         As of March 31, 2002, we sold 1,899,999 shares of common stock at $.75 per share pursuant to a private placement initiated on February 7, 2002. All participants were accredited investors. In undertaking this offering, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder. We filed a Form D with the Securities and Exchange
Commission in connection with the issuance of our common stock in this transaction.

         Effective as of March 20, 2002, we issued 75,000 shares of our common stock to two companies as consideration for investor relations services. We recorded an accounting expense of $1.10 per share in connection with this issuance. The companies are accredited investors. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of March 20, 2002, we issued 31,000 shares of our common stock and a warrant to acquire 200,000 shares of our common stock to an investment banker as consideration for services rendered in connection with the WellComm financing. For purposes of this issuance, each issued share of our common stock was valued at $1.31 per share. The exercise price under the warrant is $1.00 per share. The investment banker is an accredited investor. In undertaking this issuance, we relied on an exemption from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

         Effective as of March 20, 2002, we issued 80,000 shares of our common stock to an employee as consideration for services rendered in connection with the WellComm acquisition. For purposes of this issuance, each issued share of our common stock was valued at $1.31 per share. In undertaking this issuance, we relied on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

     NUMBER         EXHIBIT TITLE
     ------         -------------

     2.1 Agreement and Plan of Merger dated December 14, 1999 between I-Trax.com, Inc. and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 2.1 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     2.2 Form of Agreement and Plan of Merger by and among I-Trax.com, Inc., I-trax, Inc. and I-Trax.com Acquisition Co. (Exhibit A to the prospectus incorporated in I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     2.3 Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     2.4 Amendment dated as of February 5, 2002 to Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     3.1 Certificate of Incorporation of I-trax, Inc. filed September 15, 2000 (Incorporated by reference to Exhibit 3.1 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)


     3.2 Certificate of Amendment to Certificate of Incorporation of I-trax, Inc. filed June 4, 2001. (Incorporated by reference to Exhibit 3.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)





     3.3            Bylaws of I-trax, Inc. (Incorporated by reference to Exhibit
                    3.2 to I-trax, Inc.'s Registration Statement on Form S-4, Amendment No.1, Registration No. 333-48862.)

     4.1 Form of Common stock certificate of I-trax, Inc.'s common stock. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)


     4.2 6% Convertible Senior Debenture dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     5.1*           Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

     10.1 Office Lease dated October 22, 1999 by and between Reston Plaza I & II, LLC and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 10.3 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)


     10.2 Amendment Office Lease (Relocation) made as of January 31, 2002 by and between TMT Reston I & II, Inc. (as successor to Reston Plaza I & II, LLC) and I-trax Health Management Solutions, Inc. (as successor to Member-Link Systems, Inc.). (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

     10.3 Lease Agreement dated April 10, 2000 between I-Trax.com, Inc. and OLS Office Partners, L.P. (Incorporated by reference to Exhibit 10.1 to I-Trax.com, Inc.'s Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

     10.4 Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners LLC (d/b/a MyFamilyMD), and Stuart Ditchek,
                    A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to Exhibit 10.7 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.5 Side Letter Agreement dated September 22, 2000 to the Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners, LLC (d/b/a MyFamilyMD), and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to Exhibit 10.8 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.6 Amendment, effective as of February 7, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek,
                    A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 22, 2001.)


     10.7 Amendments, effective as of December 31, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek,
                    A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.7 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)


     10.8 Employment Agreement dated November 29, 1999 between I-Trax.com, Inc. and Michael O'Connell, M.D. (Incorporated by reference to Exhibit 10.13 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.9 Employment Agreement dated June 1, 1999 between Member-Link Systems, Inc. and Hans C. Kastensmith. (Incorporated by reference to Exhibit 10.14 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.10 Employment Agreement entered into on September 28, 2000, effective as of January 1, 2000 between I-Trax.com, Inc. and David C. McCormack. (Incorporated by reference to Exhibit
                    10.15 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.11          I-Trax.com, Inc. 2000 Equity Compensation Plan.
                    (Incorporated by reference to Exhibit 10.16 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.12 I-trax, Inc. 2001 Equity Compensation Plan. (Incorporated by reference to Attachment to I-trax's 2001 Preliminary Proxy Statement on Schedule 14A, filed on April 20, 2001.)


     10.13 Employment Agreement effective as of December 29, 2000 between I-Trax.com, Inc. and Frank A. Martin. (Incorporated by reference to Exhibit 10.17 to I-Trax.com, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

     10.14 Employment Agreement effective as of December 29, 2000 between I-Trax.com, Inc. and Gary Reiss. (Incorporated by reference to Exhibit 10.19 to I-Trax.com, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)


     10.15 Amended and Restated Promissory Note and Warrant Purchase Agreement dated as of March 2, 2001 among I-trax, Inc. and the Lenders (as defined therein) including form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit A and form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit B. (Incorporated by reference to Exhibit 10.21 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

     10.16 Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     10.17 Registration Rights Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)


     10.18 Warrant to Purchase Common stock of I-trax, Inc. dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit
                    10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)


     10.19 Registration Rights Agreement dated as of February 5, 2002 by and among I-trax, Inc., and John Blazek, as an attorney-in-fact, for each stockholder of WellComm Group, Inc. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.20 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and John Blazek. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.21 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Carol Rehtmeyer. (Incorporated by reference to Exhibit 10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.22 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Jane Ludwig. (Incorporated by reference to Exhibit 10.4 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)


     10.23* Lease Agreement dated May 28, 2002, between I-trax, Inc. and F & J Enterprises, Inc. dba Bedford Plaza.

     21             Subsidiaries of I-trax, Inc. (Incorporated by reference to
                    Exhibit 21 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on April 4, 2002.)


     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP. (Included in Exhibit 5.1.)


     23.2*          Consent of PricewaterhouseCoopers LLP.

     23.3*          Consent of Lutz & Company, P.C.


     24             Power of Attorney. (Included in signature page.)

     _____________________________


     * Filed with this amendment to this registration statement.

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Amendment No. 1 to Registration Statement on Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Philadelphia, Commonwealth of Pennsylvania on July 10, 2002.


                                     I-TRAX, INC.

                                     By: /s/  Frank A. Martin
                                         ---------------------------------------
                                         Frank A. Martin, Chairman and
                                         Chief Executive Officer

                                     By: /s/  Anthony Tomaro
                                         ---------------------------------------
                                         Anthony Tomaro, Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement on Form SB-2 report was signed by the following persons in the capacities and on the dates stated.



Signature                   Title                                  Date
---------                   -----                                  ----

/s/  Frank A. Martin        Chairman, Chief Executive Officer,     July 10, 2002
--------------------------- President and Director
Frank A. Martin

*                           Director                               July 10, 2002
--------------------------
Carol Rehtmeyer

*                           Director                               July 10, 2002
--------------------------
John Blazek

*                           Director                               July 10, 2002
--------------------------
Hans Kastensmith

*                           Director                               July 10, 2002
--------------------------
David R. Bock

*                           Director                               July 10, 2002
--------------------------
Philip D. Green

*                           Director                               July 10, 2002
--------------------------
Dr. Craig A. Jones

*                           Director                               July 10, 2002
--------------------------
Dr. Michael M.E. Johns

*                           Director                               July 10, 2002
--------------------------
Dr. Arthur N. Leibowitz

*                           Director                               July 10, 2002
--------------------------
John R. Palumbo

*                           Director                               July 10, 2002
--------------------------
William S. Wheeler

*    By: /s/ Frank A. Martin, Frank A. Martin, Attorney-in-Fact

                                  EXHIBIT INDEX

     NUMBER         EXHIBIT TITLE
     ------         -------------

     2.1 Agreement and Plan of Merger dated December 14, 1999 between I-Trax.com, Inc. and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 2.1 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     2.2 Form of Agreement and Plan of Merger by and among I-Trax.com, Inc., I-trax, Inc. and I-Trax.com Acquisition Co. (Exhibit A to the prospectus incorporated in I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     2.3 Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     2.4 Amendment dated as of February 5, 2002 to Merger Agreement dated as of January 28, 2002 by and among I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc., John Blazek and Carol Rehtmeyer. (Incorporated by reference to Exhibit 2.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     3.1 Certificate of Incorporation of I-trax, Inc. filed September 15, 2000 (Incorporated by reference to Exhibit 3.1 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     3.2 Certificate of Amendment to Certificate of Incorporation of I-trax, Inc. filed June 4, 2001. (Incorporated by reference to Exhibit 3.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

     3.3            Bylaws of I-trax, Inc. (Incorporated by reference to Exhibit
                    3.2 to I-trax, Inc.'s Registration Statement on Form S-4, Amendment No.1, Registration No. 333-48862.)

     4.1 Form of Common stock certificate of I-trax, Inc.'s common stock. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

     4.2 6% Convertible Senior Debenture dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 4.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     5.1*           Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

     10.1 Office Lease dated October 22, 1999 by and between Reston Plaza I & II, LLC and Member-Link Systems, Inc. (Incorporated by reference to Exhibit 10.3 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.2 Amendment Office Lease (Relocation) made as of January 31, 2002 by and between TMT Reston I & II, Inc. (as successor to Reston Plaza I & II, LLC) and I-trax Health Management Solutions, Inc. (as successor to Member-Link Systems, Inc.). (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

     10.3 Lease Agreement dated April 10, 2000 between I-Trax.com, Inc. and OLS Office Partners, L.P. (Incorporated by reference to Exhibit 10.1 to I-Trax.com, Inc.'s Quarterly Report Form 10-QSB for the quarter ended June 30, 2000.)

     10.4 Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners LLC (d/b/a MyFamilyMD), and Stuart Ditchek,
                    A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to Exhibit 10.7 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.5 Side Letter Agreement dated September 22, 2000 to the Contribution and Exchange Agreement dated as of September 22, 2000 by and among I-Trax.com, Inc., I-trax, Inc., iSummit Partners, LLC (d/b/a MyFamilyMD), and Stuart Ditchek, A. David Fishman, and Granton Marketing Nederland BV. (Incorporated by reference to Exhibit 10.8 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.6 Amendment, effective as of February 7, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek,
                    A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 22, 2001.)

     10.7 Amendments, effective as of December 31, 2001, to the Contribution and Exchange Agreement by and among I-Trax.com, Inc. and I-trax, Inc., on the one hand, and Stuart Ditchek,
                    A. David Fishman, Granton Marketing Nederland BV and iSummit Partners, LLC (d/b/a MyFamilyMD), on the other hand, dated as of September 22, 2000. (Incorporated by reference to Exhibit 10.7 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed on April 4, 2002.)

     10.8 Employment Agreement dated November 29, 1999 between I-Trax.com, Inc. and Michael O'Connell, M.D. (Incorporated by reference to Exhibit 10.13 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.9 Employment Agreement dated June 1, 1999 between Member-Link Systems, Inc. and Hans C. Kastensmith. (Incorporated by reference to Exhibit 10.14 to I-Trax.com, Inc.'s Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.10 Employment Agreement entered into on September 28, 2000, effective as of January 1, 2000 between I-Trax.com, Inc. and David C. McCormack. (Incorporated by reference to Exhibit
                    10.15 to I-trax, Inc.'s Registration Statement on Form S-4, Registration No. 333-48862.)

     10.11          I-Trax.com, Inc. 2000 Equity Compensation Plan.
                    (Incorporated by reference to Exhibit 10.16 to I-Trax.com's Registration Statement on Form 10-SB, Registration No. 000-30275.)

     10.12 I-trax, Inc. 2001 Equity Compensation Plan. (Incorporated by reference to Attachment to I-trax's 2001 Preliminary Proxy Statement on Schedule 14A, filed on April 20, 2001.)

     10.13 Employment Agreement effective as of December 29, 2000 between I-Trax.com, Inc. and Frank A. Martin. (Incorporated by reference to Exhibit 10.17 to I-Trax.com, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

     10.14 Employment Agreement effective as of December 29, 2000 between I-Trax.com, Inc. and Gary Reiss. (Incorporated by reference to Exhibit 10.19 to I-Trax.com, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

     10.15 Amended and Restated Promissory Note and Warrant Purchase Agreement dated as of March 2, 2001 among I-trax, Inc. and the Lenders (as defined therein) including form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit A and form of Stock Purchase Warrant issued to Lenders attached thereto as Exhibit B. (Incorporated by reference to Exhibit 10.21 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 2, 2001.)

     10.16 Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     10.17 Registration Rights Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     10.18 Warrant to Purchase Common stock of I-trax, Inc. dated February 4, 2002 issued by I-trax, Inc. to Palladin Opportunity Fund LLC. (Incorporated by reference to Exhibit
                    10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 8, 2002.)

     10.19 Registration Rights Agreement dated as of February 5, 2002 by and among I-trax, Inc., and John Blazek, as an attorney-in-fact, for each stockholder of WellComm Group, Inc. (Incorporated by reference to Exhibit 10.1 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.20 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and John Blazek. (Incorporated by reference to Exhibit 10.2 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.21 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Carol Rehtmeyer. (Incorporated by reference to Exhibit 10.3 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.22 Employment Agreement dated as of February 5, 2002 between I-trax Health Management Solutions, Inc. and Jane Ludwig. (Incorporated by reference to Exhibit 10.4 to I-trax, Inc.'s Current Report on Form 8-K, filed on February 20, 2002.)

     10.23* Lease Agreement dated May 28, 2002, between I-trax, Inc. and F & J Enterprises, Inc. dba Bedford Plaza.

     21             Subsidiaries of I-trax, Inc. (Incorporated by reference to
                    Exhibit 21 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on April 4, 2002.)

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP. (Included in Exhibit 5.1.)

     23.2*          Consent of PricewaterhouseCoopers LLP.

     23.3*          Consent of Lutz & Company, P.C.

     24 Power of Attorney. (Included in signature of initial Registration Statement.)

*        Filed with this amendment.